As filed with the Securities and Exchange Commission on October 7, 2010
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-11 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

AMERICAN REALTY CAPITAL TRUST II, INC.
(Exact Name of Registrant as Specified in Its Governing Instruments)
405 Park Avenue New York, New York 10022 (212) 415-6500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Nicholas S. Schorsch AMERICAN REALTY CAPITAL TRUST II, INC. 405 Park Avenue New York, New York 10022 (212) 415-6500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
With a Copy to: Peter M. Fass, Esq. PROSKAUER ROSE LLP 1585 Broadway New York, New York 10036-8299 Tel: (212) 969-3000 Fax: (212) 969-2900

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐	Accelerated filer☐	Non-accelerated filer☒	Smaller reporting company☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share		$ 10.00	$1,499,999,995
Retail common stock, $0.01 par value per share	100,000,000 shares	$ 10.00	1,000,000,000
Institutional common stock, $0.01 par value per share	55,555,555 shares	$ 9.00	499,999,995
Distribution Reinvestment Plan common stock, $0.01 par value per share	25,000,000 shares(1)	$ 9.50	$237,500,000
Total			$1,737,499,995	$123,884
 (1)    Represents shares to be issued pursuant to distribution reinvestment plan. The offering price per share issuable pursuant to the distribution reinvestment plan is estimated for purposes of calculating the registration fee at $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the retail common stock and institutional common stock and the primary offering and our distribution reinvestment plan.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED OCTOBER 7, 2010 SUBJECT TO COMPLETION

AMERICAN REALTY CAPITAL TRUST II, INC.
$2,000,000 in the aggregate of retail shares of common stock and institutional shares common stock — minimum offering
$1,499,999,995 in the aggregate of retail shares of common stock and institutional shares of common stock— maximum offering

American Realty Capital Trust II, Inc. is a Maryland corporation formed on September 10, 2010 to acquire primarily freestanding, single-tenant retail properties net leased to investment grade and other creditworthy tenants. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our tax year ending December 31, 2011.

We are offering up to $1,499,999,995 shares of our common stock, consisting of up to 100,000,000 retail shares sold to the public through broker dealers and up to 55,555,555 institutional shares sold through registered investment advisors and broker dealers that are managing wrap or fee-based accounts (the “primary offering”).  The retail shares and the institutional shares shall be referred to in this prospectus collectively as the “common stock”.  The common stock will be offered on a “reasonable best efforts” basis through Realty Capital Securities, LLC, our dealer manager.  “Reasonable best efforts” means that our dealer manager is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to 25,000,000 shares of our common stock pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares we are offering between the retail shares and the institutional shares and between the primary offering and our distribution reinvestment plan.  Until the escrow agent has released investors’ funds to us upon the raising of the minimum offering amount and we have acquired our first property, the per share purchase price for the retail shares in the primary offering will be $10.00 and the per share purchase price for the institutional shares in the primary offering will be $9.00.  Following such date, the per share purchase price will vary daily.  The per share purchase price in the primary offering will be equal to the sum of our net asset value, or NAV, divided by the number of outstanding shares of our common stock as of the end of each business day prior to giving effect to any share purchases or redemptions to be effected on such day, plus applicable selling commissions. Throughout the offering period, the per share purchase price for shares purchased under the distribution reinvestment plan will be equal to NAV per share for investors who have purchased institutional shares and $9.50 for investors who have purchased in retail shares.

Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” beginning on page 24 of this prospectus for a discussion of the risks which should be considered in connection with your investment in our common stock, including:

•
We are a “blind pool” offering because we currently do not own any properties nor have we made any other real estate-related investments and we have not identified any properties or other real estate-related investments to acquire with the offering proceeds and we have no operating history or established financing sources.

•
Our investment policies permit us to invest in any type of commercial real estate, but we expect to focus on freestanding, single-tenant retail properties net leased to investment grade and other creditworthy tenants.

•
We are depending on our advisor to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.

•	No public market exists for our shares of common stock, nor may a public market ever exist.

•
There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, sponsor, dealer manager and our and their respective affiliates regarding compensation, investment opportunities and management resources. For example, we will pay substantial fees to our advisor and its affiliates, including fees based on NAV, which the advisor will be responsible for calculating.

•	We expect to maintain a target level of leverage of 40% to 50% of the aggregate fair market value of our properties (calculated once we have invested substantially all the proceeds of this offering).

•	Our investment objectives and strategies may be changed without stockholder consent.

•	We are obligated to pay substantial fees to our advisor, which may result in our advisor recommending riskier investments.

•
We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment if income on, or the value of, the property securing the debt falls.

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Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source. Until substantially all the proceeds from this offering are invested, we may use proceeds from this offering and financings to fund distributions until we have sufficient cash flow. There are no established limits on the amounts of net proceeds and borrowings that we may use to fund such distribution payments.

•	We are not yet a REIT and may be unable to qualify as a REIT, and if we do not qualify as a REIT our NAV and cash available for distributions may decrease.

•
The purchase price and redemption price for our shares will be based on NAV rather than a public trading market.  Our published NAV may not accurately reflect the liquidation value of our assets because valuation of properties is inherently subjective, and any potential disparity in our NAV may benefit redeeming or non-redeeming stockholders or purchasers of our shares.

•
The amount of shares that may be repurchased under our share repurchase plan is limited to approximately 25% of our NAV per annum. We may not have sufficient resources to satisfy all redemption requests because our assets will consist primarily of properties that cannot generally be readily liquidated. Further, our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. Therefore, our shares should be considered as having only limited liquidity.

Neither the Securities and Exchange Commission, or the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our common stock is not permitted.

Realty Capital Securities, LLC, our dealer manager, is our affiliate and will offer the shares on a reasonable best efforts basis. The retail shares will be offered through our dealer manager and other broker dealers, and the institutional shares will be offered through registered investment advisors and broker dealers who are managing wrap or fee-based accounts.  This offering will end no later than     , 2013, which is two years from the effective date of this offering.  If we have not sold all the shares within two years, we may continue the primary offering for an additional year under       , 2014.  If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We will deposit subscription payments in an escrow account held by the escrow agent, Wells Fargo Bank, National Association, or Wells Fargo, in trust for the subscriber’s benefit, pending release to us. A minimum of $2,000,000 of shares of common stock must be sold within one year following this offering or we will terminate this offering and promptly return your subscription payments with your pro rata share of the interest earned on such funds in accordance with the provisions of the escrow agreement. Subscription payments held in escrow will be placed in short-term, low risk, highly liquid, interest-bearing investments prior to our investments in real estate related assets. If a refund is made because of a failure to achieve the minimum offering, Realty Capital Securities, LLC will pay any escrow fees and no amounts will be deducted from the escrow funds. If we do achieve the minimum offering, we will return all interest earned on proceeds in the escrow account prior to achieving the minimum offering and completing our initial issuance of shares to subscribers.

PENNSYLVANIA INVESTORS:  The minimum closing amount is $2,000,000. Because the minimum closing amount is less than $50,000,000, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of the program subscriptions. We will not release any Pennsylvania proceeds for subscriptions from escrow until we have $75,000,000 in subscriptions.

	Per Share(1)		Minimum Offering(2)	Maximum Offering

Public offering price, primary retail shares		$10.00	$2,000,000	$1,000,000,000
Public offering price, primary institutional shares		$9.00	$0	$499,999,995
Selling commissions and dealer manager fee, retail shares (3)		$1.00	$200,000	$100,000,000
Selling commissions and dealer manager fee, institutional shares(4)		0	0	0
Proceeds, before expenses, to us	$		$1,800,000	$1,399,999,995

(1)
The price per share shown will apply until funds are released from escrow and we have acquired our first property.  Thereafter, the price per share will vary from day-to-day and will be based on our NAV per share. We reserve the right to reallocate the shares of common stock we are offering between the retail shares and the institutional shares and the primary offering and our distribution reinvestment plan.

(2)	For purposes of calculating the proceeds available to us pursuant to the minimum offering, we have assumed sales of $2,000,000 of retail shares and no institutional shares.

(3)
Selling commissions and the dealer manager fee are paid only for retail shares offered on a reasonable best efforts basis and will equal 7% and 3% of aggregate gross proceeds, respectively. Each are payable to our dealer manager. Selling commissions will be reduced in connection with sales of certain minimum numbers of retail shares, see the section entitled “Plan of Distribution — Volume Discounts” in this prospectus.

(4)
We will not pay any up front selling commissions or dealer manager fees out of the price per share of institutional shares sold in this offering.  We will pay our dealer manager an asset-based platform fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (a) the number of shares of our institutional common stock outstanding each day during such month (other than shares issued under our distribution reinvestment plan), multiplied by (b) 1/365th of 0.70% of our NAV per institutional share during such day.  Our dealer manager may re-allow a portion of this fee to participating broker dealers.

Prospectus dated       , 2011

INVESTOR SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

In order to purchase shares in this offering, you must:

•	Meet the applicable financial suitability standards as described below; and

•	purchase at least the minimum number of shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•	minimum net worth of at least $250,000; or

•	minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

The minimum purchase is $2,500. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs if each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of $70,000 and a minimum net worth of $70,000.

Kentucky

•
Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington

•
Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident’s net worth.

Tennessee

•	In addition to the general suitability requirements described above, investors’ maximum investment in our shares and our affiliates shall not exceed 10% of the resident’s net worth.

Kansas

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In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

i

Missouri

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In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

California

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In addition to the general suitability requirements described above, investors’ maximum investment in our shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).

Alabama and Mississippi

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In addition to the general suitability requirements described above, shares will only be sold to Alabama and Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Because the minimum offering of our common stock is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Pennsylvania investors is $75,000,000.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Internal Revenue Code should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for 6 years.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or the “USA PATRIOT Act”, the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•
a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September __, 2001;

•
subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed under the heading “Risk Factors” below. We do not undertake publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

AMERICAN REALTY CAPITAL TRUST II, INC.

TABLE OF CONTENTS

Page

Investor Suitability Standards	i
Restrictions Imposed by the USA Patriot Act and Related Acts	iii
Cautionary Note Regarding Forward-Looking Statements	iv
Prospectus Summary	1
Risk Factors	20
Estimated Use of Proceeds	46
Market Overview	48
Management	51
Management Compensation	64
Principal Stockholders	71
Conflicts of Interest	72
Investment Strategy, Objectives and Policies	78
Valuation Policies	90
Competition	92
Selected Financial Data	93
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	94
Prior Performance Summary	97
Material U.S. Federal Income Tax Considerations	101
Investment by Tax-Exempt Entities and ERISA Considerations	115
Description of Securities	120
Distribution Reinvestment Plan	127
Share Repurchase Program	130
Summary of our Organizational Documents	132
Summary of our Operating Partnership Agreement	138
Plan of Distribution	144
How to Subscribe	150
Sales Literature	151
Reports to Stockholders	151
Litigation	153
Privacy Policy Notice	153
Legal Matters	153
Experts	153
Electronic Delivery of Documents	153
Where You Can Find Additional Information	153
Index to the Financial Statements of American Realty Capital Trust II, Inc.	F-1

v

PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, the term “prospectus” refers to this prospectus as amended and supplemented. This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock

What is American Realty Capital Trust II, Inc.?

American Realty Capital Trust II, Inc. is a newly organized Maryland corporation, incorporated on September 10, 2010 that intends to qualify as a REIT beginning in the taxable year ending December 31, 2011. We expect to use substantially all the net proceeds of this offering to acquire primarily freestanding, single-tenant retail properties net leased to investment grade and other creditworthy tenants. In the current market environment, we believe it is possible to buy high-quality retail real estate properties at a discount to replacement cost and with significant potential for appreciation. We may purchase properties or make other real estate investments that relate to these types of properties. Other real estate investments may include real estate debt and equity, including securities, in other real estate entities. We expect our real estate debt originations and investments to be focused on first mortgage loans, but they also may include real estate-related bridge loans and mezzanine loans. We do not plan to acquire undeveloped land or develop new real estate. We also do not intend to invest in assets located outside of the United States and the Commonwealth of Puerto Rico.

We are the seventh publicly offered REIT sponsored by American Realty Capital, after American Realty Capital Trust, Inc., or ARCT, a Maryland corporation organized on August 17, 2007, which qualified as a REIT beginning with the taxable year ended December 31, 2008, American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation organized on October 6, 2009, Phillips Edison —  ARC Shopping Center REIT, Inc., or PEARC, a Maryland corporation organized on October 13, 2009, Business Development Corporation of America, Inc., or Business Development Corporation, a Maryland corporation organized on May 5, 2010, American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation organized on July 29, 2010 and American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation organized on August 23, 2010. For additional information concerning these other American Realty Capital-sponsored REITs, please see the section in this prospectus entitled “Conflicts of Interest”.

Our executive offices are located at 405 Park Avenue, New York, New York 10022. Our telephone number is 212-415-6500, our fax number is 212-421-5799 and the e-mail address of our investor relations department is investorservices@americanrealtycap.com. Additional information about us and our affiliates may be obtained at www.americanrealtycap.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

What are your investment objectives?

Our primary investment objectives are:

•	Preserve and protect capital;

•	Provide attractive and stable cash distributions; and

•	Increase the value of assets in order to general capital appreciation.

We plan to implement our investment objectives as follows:

•	Free-Standing, Single Tenant Retail Properties — Buy primarily freestanding, single-tenant retail properties net leased to investment grade and other creditworthy tenants;

•	Long-Term Leases — Acquire long term leases with minimum, non-cancelable remaining lease terms of ten or more years;

•
Low Leverage — Finance our portfolio opportunistically at a target leverage level of not more than 50% loan-to-value (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering);

•	Diversified Portfolio — Assemble a well diversified portfolio based on geography, tenant diversity, lease expirations, and other factors;

•	Monthly Distributions — Pay distributions monthly, covered by funds from operations;

•	Exit Strategy — We expect to sell our assets, sell or merge our company, or list our company within three to six years;

•	Maximize Total Returns — Maximize total returns to our shareholders through a combination of realized appreciation and current income.

What is the experience of your investment team?

Our real estate team is led by seasoned professionals who have institutional experience investing through various real estate cycles. Each of our chief executive officer, president, chief investment officer and chief operating officer has more than 20 years of real estate experience. In addition, our chief financial officer has nine years of real estate experience and our secretary has six years of real estate experience. We believe a number of factors differentiate us from other non-traded REITs, including our property type focus, our lack of legacy issues, our opportunistic buy and sell strategy, and our institutional management team.

What is a REIT?

In general, a real estate investment trust, or REIT, is a company that:

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management;

•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

•	makes an election to be treated as a REIT for U.S. federal income tax purposes;

•	pays distributions to each investor of at least 90% of its taxable income (excluding net capital gain) determined without regard to the deduction for dividends paid; and

•
avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income taxes and excise taxes on its net income distributed to stockholders, provided certain income tax requirements are satisfied.

How is an investment in shares of your common stock different from listed REITs?

Shares of REITs listed on a national securities exchange generally fluctuate in value with the stock market as a whole. We do not intend to list our shares for trading on a national securities exchange, and an investment in our common stock generally differs from listed REITs because: (1) the price of shares of listed REITs are determined by the public market, which may cause a company’s stock price to fluctuate based on factors such as supply and demand, economic preferences and other market forces, while the daily per share NAV of our common stock is based directly on the fair value of our investments; and (2) industry benchmarks that track the value of direct, unlisted investments in real estate properties as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as stocks and bonds. Utilizing lower correlated assets in a long-term investment portfolio can increase portfolio efficiency and generate higher total returns while decreasing overall risk, according to various academic and empirical studies.

What is the difference between the retail shares and institutional shares of common stock being offered?

We are offering two classes of shares of our common stock, retail shares and institutional shares in this offering. The difference between the shares relates to selling commissions and fees and expenses. Specifically, we will not pay any selling commissions or dealer manager fees for institutional shares. In addition, we will pay a platform fee for institutional shares. See "Description of Securities" and "Plan of Distribution" for additional discussion of the differences between retail shares and institutional shares.

Retail shares are available to the general public. Institutional shares are available only through registered investment advisors and broker dealers who are managing wrap or fee-based accounts. You should consult with your financial advisor to determine your account type and eligibility to purchase each class of shares. If you are eligible to purchase both classes of shares, you should consider the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees payable for each class of shares and whether you qualify for any selling commission discounts if you elect to purchase retail shares.

Who is your advisor and what will its responsibilities be?

American Realty Capital Advisors, LLC, a Delaware limited liability company, is our external advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor’s responsibilities include, but are not limited to, identifying potential investments, evaluating potential investments, making investments, asset management, asset dispositions, financial reporting, regulatory compliance, investor relations and other administrative functions on our behalf. Our advisor is an affiliate of American Realty Capital and may contract with third parties or affiliates of American Realty Capital to perform or assist with these functions. Our advisor is a recently organized limited liability company that was formed in the State of Delaware on September 10, 2010, and it has no operating history or experience managing a public company.

What is the experience of your sponsor?

American Realty Capital II, LLC, a Delaware limited liability company, which is directly or indirectly controlled by Nicholas S. Schorsch and William M. Kahane, controls our advisor and is our sponsor. Both of these individuals are executive officers of ARCT, a non-traded public REIT that focuses on acquiring a diversified portfolio of freestanding, single-tenant retail and commercial properties that are net leased to investment grade and other creditworthy tenants, NYRR, a non-traded public REIT that focuses on acquiring quality income-producing properties located in the New York metropolitan area, primarily in New York City, ARC RCA, a non-traded public REIT that focuses on acquiring existing anchored, stabilized core retail properties, including power centers, lifestyle centers and grocery-anchored shopping centers, and ARC HT, a non-traded public REIT that focuses on acquiring a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. Our sponsor wholly owns our advisor. American Realty Capital II, LLC owns 100% of the interests in American Realty Capital Trust II Special Limited Partner, LLC, a Delaware limited liability company, which also is a special limited partner of our operating partnership.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have five directors, Nicholas S. Schorsch, William M. Kahane, ___________, ___________, and ______________. Each of the latter three directors is independent of our advisor, American Realty Capital Advisors II, LLC. Each of our executive officers and Messrs. Schorsch and Kahane are affiliated with our advisor. Our charter, which requires that a majority of our directors be independent of us, our sponsor, our advisor or any of our or their affiliates, provides that our independent directors will be responsible for reviewing the performance of our advisor and must approve certain other matters set forth in our charter. See the section entitled “Conflicts of Interest — Certain Conflict Resolution Procedures” in this prospectus. Our directors will be elected annually by the stockholders. Although we have executive officers who manage our operations, we do not have any paid employees.

What is the experience of your principal executive officers?

Nicholas S. Schorsch is the chairman of the board and chief executive officer of our company since our formation in September 2010. Mr. Schorsch also has been the chief executive officer of our advisor since its formation in September 2010. In addition, Mr. Schorsch also has been the chairman and chief executive officer of ARCT and chief executive officer of the ARCT property manager and the ARCT advisor since their formation in August 2007, chairman and chief executive officer of NYRR since its formation in October 2009 and chief executive officer of the NYRR property manager and the NYRR advisor since their formation in November 2009, and chairman and chief executive officer of ARC RCA and chief executive officer of the ARC RCA advisor since their formation in July and May 2010, respectively, and chairman and chief executive officer of ARC HT and chief executive office of the ARC HT advisor since their formation in August 2010. Mr. Schorsch is also a director and the Chief Executive Officer of Business Development Corporation of America.

William M. Kahane is the president, treasurer and chief operating officer of our company since our formation in September 2010. He has been active in the structuring and financial management of commercial real estate investments for over 25 years. Mr. Kahane also has been president, chief operating officer and treasurer of our advisor since its formation in September. Mr. Kahane also has been the president, chief operating officer and treasurer of ARCT and president, chief operating officer and treasurer of the ARCT property manager and the ARCT advisor since their formation in August 2007, president, chief operating officer and treasurer of NYRR since its formation in October 2009 and president, chief operating officer and treasurer of the NYRR property manager and the NYRR advisor since their formation in November 2009, president, treasurer and director of ARC RCA and president, chief operating officer and treasurer of the ARC RCA advisor since their formation in July and May 2010, respectively, and president, director and treasurer of ARC HT and president, chief operating officer and treasurer of the ARC HT advisor since their formation in August 2010, respectively. Mr. Kahane is also a director and the President and Chief Operations Officer of Business Development Corporation of America.

Please also see the section entitled “Management” in this prospectus.

How will you structure the ownership and operation of your assets?

We expect to own substantially all our real estate properties through our operating partnership. We may, however, own properties directly, through subsidiaries of our operating partnership or through other entities. We are the sole general partner of our operating partnership and American Realty Capital Trust II Special Limited Partner, LLC is the initial limited partner of our operating partnership. Our ownership of properties in our operating partnership is referred to as an “UPREIT.” This UPREIT structure may enable sellers of properties to transfer their properties to our operating partnership in exchange for limited partnership units of our operating partnership, or OP Units, and defer potential gain recognition for U.S. federal income tax purposes with respect to these transfers of properties. The holders of units in our operating partnership may have their units exchanged for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. At present, we have no plans to acquire any specific properties in exchange for units of our operating partnership.

What is the significance of your REIT status?

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with GAAP) to our stockholders, determined without regard to the deduction for dividends paid and excluding any net capital gain. If we fail to qualify for taxation as a REIT in any year and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we will be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to some federal, state and local taxes on our income and property and to U.S. federal income taxes and excise taxes on our undistributed income.

Do you currently have any shares outstanding?

Yes. We have sold 20,000 shares of retail common stock to American Realty Capital Trust II Special Limited Partner, LLC for an aggregate purchase price of $200,000.

What kind of offering is this?

We are offering an aggregate of up to $1,499,999,995 shares of common stock in our primary offering, consisting of up to 100,000,000 retail shares sold through broker dealers and 55,555,555 institutional shares sold through registered investment advisors and broker dealers that are managing wrap or fee-based accounts in our primary offering on a reasonable best efforts basis. We also are offering up to 25,000,000 shares of common stock under our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the retail shares and the institutional shares and the primary offering and our distribution reinvestment plan. Until the end of the escrow period and the acquisition of our first property, in our primary offering we will sell retail shares at a price of $10.00 per share and institutional shares at a price of $9.00 per share.  Following such date, we will sell the common stock in our primary offering at a price based on the daily net asset value, or NAV, of our underlying assets, as determined by the advisor. Throughout the offering period, shares in the distribution reinvestment plan will be sold to investors who have purchased institutional shares at a per share price based on NAV per share and to investors who have purchased retail shares at a per share price equal to $9.50.  We will offer shares of common stock in our primary offering until the earlier of     , 2013, which is two years from the effective date of this offering, and the date we sell $1,499,999,995 of shares of common stock. If we have not sold all of the shares of common stock within two years, we may continue the primary offering for an additional year under    , 2014, unless we elect to extend it to a date no later than ……, 2015.  If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We may sell shares under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 25,000,000 shares through the reinvestment of distributions, but only if there is an effective registration statement with respect to the shares. In some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in the applicable state. We may terminate this offering at any time prior to the stated termination date. Our directors, officers, advisor and their respective affiliates may purchase for investment shares of our common stock in this offering and these purchases will not count toward meeting this minimum threshold.

All subscription payments (other than those from Pennsylvania residents) will be placed in an account held by the escrow agent, Wells Fargo, in trust for subscribers’ benefit and will be released to us only if we have sold a minimum of $2,000,000 of shares of common stock to the public by     , 2012, which is one year from the effective date of this offering. We will not sell any shares to Pennsylvania residents unless we raise a minimum of $75,000,000 in aggregate gross offering proceeds from all investors pursuant to this offering by     , 2012, which is one year from the effective date of this offering. Pending a satisfaction of this condition, all subscription payments from Pennsylvania residents will be placed in an account held by the escrow agent, Wells Fargo, in trust for subscribers’ benefit, pending release to us. Funds in escrow will be invested in short-term investments that mature on or before     , 2012, which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by this date without any dissipation of the offering proceeds invested.

How does a “reasonable best efforts” offering work?

When shares are offered to the public on a “reasonable best efforts” basis, the brokers participating in the offering are only required to use their reasonable best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all the shares that we are offering.

What is the purchase price for shares of our common stock?

Until the later of the end of the escrow period or the acquisition of our first property, the initial offering price for retail shares will be $10.00 and the initial offering price for institutional shares will be $9.00.  Thereafter, the per share purchase price will vary and  will be equal to our NAV on each day that the New York Stock Exchange is open (a business day) divided by the number of shares outstanding as of the end of business on such day.  After the close of business on each business day, we will file a pricing supplement, which shall identify the NAV per share for that day, with the SEC, and we will also post that pricing supplement on our website at www.americanrealtycap.com.  Any purchase orders that we receive prior to 4:00 p.m. Eastern time on any business day will be executed at a price equal to our NAV per share for that day, and purchase orders that we receive after 4:00 p.m. Eastern time or on a non-business day will be executed at a price equal to our NAV per share as calculated after the close of business on the next business day. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager and/or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the NAV per share on the day that we received the order, as described above.

How will NAV per share be calculated?

An independent valuation expert will provide a quarterly estimate of the market value of our principal assets and liabilities, which will primarily be held in our operating partnership. We will invest primarily in a portfolio of free-standing, single tenant retail properties net leased to investment grade and other creditworthy tenants; we will also invest in liquid real estate related assets and hold cash and cash equivalents. Our liabilities will consist of mortgage loans secured by our properties, accrued operating expenses, accrued annual subordinated performance fees and accrued management fees.

In order to calculate a quarterly estimate of our portfolio’s market value, the expert will analyze the cash flow from and other characteristics of each property in the portfolio and compile a projection of cash flows for the portfolio, as a whole. The independent expert will analyze the portfolio’s projected cash flows utilizing a discounted cash flow approach to valuation and may also consider additional valuation methodologies; provided, that all methodologies, opinions and judgments used by the expert will be consistent with our valuation guidelines, as established by the board of directors, and industry practices. The independent valuation expert will also provide a quarterly estimate of the market value of any notes receivable, which shall be calculated by using a discounted cash flow analysis, and an estimate of the market value of our mortgages, which will be calculated by comparing the terms of our mortgages to the terms of mortgages on comparable properties. Liquid assets and other regularly traded assets will be valued by third party pricing institutions on a daily basis.

The advisor will be permitted to review and comment on the independent expert’s valuations, but the expert will ultimately be responsible for recommending to our board of directors a quarterly estimate of the portfolio’s market value. The board of directors, including a majority of the independent directors, will oversee the independent expert’s performance and will review and approve the quarterly valuations.

Our advisor will be responsible for calculating our daily NAV at the end of each business day. First, our advisor will subtract liabilities of the operating partnership, such as estimated accrued offering fees and expenses, from the net value of our interest in the operating partnership and will multiply the resulting amount by our percentage ownership interest in the operating partnership. Initially, the only limited partner will be our advisor. Our advisor will then add any assets held by the REIT, including cash and cash equivalents, and subtract any estimated accrued REIT liabilities, including accrued distributions and certain legal and administrative costs. The result of this calculation will be our NAV as of the end of any business day.

Our NAV per share will be determined by dividing our daily NAV by the number of shares of our common stock outstanding as of the end of such day, prior to giving effect to any share purchases or redemptions to be effected on such day. See “Valuation Policies” for more details about how our NAV will be calculated.

How exact will the calculation of the daily NAV per share be?

We aim to provide a reasonable estimate of the market value of our shares. However, the independent valuation expert’s methodologies will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, and if the expert used different judgments, assumptions or opinions, different estimates would likely result. Therefore, the daily NAV per share calculation may not reflect the precise amount that you could receive for your shares in a market transaction. It is not known whether redeeming or non-redeeming stockholders or purchasers of our common stock will benefit from such disparity.

In addition, our published NAV per share may not fully reflect the economic impact of certain extraordinary events on our portfolio because we may not be able to immediately quantify the economic impact of such events. Our independent expert and our advisor will continuously monitor our portfolio to determine whether there have been any extraordinary events that  may have had a material impact on the most recent estimate of market value and will jointly determine if any adjustments should be made to the estimated portfolio value before the next quarterly valuation. Any such adjustment will also be an estimate. Any resulting disparity may benefit redeeming or non-redeeming stockholders or purchasers of our common stock. See “Valuation Policies.”

Who should buy shares?

An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold your investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as our shares will not meet those needs.

Is there a minimum number of shares that must be purchased and must investors meet specific suitability criteria?

Generally, you must invest at least $2,500. Investors who already own our shares can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

Generally, you may buy shares pursuant to this prospectus if you have either (a) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (b) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Residents of certain states may have a different standard. You should carefully read the more detailed description under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

How will you use the proceeds raised in this offering?

Depending primarily on the number of shares we sell in this offering, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum of $2,000,000 of shares of common stock and the second scenario assumes that we sell the maximum of 100,000,000 front end shares and 55,555,555 institutional shares of common stock in this offering, with both scenarios contemplating a price of $10.00 per retail share and $9.00 per institutional share. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan or institutional shares. Instead of selling commissions or a dealer manager fee, for the institutional shares we will pay a platform fee.

If we encounter delays in the selection, acquisition or development of income-producing properties, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow.

	Minimum Offering (Not Including Distribution Reinvestment Plan)(1)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent

Gross offering proceeds, retail shares	$2,000,000	100.0%	$1,000,000,000	100.0%
Gross offering proceeds, institutional shares	$0	0%	$499,999,995	100.0%
Total	$2,000,000	100.0%	$1,499,999,995	100.0%
Less offering expenses:
Selling commissions and dealer manager fee, retail shares	$200,000	10.0%	$100,000,000	6.67%
Platform fee, institutional shares(2)	$—	—	—
Organization and offering expenses	$30,000	1.5%	$22,499,999	1.5%
Amount available for investment	$1,770,000	88.5%	$1,377,499,996	91.83%
Acquisition:
Acquisition and advisory fees	$17,700	1.0%	$13,775,000	1.0%
Acquisition expenses	$10,620	0.6%	$8,265,000	0.6%
Amount invested in properties	$1,741,680	87.08%	$1,355,459,999	90.36%

(1)Calculations assume sale of approximately 200,000 retail shares and 0 institutional shares.
(2)Amount of platform fee is based on NAV and is paid from the distributions paid to investors who have purchased institutional shares.

In what types of real property will you invest?

We shall seek to build a diversified portfolio comprised primarily of free-standing single-tenant bank branch, convenience store, retail, office and industrial properties that are double-net and triple-net leased to investment grade (S&P BBB- or better) and other creditworthy tenants. Triple-net (NNN) leases typically require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes, structural repairs and all other operating and capital expenses. Double-net (NN) leases typically provide that the landlord is responsible for maintaining the roof and structure, or other structural aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. We will seek to build a portfolio where at least 50% of the portfolio will be comprised of properties leased to investment grade tenants. While most of our investment will be directly in such properties, we may also invest in entities that own or invest in such properties. We shall strive to assemble a portfolio of real estate that is diversified by industry, geography, tenants, credits, and use. We do not anticipate any single tenant or geographic concentration to comprise more than 10% of our portfolio. We anticipate that our portfolio will consist primarily of freestanding, single-tenant properties net leased for use as bank branches, convenience stores and retail, office and industrial establishments. Although we expect our portfolio will consist primarily of freestanding, single-tenant properties, we will not forgo opportunities to invest in other types of real estate investments that meet our overall investment objectives. Additionally, we expect to further diversify our portfolio by making first mortgage, bridge or mezzanine loans on single-tenant net-leased properties. We will acquire or invest in properties and loans located only in the United States and the Commonwealth of Puerto Rico. We expect that most of our properties will have lease periods of at least ten years.

If I buy shares, will I receive distributions and how often?

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and other factors as our board of directors deems relevant.

Distributions that you receive (not designated as capital gain dividends), including distributions reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are paid from our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends generally will be taxable as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year. Some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income, but does not reduce cash available for distribution. The portion of your distribution which is not designated as a capital gain dividend or, for taxable years beginning before January 1, 2011, qualified dividend income) that is in excess of our current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment. This defers that portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates. Please note that each investor’s tax considerations are different, therefore, you should consult with your tax advisor prior to making an investment in our shares. You also should review the section of this prospectus entitled “Certain Material U.S. Federal Income Tax Considerations.”

We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar month after the calendar month in which we make our initial real estate investment. Once we commence paying distributions we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. The board’s discretion will be influenced in substantial part by its obligation to cause us to comply with REIT requirements of the Code. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we do not have enough cash to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of your investment. Each distribution will be accompanied by a notice which sets forth (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources; and (e) for those investors participating in the distribution reinvestment plan, a statement that a distribution statement will be provided in lieu of a check.

Out of any distribution received by holders of institutional shares, a platform fee will be paid to the dealer manager, which amount shall be deducted from each distribution paid to such stockholders.  The amount of the daily platform fee shall equal 1/365th of 0.70% of our NAV per institutional share during such day, payable monthly in arrears.

Will you use debt borrowing to finance your investments?

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined by the Statement of Policy Regarding Real Estate Investment Trusts revised and adopted by the North American Securities Administrators Association on May 7, 2007, or the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

In addition, it is currently our intention to limit our aggregate borrowings to 40% to 50% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Strategy, Objectives and Policies — Financing Strategies and Policies” in this prospectus for a more detailed discussion of our borrowing policies.

What are your exit strategies?

It is our intention to begin the process of achieving a liquidity event not later than three to six years after the termination of this primary offering. A liquidity event could include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of this offering, our charter requires, unless extended by a majority of the board of directors and a majority of the independent directors, that we hold a stockholders meeting to vote on a proposal for our orderly liquidation of our portfolio. If our stockholders do not approve the proposal, we will resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning in the aggregate at least 10% of our then outstanding common stock.

Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of this primary offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, financial market conditions, U.S. federal income tax consequences to stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a liquidity event.

Can I be certain that I will be able to liquidate my investment immediately at the time of my choosing?

No. Stockholders may make daily requests that we redeem all or any portion of their shares pursuant to our share repurchase plan, but we may not be able to fulfill all redemption requests.  Our share repurchase plan will begin on the later of the date following the acquisition of our first property or four months after the end of the escrow period. We will limit shares redeemed during any calendar quarter to 10% of our NAV as of the last day of the previous calendar quarter, or approximately 25% of our NAV in any 12 month period. However, our advisor will evaluate our capital needs and the amount of available cash and other liquid assets each quarter and may elect to increase the amount available for redemptions during such quarter. In addition, most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy all redemption requests. In order to provide liquidity for redemptions, we intend to maintain the following percentage of the overall value of our portfolio in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties (collectively, “liquid assets”): (1) 15% of NAV up to $500 million, (2) 10% of NAV between $500 million and $1 billion and (3) 5% of NAV in excess of $1 billion. In addition, our board of directors may decide, but is not obligated, to maintain borrowing capacity under a line of credit. Should the board determine that redemption requests place an undue burden on our liquidity, adversely affect our operations or risk having a material adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our share repurchase plan if it deems such action to be in the best interest of our stockholders. See "Share Repurchase Plan"

What conflicts of interest will your advisor and its affiliates face?

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

•
The management personnel of our advisor, each of whom may in the future make investment decisions for other American Realty Capital-sponsored programs and direct investments, must determine which investment opportunities to recommend to us or another American Realty Capital-sponsored program or joint venture, and must determine how to allocate resources among us and any other future American Realty Capital-sponsored programs;

•	Our advisor may structure the terms of joint ventures between us and other American Realty Capital-sponsored programs;

•
We have retained American Realty Capital Properties II, LLC, an affiliate of American Realty Capital Advisors II, LLC to manage and lease some or all of our properties. The advisor and its affiliates may have conflicts of interests in determining which investment opportunities to recommend to us and to other programs for which they may provide these services;

•	Our advisor, and its affiliates will have to allocate their time between us and other real estate programs and activities in which they may be involved in the future; and

•
The asset management fee, platform fee and subordinated performance fee that we pay to our advisor are based on NAV, and our advisor will be involved in estimating certain accrued fee and expenses that are part of our NAV and performing the calculation of our daily NAV.  Furthermore, our advisor and its affiliates will receive fees in connection with transactions involving the purchase, financing, management and sale of our investments, and, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders.

Our officers and two of our directors also will face these conflicts because of their affiliation with our advisor. These conflicts of interest could result in decisions that are not in our best interests. See the section entitled “Conflicts of Interest” in this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with American Realty Capital Trust II, Inc. and American Realty Capital Advisors II, LLC.

(1)	The investors in this offering will own registered shares of common stock in American Realty Capital Trust II, Inc.

(2)	American Realty Capital II, LLC is directly or indirectly controlled by Nicholas S. Schorsch and William M. Kahane.

(3)	Each property to be held in a special purpose entity.

(4)
Through its controlling interest in the advisor, the American Realty Capital Operating Partnership II, L.P. is entitled to receive the subordinated participation in net sales proceeds and the subordinated incentive listing distribution.

(5)	American Realty Capital Trust II Special Limited Partner, LLC is 100% owned by American Realty Capital II, LLC.

(6)	Realty Capital Securities, LLC is 100% owned by American Realty Capital II, LLC, which is directly or indirectly controlled by Nicholas S. Schorsch and William M. Kahane.

How will you distribute institutional shares and will you pay up front selling commissions on such sales?

We intend to distribute our institutional shares principally through registered investment advisors and broker/dealers that charge their clients a fee for their services, typically referred to as wrap or fee based accounts. As a result, we expect that our total expenses, including our costs of distribution, for the institutional shares will be less than the total expenses of a traditional defined life non-exchange traded REIT. Investors who purchase institutional shares will not pay up front selling commissions as part of the price per share in our primary offering.   We will pay our dealer manager a platform fee that is payable monthly in arrears and accrues daily in an amount equal to (a) the number of shares of common stock outstanding each day during such month that were purchased in our primary offering, multiplied by (b) 1/365th of 0.70% of our NAV per institutional share during such day. Our dealer manager may re-allow a portion of this fee to participating broker dealers, with respect to shares originally sold with the assistance of the participating broker dealer or with respect to which the participating broker dealer provides ongoing stockholder services and is the broker dealer of record on the date of payment. The platform fee will not be paid for shares issued under our distribution reinvestment plan. See “Plan of Distribution.”

What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?

Our advisor, American Realty Capital Advisors II, LLC, and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation and reimbursement are included in the table below. In the sole discretion of our advisor, the advisor may elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee may vary for different categories of purchasers. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. No effect is given to any shares sold through our distribution reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering ($2,000,000 of common shares*)/Maximum Offering (100,000,000 retail shares and 55,555,555 institutional shares)**
Organizational and Offering Stage
Selling Commission, retail shares
We will pay to Realty Capital Securities, LLC 7% of gross proceeds of our primary offering of retail shares; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan or institutional shares; Realty Capital Securities, LLC will reallow all selling commissions to participating broker dealers. Alternatively, a participating broker dealer may elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of gross proceeds of our primary offering.
$ 140,000/$70,000,000
Dealer Manager Fee, retail shares
We will pay to Realty Capital Securities, LLC 3% of gross proceeds of our primary offering of retail shares; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan or with respect to the institutional shares; Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fees to participating broker dealers. The dealer manager fee will be reduced to 2.5% of gross proceeds of our primary offering in the event a participating broker dealer elects to receive the 7.5% fee described in “Selling Commission” above.
$60,000/$30,000,000

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering ($2,000,000 of common shares*)/Maximum Offering (100,000,000 retail shares and 55,555,555 institutional shares)**
Organizational and Offering Stage
Selling Commission, institutional shares	We will not pay any up front selling commissions on institutional shares.	None.
Platform Fee derived from distributions, institutional shares
For the institutional shares, we will pay our dealer manager an asset-based platform fee that is payable monthly in arrears and accrues daily in an amount equal to (a) the number of shares of our common stock outstanding each day during such month, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.70% of our NAV per institutional share during such day. Our dealer manager may re-allow a portion of this fee to participating broker dealers, with respect to shares originally sold with the participating broker dealer’s assistance or with respect to which the participating broker dealer provides ongoing stockholder services and is the broker dealer of record on the payment date.

The actual amount will depend on the number of institutional shares sold, the NAV per share and the period of time that the investor continues to hold the shares. Aggregate underwriting compensation from all sources, including the platform fee, the portion of the organization and offering fee paid for underwriting and underwriting compensation paid by the advisor and its affiliates, will not exceed 10% of the gross proceeds from our primary offering.

Organization and Offering Expenses
We will reimburse American Realty Capital Advisors II, LLC up to 1.5% of gross offering proceeds for organization and offering expenses, which may include reimbursements to our advisor for other expenses up to 0.5% of the gross offering proceeds for third party due diligence fees included in detailed and itemized invoices. As of September 30, 2010, the advisor has paid no organizational and offering expenses on our behalf.
$30,000/$22,499,999
Operational Stage
Acquisition Fees
We will pay to American Realty Capital Advisors II, LLC or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of acquisition expenses and any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and financing fees.

$17,700 / $13,775,000 (or $35,400 / $17,700,000 assuming we incur our expected leverage of 50% set forth in our investment guidelines or $70,800 / $35,400,000 assuming the maximum leverage of approximately 75% permitted by our charter)

Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees shall not exceed 1.5% of the contract purchase price for all of the assets acquired.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering ($2,000,000 of common shares*)/Maximum Offering (100,000,000 retail shares and 55,555,555 institutional shares)**
Organizational and Offering Stage
Acquisition Expenses
We will reimburse American Realty Capital Advisors II, LLC for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. Personnel costs associated with providing such services will be determined based on the amount of time incurred by the respective employee of American Realty Capital Advisors II, LLC and the corresponding payroll and payroll related costs incurred by our affiliate. In addition, we also will pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets. We expect these expenses to be approximately 0.6% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). In no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).
$10,620/$8,265,000
Asset Management Fees	We will pay American Realty Capital Advisors II, LLC or its assignees a fee equal to 1.0% monthly NAV, payable two quarters in advance.	Not determinable at this time. Because the fee is based on a fixed percentage of NAV, there is no maximum dollar amount of this fee.
Property Management Fees
If our advisor or an affiliate provides property management services for our properties, we will pay fees equal to 2% of gross revenues for stand-alone, single tenant net leased properties and 4% of gross revenues from our multitenant properties. We also will reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates. Our advisor or an affiliate may subcontract the performance of its property management services duties to third parties and pay all or a portion of its management fee to the third parties with whom it contracts for these services. In the event that American Realty Capital Properties II, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements.
Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering ($2,000,000 of common shares*)/Maximum Offering (100,000,000 retail shares and 55,555,555 institutional shares)**
Organizational and Offering Stage
Operating Expenses
We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.
Not determinable at this time.
Annual Subordinated Performance Fee
We will pay our advisor an annual subordinated performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 6% per annum, our advisor will be entitled to 15% of the excess total return but not to exceed 10% of the aggregate total return for such year.
The actual amount will depend on our performance, as well as on the number of shares sold, the NAV per share and the period of time that the investor continues to hold the shares.
Liquidation/Listing Stage
Real Estate Commissions
For substantial assistance in connection with the sale of properties, we will pay American Realty Capital Advisors II, LLC a real estate commission paid on the sales price of property, up to the lesser of 2% and one-half of the total brokerage commission paid if a third-party broker is also involved; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property. The conflicts committee of our board of directors will determine whether the advisor or its affiliates has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of an asset includes the advisor’s preparation of an investment package for an asset (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor in connection with a sale.
Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering ($2,000,000 of common shares*)/Maximum Offering (100,000,000 retail shares and 55,555,555 institutional shares)**
Organizational and Offering Stage
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)
Our advisor or its assignees will receive from time to time, when available, 15% of remaining Net Sale Proceeds (as defined in the advisory agreement) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.
Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time)
Our advisor or its assignees will receive 15% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.
Not determinable at this time. There is no maximum amount of this distribution.
Termination Fee
Upon termination or non-renewal of the advisory agreement, our advisor shall be entitled to a subordinated termination fee payable in the form of a non-interest-bearing promissory note. In addition, our advisor may elect to defer its right to receive a subordinated termination fee until either a listing on a national securities exchange or other liquidity event occurs.
Not determinable at this time. There is no maximum amount of this distribution.

* For purposes of calculating the minimum amounts, we have assumed sales of 200,000 retail shares and 0 institutional shares.

** For purposes of calculating the estimated feed amounts set forth in the table, we have not taken into consideration the effect that redemptions of shares by stockholders at NAV would have upon such fee amounts.

Historically, due to the apparent preference of the public markets for self-managed companies, real estate investment trusts have engaged in internalization transactions (an acquisition of management functions by us from our advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. These internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns shareholders have received. Our charter and advisory agreement provide that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future.

How many real estate investments do you currently own?

We currently do not own any properties or other real estate investments. Because we have not yet identified any specific assets to acquire, we are considered a blind pool. Because we do not and have not owned any properties or real estate investments, you do not need to be concerned about possible “legacy issues” related to assets acquired before the commencement of this offering. As specific investments become probable, we will supplement this prospectus to provide information regarding the probable investment to the extent it is material to an investment decision with respect to our common stock. We also will describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus

May I reinvest my distributions in shares of American Realty Capital Trust II, Inc?

Pursuant to our distribution reinvestment plan, you may elect to have the distributions you receive from us reinvested, in whole or in part, in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be equal to our NAV per share on the date that the distribution is payable, after giving effect to the distribution. No selling commission, dealer manager fee or platform fee will be payable with respect to shares purchased under our distribution reinvestment plan. See “Distribution Reinvestment Plan” for more information regarding reinvestment of distributions you may receive from us.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay that liability. We may terminate the distribution reinvestment plan at our discretion at any time upon ten days’ prior written notice to you. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of     , 2014, which is three years from the effective date of this offering, unless we elect to extend it to a date no later than     , 2015, and the date we sell all the shares registered for sale under the distribution reinvestment plan unless we file a new registration statement with the Securities and Exchange Commission and applicable states. If we have not sold all of the shares in our primary offering within two years, we may continue the offering for an additional year until     , 2014, unless we elect to extend it to a date no later than     , 2015. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

How do I subscribe for shares?

If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix C, for a specific number of shares and pay for the shares at the time you subscribe.

If I buy shares in this offering, how may I sell them later?

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until the time our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to request redemptions on a daily basis, subject to certain limitations set forth in our share repurchase plan. Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases.

Our share repurchase plan will begin on the later of the date following the acquisition of our first property and four months after the end of the escrow period.  We will limit the number of shares repurchased during any calendar quarter to 10% of our NAV as of the last day of the previous calendar quarter, or 25%] of our NAV in any 12 month period. However, our advisor may determine to increase the amount available for redemptions during such quarter. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

The redemption price per share will be equal to our NAV per share on the date of redemption. Redemption requests received before 4:00 p.m. Eastern time will be redeemed at a price equal to our NAV per share calculated after the close of business on that day.  Redemption requests received after 4:00 p.m. Eastern time on any business day, or received on a non-business day, will be redeemed at a price equal to NAV calculated after the close of business on the next business day. The redemption price per share on any business day will be our NAV per share, without giving effect to any share purchases or redemptions on such day, less any applicable short-term trading fees. Requests for redemption will be settled within three business days of the day the request is received, subject to the limitations set forth below.

Because most of our assets will consist of properties which cannot generally be readily liquidated without compromising our ability to realize their full value upon liquidation, we may not always have sufficient funds to honor all repurchase requests.

The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon 30 days’ prior written notice to our stockholders. Furthermore, if our advisor determines that redemptions for an upcoming quarter will place an undue burden on our liquidity, adversely affect our operations or risk having a material adverse impact on on-redeeming stockholders, then our advisor may set a limit on the number of shares that each stockholder may redeem during a quarter; provided that each stockholder is permitted to redeem at least 10% of the NAV of the total shares owned by the stockholder as of the last day of the previous calendar quarter.

Subject to limited exceptions, shares redeemed within four months of the date of purchase will be subject to a short-term trading fee equal to 2% in the aggregate NAV per share of such shares redeemed. We also have the right to monitor the trading patterns of stockholders or their financial advisors, and we reserve the right to reject any requests for repurchases.

For additional information on our share repurchase program refer to the section entitled “Share Repurchase Program” elsewhere in this prospectus.

Will I receive certificates for the shares I purchase?

Our board of directors has authorized the issuance of shares of our stock without certificates. Instead, your investment will be recorded on our books only. We expect that, unless and until our shares are listed on the New York Stock Exchange or NASDAQ Stock Market, we will not issue shares in certificated form. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner delivers a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required stock transfer form to you upon request.

What are my voting rights?

We hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We also may call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Are there any special restrictions on the ownership or transfer of shares?

Our charter contains restrictions on ownership and transfer of the shares that, among other restrictions, prevent any one person from owning more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our stock, unless exempted by our board of directors. For a more complete description of the shares, including this and other restrictions on the ownership and transfer of our shares, please see the section entitled “Description of Securities” in this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Investor Suitability Standards” section immediately following the cover page of this prospectus, and (b) the transfer complies with minimum purchase requirements, which are described in the sections entitled “Investor Suitability Standards” and “How to Subscribe.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” and are required to consult their own legal and tax advisors on these matters.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account, or an IRA, a simplified employee pension, or a SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (c) whether the investment will generate unrelated business taxable income, or a UBTI, to your IRA, plan or other account, (d) whether there is sufficient liquidity for that investment under your IRA, plan or other account, (e) the need to value the assets of your IRA, plan or other account annually or more frequently, and (f) whether the investment would constitute a non-exempt prohibited transaction under applicable law.

Are there any Investment Company Act of 1940 considerations?

We intend to conduct our operations so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We intend to conduct our operations so that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Are there any risks involved in buying our shares?

Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. Some of the more significant risks relating to this offering and an investment in our shares include:

•	We have no operating history or established financing sources;

•
This is initially a blind pool offering and you may not have the opportunity to evaluate our investments before you make your purchase of our common stock, thus making your investment more speculative;

•
This is initially a blind pool offering and you may not have the opportunity to evaluate our investments before you make your purchase of our common stock, thus making your investment more speculative;

•	We currently do not own any properties or other investments and have not identified any properties or other investments to acquire with the offering proceeds;

•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid;

•	If we are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions;

•	Our properties may be adversely affected by the current economic downturn;

•
If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire;

•	If only the minimum number of shares is sold in this offering, our ability to diversify our investments will be limited;

•	We may be unable to pay or maintain cash distributions or increase distributions over time;

•
We may borrow to make distributions to our stockholders if we are unable to make distributions with our cash flows from our operations. Distributions to our stockholders could reduce the cash available to us and could constitute a return of capital to stockholders;

•
Our share repurchase program is subject to numerous restrictions, may be cancelled at any time and should not be relied upon as a means of liquidity. For example, our share repurchase program limits the amount of redemptions each quarter to 10% of NAV as of the last day of the previous quarter, unless our advisor determines to increase the amount of funds available for redemptions.  In addition, most of our assets will consist of properties that cannot be liquidated without compromising our ability to realize full value upon their disposition, and therefore, we may not have enough funds to satisfy all repurchase requests;

•
There are numerous conflicts of interest between the interests of investors and our interests or the interests of our advisor, our sponsor, and their respective affiliates, including the fact that our advisor’s asset management fee is based on our NAV, which the advisor is responsible for calculating;

•	The incentive advisor fee structure may result in our advisor recommending riskier or more speculative investments;

•	Our investment objectives and strategies may be changed without stockholder consent;

•	We are obligated to pay substantial fees to our advisor and its affiliates, including fees payable upon the sale of properties;

•
There are significant risks associated with maintaining as high level of leverage as permitted under our charter (which permits leverage of up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments);

•	We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants;

•	There are limitations on ownership and transferability of our shares;

•	We are subject to risks associated with the significant dislocations and liquidity disruptions currently occurring in the United States credit markets;

•	We may fail to qualify or continue to qualify to be treated as a REIT;

•	Our dealer manager is an affiliate of our advisor and has not conducted an independent review of this prospectus; and

•	We may be deemed to be an investment company under the Investment Company Act and thus subject to regulation under the Investment Company Act.

•
After the escrow period and the acquisition of our first property, the purchase and redemption price for shares of our common stock will be determined at the end of each business day based upon our NAV, and will not be based on any established trading price. You will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The purchase price for our shares may decrease after you purchase your shares, and the redemption price for our shares may increase after you submit your redemption request.

•
Because valuation of our properties is inherently subjective, our daily NAV may not accurately reflect the actual price at which these assets could be liquidated on any given day. Further, rapidly changing market conditions or material events may not be fully reflected in our daily NAV. The resulting potential disparity in our NAV may benefit redeeming or non-redeeming stockholders.

•	Our investments in properties may be affected by an unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce our NAV.

•
If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease. Even if relief provisions allow us to maintain our REIT status, we may incur a material tax liability if we otherwise fail to qualify as a REIT.

Who is the transfer agent?

The name and address of our transfer agent is as follows:

DST Systems, Inc.
430 W 7th St
Kansas City, MO 64105-1407
Phone (866) 771-2088
Fax (877) 694-1113

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

What types of reports on my investment and tax information will I receive?

We will provide you with periodic updates on the performance of your investment with us, including:

•	following our commencement of distributions to stockholders, four quarterly or 12 monthly distribution reports;

•	three quarterly financial reports;

•	an annual report;

•	an annual U.S. Internal Revenue Service, or IRS, Form 1099, if applicable; and

•	supplements to the prospectus during the offering period, via mailings or website access.

Who can help answer my questions about the offering?

If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Realty Capital Securities, LLC
Three Copley Place
Suite 3300
Boston, MA 02116
1-877-373-2522
www.americanrealtycap.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this prospectus.

Risks Related to an Investment in American Realty Capital Trust II, Inc.

We have no prior operating history or established financing sources, and the prior performance of other real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

We have no operating history and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated on September 10, 2010. As of the date of this prospectus, we have not acquired any properties or other investments nor do we have any operations or independent financing.

Moreover, neither our advisor nor we have any established financing sources. Presently, both we and our advisor are funded by capital contributions from American Realty Capital II, LLC, a company which is directly or indirectly controlled by Mr. Schorsch and Mr. Kahane. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;

•	increase awareness of the American Realty Capital Trust II, Inc. name within the investment products market;

•	Expand and maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	Respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

We have not acquired any properties or other investments and have not yet identified any investments that we may make. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of the investments. We will seek to invest substantially all the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate properties that are double or triple net-leased to investment grade tenants and real-estate related assets. We also may, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. In addition, we may make or invest in mortgage, bridge or mezzanine loans or participations therein on our behalf if our board of directors determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that those investments are advantageous to us.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as does a sponsor who has made significant equity investments in its company.

Our sponsor has only invested $200,000 in us through the purchase of 20,000 retail shares of our common stock at $10.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor may have less to lose from a decrease in the value of our shares as does a sponsor that makes more significant equity investments in its company.

There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares except pursuant to the share repurchase plan.  If you sell your shares to us under the share repurchase program, you may receive less than the price you paid for the shares.

There currently is no public market for our shares and there may never be one. If you are able to find a buyer for your shares, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards and the sale does not violate state securities laws. Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our stock by a single investor, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares.

Redemption of shares through the share repurchase program may be the only way to dispose of your shares, but there are a number of limitations placed on such redemptions.  Following the end of the escrow period and the acquisition of our first property, the shares will be redeemed at a price equal to the NAV per share as of the redemption date, not your original purchase price. Moreover, our share repurchase program includes numerous restrictions that would limit your ability to sell your shares to us, including a short-term trading fee on shares redeemed within four months of the date of purchase. Therefore, you may be required to sell your shares at a substantial discount on the price you originally paid. Furthermore, our board of directors may reject any request for redemption of shares, or amend, suspend or terminate our share repurchase program upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all.

It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares. See the sections entitled “Investor Suitability Standards,” “Description of Securities — Restrictions on Ownership and Transfer” and “Share Repurchase Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

If we, through American Realty Capital Advisors II, LLC, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of American Realty Capital Advisors II, LLC, our advisor, in acquiring of our investments, selecting tenants for our properties and securing independent financing arrangements. We currently own no properties. Except for those investors who purchase shares in this offering after such time as this prospectus is supplemented to describe one or more investments which have been identified, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of American Realty Capital Advisors II, LLC and the oversight of our board of directors. We cannot be sure that American Realty Capital Advisors II, LLC will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through American Realty Capital Advisors II, LLC, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, if we cannot find at least one suitable investment within one year after we reach our minimum offering, or if our board of directors determines it is in the best interests of our stockholders, liquidate. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, if we develop properties, development of income-producing properties, likely would adversely affect our ability to make distributions and the value of your overall returns. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, where we acquire properties prior to the start of construction or during the early stages of construction, it typically will take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. If American Realty Capital Advisors II, LLC is unable to obtain suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. If we cannot invest proceeds from this offering within a reasonable amount of time, or if our board of directors determines it is in the best interests of our stockholders, we will return the uninvested proceeds to investors.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a reasonable best efforts basis, whereby the brokers participating in the offering are only required to use their reasonable best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, if we only sell the minimum number of shares, we may be able to make only one investment. If we only are able to make one investment, we would not achieve any asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, including Nicholas S. Schorsch and William M. Kahane, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on Messrs. Schorsch or Kahane or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to buy properties as offering proceeds become available, rental income from such properties and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. With no prior operating history, we cannot assure you that we will be able to pay or maintain our current level of distributions or that distributions will increase over time. We cannot give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify for or maintain our REIT status. We may increase borrowing or use proceeds from this offering to make distributions, each of which could be deemed to be a return of your capital. We may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions will constitute a return of capital and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment. In addition, we may issue additional securities or sell assets to fund distribution payments. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned “Description of Securities — Distribution Policy and Distributions.”

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, subject to certain limitations set forth therein or under Maryland law, our charter provides that no director or officer will be liable to us or our stockholders for monetary damages and requires us to indemnify our directors, officers and advisor and our advisor’s affiliates and permits us to indemnify our employees and agents. However, as required by the NASAA REIT Guidelines, our charter provides that we may not indemnify a director, our advisor or an affiliate of our advisor for any loss or liability suffered by any of them or hold harmless such indemnitee for any loss or liability suffered by us unless: (1) the indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (2) the indemnitee was acting on behalf of or performing services for us, (3) the liability or loss was not the result of (A) negligence or misconduct, in the case of a director (other than an independent director), the advisor or an affiliate of the advisor, or (B) gross negligence or willful misconduct, in the case of an independent director, and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. Although our charter does not allow us to indemnify or hold harmless an indemnitee to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor and its affiliates in some cases which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.

Following the escrow period and the acquisition of our first property, your purchase and redemption of our shares will be based on our NAV per share, which will be based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our daily NAV per share may not reflect the amount that you might receive for your shares in a market transaction.

Following the escrow period and the acquisition of our first property, we will base the daily purchase price and redemption price for shares of our common stock on our NAV per share. NAV will be calculated by estimating the market value of our assets and liabilities, many of which may be illiquid. Although an independent valuation expert will perform quarterly valuations of our real estate portfolio, which the board of directors will approve, the valuation may not be precise because the valuation methodologies used to value a real estate portfolio involve subjective judgments, assumptions and opinions about future events. Any resulting disparity may benefit the redeeming or non-redeeming stockholders or purchasers. See “Valuation Policies” for more details about how our NAV will be calculated.

It may be difficult to accurately reflect material events that may impact our daily NAV between quarterly valuations.

Our independent valuation expert will calculate quarterly estimates of the market value of our principal assets and liabilities, and we will rely on that estimate to determine the daily NAV per share. As a result, the published NAV per share may not fully reflect changes in value that may have occurred since the prior quarterly valuation. Furthermore, our independent valuation expert and advisor will monitor our portfolio, but it may be difficult to reflect changing market conditions or material events that may impact the value of our portfolio between quarters, or to obtain timely complete information regarding any such events. Therefore, the NAV per share published after the announcement of an extraordinary event may differ significantly from our actual NAV until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated. Any resulting disparity may benefit the redeeming or non-redeeming stockholders or purchasers.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

American Realty Capital Advisors II, LLC will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future, including American Realty Capital Trust, Inc., or ARCT, American Realty Capital New York Recovery REIT, Inc., or NYRR, Phillips Edison – ARC Shopping Center REIT, Inc., or PEARC, Business Development Corporation of America, Inc., or Business Development Corporation, American Realty Capital – Retail Centers of America, Inc., or ARC RCA, and American Realty Capital Healthcare Trust, Inc., or ARC HT. We may buy properties at the same time as one or more of the other American Realty Capital-sponsored programs managed by officers and key personnel of American Realty Capital Advisors II, LLC. There is a risk that American Realty Capital Advisors II, LLC will choose a property that provides lower returns to us than a property purchased by another American Realty Capital-sponsored program. We cannot be sure that officers and key personnel acting on behalf of American Realty Capital Advisors II, LLC and on behalf of managers of other American Realty Capital-sponsored programs will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other American Realty Capital-sponsored programs own properties. Also, we may acquire properties from, or sell properties to, other American Realty Capital-sponsored programs. If one of the other American Realty Capital-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations therein on our behalf, since other American Realty Capital-sponsored programs may be competing with us for these investments.

American Realty Capital Advisors II, LLC faces conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint ventures with other American Realty Capital-sponsored programs for the acquisition, development or improvement of properties. American Realty Capital Advisors II, LLC may have conflicts of interest in determining which American Realty Capital-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, American Realty Capital Advisors II, LLC may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since American Realty Capital Advisors II, LLC and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceeds the percentage of our investment in the joint venture.

American Realty Capital Advisors II, LLC and its officers and employees and certain of our key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

American Realty Capital Advisors II, LLC and its officers and employees and certain of our key personnel and their respective affiliates are key personnel, general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. If this occurs, the returns on our investments may suffer.

Our officers and directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Certain of our executive officers, including Nicholas S. Schorsch, who also serves as the chairman of our board of directors, and William M. Kahane, our president and chief operating officer, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the other real estate programs sponsored by ARC. As a result, these individuals owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties, to affiliated entities, (c) the timing and terms of the investment in or sale of an asset, (d) development of our properties by affiliates, (e) investments with affiliates of our advisor, (f) compensation to our advisor, and (g) our relationship with our dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. If these individuals act in a manner that is detrimental to our business or favor one entity over another, they may be subject to liability for breach of fiduciary duty.

American Realty Capital Advisors II, LLC faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, American Realty Capital Advisors II, LLC or its affiliates will be entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. For example, the asset management fee is based on NAV, and not on the costs or book value of our investments. Furthermore, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s or its affiliates’ entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement will require us to pay a performance-based termination fee to our advisor or its affiliates if we terminate the advisory agreement prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to the advisor or its affiliates at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control. For a more detailed discussion of the fees payable to our advisor and its affiliates in respect of this offering, see the section entitled “Management Compensation” in this prospectus.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Proskauer Rose LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Proskauer Rose LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

Risks Related to This Offering and Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or number, whichever is more restrictive) of any class or series of the outstanding shares of our stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities — Restriction on Ownership and Transfer” in this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 350,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions and limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities — Preferred Stock” in this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving American Realty Capital Advisors II, LLC or any affiliate of American Realty Capital Advisors II, LLC. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and American Realty Capital Advisors II, LLC or any affiliate of American Realty Capital Advisors II, LLC. As a result, American Realty Capital Advisors II, LLC and any affiliate of American Realty Capital Advisors II, LLC may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Securities — Business Combinations.”

Maryland law limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors.

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or by-laws of the corporation. Our by-laws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Securities — Control Share Acquisitions.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

The company is not registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

The company intends to conduct its operations, directly and through wholly or majority-owned subsidiaries, so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.”

Since we will be primarily engaged in the business of acquiring real estate, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

Under Section 3(c)(5)(C), the SEC staff generally requires the company to maintain at least 55% of its assets directly in qualifying assets and at least 80% of the entity’s assets in qualifying assets and in a broader category of real estate related assets to qualify for this exception. Mortgage-related securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-related securities, including the rights that we have with respect to the underlying loans. The company’s ownership of mortgage-related securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations. See the section entitled “Business and Policies — Investment Company Act of 1940” in this prospectus.

The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You are bound by the majority vote on matters on which you are entitled to vote, and therefore, your vote on a particular matter may be superseded by the vote of others.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders except to the extent that such policies are set forth in our charter. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•
any amendment of our charter (including a change in our investment objectives), except that our board of directors may amend our charter without stockholder approval to (a) increase or decrease the aggregate number of our shares or the number of shares of any class or series that we have the authority to issue, (b) effect certain reverse stock splits, and (c) change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock;

•	our liquidation or dissolution;

•	certain reorganizations of our company, as provided in our charter; and

•	certain mergers, consolidations or sales or other dispositions of all or substantially all our assets, as provided in our charter.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to suspend or terminate the program upon 30 days’ notice or to reject any request for repurchase. In addition, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. Our share repurchase program is designed to allow stockholders to request redemptions on a daily basis but our ability to fulfill redemption requests is subject to a number of limitations. Most importantly, most of our assets consist of real estate properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. In addition, our share repurchase program limits the funds we may use to purchase share each calendar quarter to 10% of NAV as of the last day of the previous calendar quarter, unless such amount is increased by our advisor. Furthermore, our board of directors may limit, modify or suspend our share repurchase program, and our advisor may limit the amount of redemptions on a quarterly basis. Additionally, subject to limited exceptions, shares of our common stock that are redeemed within four months of the date of purchase may be subject to a short-term trading fee of 2% of the aggregate NAV per share. See “Share Repurchase Program.”

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the selling price of the shares, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.

The dealer manager, Realty Capital Securities, LLC, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you will have to rely on your own broker dealer to make an independent review of the terms of this offering. If your broker dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker dealer or investment banker. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of our performance and the value of our common stock relative to publicly traded companies.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 350,000,000 shares of stock, of which 300,000,000 shares are designated as common stock and 50,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase or decrease the aggregate number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All such shares may be issued in the discretion of our board of directors. Existing stockholders and investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, if we: (a) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan; (b) sell securities that are convertible into shares of our common stock; (c) issue shares of our common stock in a private offering of securities to institutional investors; (d) issue restricted share awards to our directors; (e) issue shares to our advisor or its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement; or (f) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of American Realty Capital Operating Partnership II, L.P., existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us. In addition, the partnership agreement for American Realty Capital Operating Partnership II, L.P. contains provisions that would allow, under certain circumstances, other entities, including other American Realty Capital-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of American Realty Capital Operating Partnership II, L.P. Because the limited partnership interests of American Realty Capital Operating Partnership II, L.P. may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between American Realty Capital Operating Partnership II, L.P. and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Future offerings of equity securities which are senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the per share trading price of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of equity securities. Under our charter, we may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. Any issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Upon liquidation, holders of our shares of preferred stock will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible, exercisable or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the per share trading price of our common stock and diluting their interest in us.

Payment of fees to American Realty Capital Advisors II, LLC and its affiliates reduces cash available for investment and distribution.

American Realty Capital Advisors II, LLC and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the management of our properties, the servicing of our mortgage, bridge or mezzanine loans, if any, and the administration of our other investments. They are paid substantial fees for these services, which reduces the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the section entitled “Management Compensation” in this prospectus.

Because of our holding company structure, we depend on our operating subsidiary and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of such operating subsidiary and its subsidiaries.

We are a holding company with no business operations of our own. Our only significant asset is and will be the general partnership interests of our operating partnership. We conduct, and intend to conduct, all of our business operations through our operating partnership. Accordingly, our only source of cash to pay our obligations is distributions from our operating partnership and its subsidiaries of their net earnings and cash flows. We cannot assure you that our operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders from cash flows from operations. Each of our operating partnership’s subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our operating partnerships and its subsidiaries liabilities and obligations have been paid in full.

Valuations and appraisals of our properties and valuations of our investments in real estate related assets are estimates of fair value and may not necessarily correspond to realizable value.

In order to calculate our daily NAV, our properties will initially be valued at cost, which we expect to represent fair value. After this initial valuation, valuations of properties will be conducted in accordance with our valuation guidelines and will be based partially on appraisals performed by independent appraisers at least quarterly after the respective calendar quarter in which such property was acquired. Similarly, our real estate related asset investments will initially be valued at cost, and thereafter will be valued quarterly, or in the case of liquid securities, daily, as applicable, at fair value as determined by our advisor. See "Valuation Policies." The valuation methodologies used to value our properties will involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Although our valuation guidelines are designed to accurately determine the fair value of our assets, appraisals and valuations will be only estimates, and ultimate realization depends on conditions beyond our advisor’s control. Further, valuations do not necessarily represent the price at which we would be able to sell an asset, because such prices would be negotiated. We will not retroactively adjust the valuation of such assets, the price of our common stock, the price we paid to redeem shares of our common stock or NAV-based fees we paid to our advisor and dealer manager. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be redeemed by us pursuant to our redemption plan, are based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Although our advisor is responsible for calculating our daily NAV, our advisor will base its calculations in part on appraisals of properties conducted by multiple independent appraisers, the accuracy of which our advisor will not independently verify.

In calculating our daily NAV, our advisor will include valuations of individual properties that were obtained from independent appraisers. Although our advisor is responsible for the accuracy of the daily NAV calculation and will provide our independent appraisers with valuation guidelines, we will not independently verify the appraised value of our properties. As a result, the appraised value of a particular property may be greater or less than its potential realizable value, which would cause our estimated NAV to be greater or less than the potential realizable NAV.

Our NAV per share may suddenly change if the appraised values of our properties materially change or the actual operating results differ from what we originally budgeted for that month.

Quarterly appraisals of our properties will probably not be spread evenly throughout the calendar quarter. We anticipate that such appraisals will be conducted near the end of each calendar quarter or each calendar month. Therefore, when these appraisals are reflected in our NAV calculation, there may be a sudden change in our NAV per share. In addition, actual operating results for a given month may differ from our original estimate, which may affect our NAV per share. We will base our calculation of estimated income and expenses on a monthly budget. As soon as practicable after the end of each month, we will adjust the estimated income and expenses to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the daily NAV per share for the previous month. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause our NAV per share to change, and such change will occur on the day the adjustment is made.

The NAV per share that we publish may not necessarily reflect changes in our NAV that we cannot immediately quantify.

We may experience events affecting our investments that may have a material impact on our NAV. For example, if a material lease is unexpectedly terminated or renewed, or a property experiences an unanticipated structural or environmental event, the value of a property may materially change. Furthermore, if we cannot immediately quantify the financial impact of any extraordinary events, our NAV per share as published on any given day will not reflect such events. As a result, the NAV per share published after the announcement of a material event may differ significantly from our actual NAV per share until we are able to quantify the financial impact of such events and our NAV is appropriately adjusted. The resulting potential disparity may benefit redeeming or non-redeeming stockholders, depending on whether NAV is overstated or understated.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Many of our properties will depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

We expect that most of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only if funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We intend to reserve only 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Many of our leases will not contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Any properties that we buy in the future will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. While we expect that many of our properties will be leased on a triple-net-lease basis or will require the tenants to pay all or a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we may have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

We will carry comprehensive general liability coverage and umbrella liability coverage on all our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the rehabilitation period. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government, and extends the federal terrorism insurance backstop through 2014. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions.

Our properties typically are, and we expect will be, located in developed areas. Therefore, there are and will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

Delays in acquisitions of properties may have an adverse effect on your investment.

There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and/or development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you. See the section entitled “Investment Strategy, Objectives and Policies — Acquisition and Investment Policies — Investing in Real Property” in this prospectus.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our recovery of an investment in a mortgage, bridge or mezzanine loan that has defaulted may be limited.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties will be subject to the Americans with Disabilities Act of 1990 (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Economic conditions may adversely affect our income and we could be subject to risks associated with acquiring discounted real estate assets.

U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to take the necessary steps to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets will recover, the value of our properties may decline if current market conditions persist or worsen.

In addition, we will be subject to the risks generally incident to the ownership of discounted real estate assets. Such assets may be purchased at a discount from historical cost due to, among other things, substantial deferred maintenance, abandonment, undesirable locations or markets, or poorly structured financing of the real estate or debt instruments underlying the assets, which has since lowered their value. Further, the continuing instability in the financial markets has limited the availability of lines of credit and the degree to which people and entities have access to cash to pay rents or debt service on the underlying the assets. Such illiquidity has the effect of increasing vacancies, increasing bankruptcies and weakening interest rates commercial entities can charge consumers, which can all decrease the value of already discounted real estate assets. Should conditions worsen, the continued inability of the underlying real estate assets to produce income may weaken our return on our investments, which, in turn, may weaken your return on investment.

Further, irrespective of the instability the financial markets may have on the return produced by discounted real estate assets, the evolving efforts to correct the instability make the valuation of such assets highly unpredictable. Though we intend to purchase real estate assets at a discount from historical cost, the fluctuation in market conditions make judging the future performance of such assets difficult. There is a risk that we may not purchase real estate assets at absolute discounted rates and that such assets may continue to decline in value.

Net leases may not result in fair market lease rates over time.

We expect a large portion of our rental income to come from net leases, which generally provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises and to terminate the lease prior to its expiration under specified circumstances. Furthermore, net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years. As a result, our income and distributions to our stockholders could be lower than they would otherwise be if we did not engage in net leases.

Our real estate investments may include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

We focus our investments on commercial and industrial properties, including special use single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.

Retail Industry Risks

The continued economic downturn in the United States has had, and may continue to have, an adverse impact on the retail industry generally. Slow or negative growth in the retail industry could result in defaults by retail tenants which could have an adverse impact on our financial operations.

The current economic downturn in the United States has had an adverse impact on the retail industry generally. As a result, the retail industry is facing reductions in sales revenues and increased bankruptcies throughout the United States. The continuation of adverse economic conditions may result in an increase in distressed or bankrupt retail companies, which in turn would result in an increase in defaults by tenants at our retail properties. Additionally, slow economic growth is likely to hinder new entrants into the retail market which may make it difficult for us to fully lease the real properties that we plan to acquire. Tenant defaults and decreased demand for retail space would have an adverse impact on the value of the retail properties that we plan to acquire and our results of operations.

Continued disruptions in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms, our ability to service any future indebtedness that we may incur and the values of our investments.

The capital and credit markets have been experiencing extreme volatility and disruption for nearly three years. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit. We will rely on debt financing to finance our properties and possibly other real estate-related investments. As a result of the ongoing credit market turmoil, we may not be able to obtain debt financing on attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reducing the number of acquisitions we would otherwise make, and/or to dispose of some of our assets. If the current debt market environment persists we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those higher yielding investments that do not require the use of leverage to meet our portfolio goals.

The continued disruptions in the financial markets and challenging economic conditions could adversely affect the values of investments we will acquire. Turmoil in the capital markets has constrained equity and debt capital available for investment in commercial real estate, resulting in fewer buyers seeking to acquire commercial properties and increases in capitalization rates and lower property values. Furthermore, these challenging economic conditions could further negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values of real estate properties and in the collateral securing any loan investments we may make. These could have the following negative effects on us:

•	the values of our investments in retail properties could decrease below the amounts we will pay for these investments;

•	the value of collateral securing any loan investment that we may make could decrease below the outstanding principal amounts of these loans;

•
revenues from properties we acquire could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay dividends or meet our debt service obligations on future debt financings; and/or

•
revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for the borrower to meet its payment obligations to us, which could in turn make it more difficult for us to pay dividends or meet our debt service obligations on future debt financings.

All of these factors could impair our ability to make distributions to our investors and decrease the value of an investment in us.

Retail conditions may adversely affect our income.

A retail property’s revenues and value may be adversely affected by a number of factors, many of which apply to real estate investment generally, but which also include trends in the retail industry and perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property. In addition, to the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases also may include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could be adversely affected by a general economic downturn.

Competition with other retail channels may reduce our profitability and the return on your investment.

Our retail tenants will face potentially changing consumer preferences and increasing competition from other forms of retailing, such as discount shopping centers, outlet centers, upscale neighborhood strip centers, catalogues and other forms of direct marketing, discount shopping clubs, internet websites and telemarketing. Other retail centers within the market area of our properties will compete with our properties for customers, affecting their tenants’ cash flows and thus affecting their ability to pay rent. In addition, some of our tenants’ rent payments may be based on the amount of sales revenue that they generate. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

Competition may impede our ability to renew leases or re-let space as leases expire and require us to undertake unbudgeted capital improvements, which could harm our operating results.

We expect that our properties will be located in developed areas. Any competitive properties that are developed close to our existing properties also may impact our ability to lease space to creditworthy tenants. Increased competition for tenants may require us to make capital improvements to properties that we would not have otherwise planned to make. Any unbudgeted capital improvements may negatively impact our financial position. Also, to the extent we are unable to renew leases or re-let space as leases expire, it would result in decreased cash flow from tenants and reduce the income produced by our properties. Excessive vacancies (and related reduced shopper traffic) at one of our properties may hurt sales of other tenants at that property and may discourage them from renewing leases.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

We expect that our properties will be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties are concentrated in a certain industry or retail category, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

We anticipate that our properties will consist primarily of retail properties. Our performance, therefore, is linked to the market for retail space generally.

The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. Customer traffic to these shopping areas may be adversely affected by the closing of stores in the same shopping center, or by a reduction in traffic to these stores resulting from a regional economic downturn, a general downturn in the local area where our store is located, or a decline in the desirability of the shopping environment of a particular shopping center. A reduction in customer traffic could have a material adverse effect on our business, financial condition and results of operations.

If we enter into long-term leases with retail tenants, those leases may not result in fair value over time.

Long-term leases do not allow for significant changes in rental payments and do not expire in the near term. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs could result in receiving less than fair value from these leases. These circumstances would adversely affect our revenues and funds available for distribution.

Risks Associated with Debt Financing and Investments

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

We expect that in most instances, we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for U.S. federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any single improved property. Under our charter, our borrowings may not exceed 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is our intention to limit our borrowings to 40% to 50% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless excess borrowing is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for such excess borrowing. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We expect that during the period of this offering we seek independent director approval of borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

The current state of debt markets could have a material adverse impact on our earnings and financial condition.

The domestic and international commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace American Realty Capital Advisors II, LLC as our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment and operating objectives.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Under our charter, our borrowings may not exceed 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is our intention to limit our aggregate borrowings to 40% to 50% of the fair market value of all of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We expect that during the period of this offering we will seek independent director approval of borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.

We may invest in collateralized mortgage-backed securities (CMBS), which may increase our exposure to credit and interest rate risk. We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with our investments in CMBS. In this context, credit risk is the risk that borrowers will default on the mortgages underlying the CMBS. We intend to manage this risk by investing in CMBS guaranteed by U.S. government agencies, such as the Government National Mortgage Association (GNMA), or U.S. government sponsored enterprises, such as the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC). Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the CMBS. For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing. As prepayments occur, principal is returned to the holders of the CMBS sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages. As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the CMBS. We intend to manage interest rate risk by purchasing CMBS offered in tranches, or with sinking fund features, that are designed to match our investment objectives. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Any real estate debt security that we originate or purchase are subject to the risks of delinquency and foreclosure.

We may originate and purchase real estate debt securities, which are subject to risks of delinquency and foreclosure and risks of loss. Typically, we will not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a real estate debt security secured by an income-producing property depends primarily upon the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the real estate debt security may be impaired. A property’s net operating income can be affected by, among other things:

•	increased costs, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;

•	property management decisions;

•	property location and condition;

•	competition from comparable types of properties;

•	changes in specific industry segments;

•	declines in regional or local real estate values, or occupancy rates; and

•	increases in interest rates, real estate tax rates and other operating expenses.

We bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the real estate debt security, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to you. In the event of the bankruptcy of a real estate debt security borrower, the real estate debt security to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the real estate debt security will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a real estate debt security can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed real estate debt security. We also may be forced to foreclose on certain properties, be unable to sell these properties and be forced to incur substantial expenses to improve operations at the property.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2011. However, we may terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in the best interests of our stockholders, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. We currently intend to structure our activities in a manner designed to satisfy all the requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization could jeopardize our ability to satisfy all the requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for distributions paid. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. While we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary (but such taxable REIT subsidiary will incur income taxes), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with a prohibited transaction safe harbor available under the Code for properties held for at least two years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our taxable REIT subsidiaries are subject to corporate-level taxes and our dealings with our taxable REIT subsidiaries may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We may use taxable REIT subsidiaries generally to hold properties for sale in the ordinary course of business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A taxable REIT subsidiary will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

If our operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

We intend to maintain the status of the operating partnership as a partnership or a disregarded entity for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

Our investments in certain debt instruments may cause us to recognize “phantom income” for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our shares of common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

We may choose to make distributions in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to distribute at least 90% of our taxable income (excluding net capital gains) to our stockholders. In order to satisfy this requirement, we may distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2010-12, up to 90% of any such taxable dividend with respect to the taxable years 2010 and 2011 could be payable in our common stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current or accumulated earnings and profits for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock, by withholding or disposing of part of the shares in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, such sale may put downward pressure on the trading price of our common stock.

Further, while Revenue Procedure 2010-12 applies only to taxable dividends payable by us in a combination of cash and stock with respect to the taxable years 2010 and 2011, and it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various tax aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

Distributions that we make to our stockholders generally will be taxable as ordinary income.

Distributions that we make to our stockholders generally will be taxable to our stockholders as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us, for taxable years beginning before January 1, 2011, as qualified dividend income generally to the extent they are attributable to dividends we receive from our taxable REIT subsidiaries, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates has been reduced by legislation to 15% for tax years beginning before January 1, 2011. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for dividends paid. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, we can provide no assurance to this effect.

Our multiple classes of shares could result in distributions to our stockholders being treated as “preferential dividends” due to the difference in treatment of fees by each class of shares, in which case our status as a REIT could be adversely affected.

The selling commissions and dealer manager fees that are charged on our retail shares will not be charged on our institutional shares.  Rather, we will pay a platform fee to our dealer manager on our institutional shares. There is no assurance that the difference with the way these fees are charged on our retail shares and institutional shares would not result in distributions on one or both classes of shares being treated as “preferential dividends.” Furthermore, even if we were able to obtain a favorable ruling on the “preferential dividend” issue, it is not clear that the platform fee would be deductible by us in calculating our REIT taxable income.  If we were not able to deduct the platform fee, but instead were required to capitalize it, we would likely need to increase the amount of our annual distributions in order to ensure we distribute at least 90% of our annual REIT taxable income. We are seeking a private letter ruling from the IRS that (1) distributions with respect to our retail shares and institutional shares will not be “preferential dividends” and (2) that the payment of the platform fee will be deductible by us in calculating our REIT taxable income. Without obtaining a favorable ruling on both of these issues, we may not qualify as a REIT and we could not receive an opinion from our tax counsel to the effect that, commencing with our taxable year ending December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our actual method of operation through the date hereof has enabled and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our stockholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT for each taxable year ending on or after December 31, 2011, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year after 2011. To help insure that we meet these tests, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Capital gain distributions attributable to sales or exchanges of U.S. real property generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain dividend will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the non-U.S. stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders.”

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a “U.S. real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Our common stock will not constitute a “U.S. real property interest” so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a U.S. real property interest if (a) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Sale of Shares.” We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders.”

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (c) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

ESTIMATED USE OF PROCEEDS

Depending primarily on the number and types of shares we sell in this offering, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum of $2,000,000 of common stock in this offering and the second scenario assumes that we sell the maximum of 1,500,000,000 of common stock, with both scenarios contemplating a price of $10.00 per retail share and $9.00 per institutional share. We estimate that for each share sold in this offering, approximately 87.0% of the proceeds will be available for the purchase of real estate in both the first scenario and second scenario. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions, platform fees and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan or on sales of institutional shares.  We will pay a platform fee on institutional shares.

If we encounter delays in the selection, acquisition or development of income-producing properties, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

	Minimum Offering (Not Including Distribution Reinvestment Plan)(1)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent

Gross offering proceeds, retail shares	$2,000,000	100.0%	$1,000,000,000	100.0%
Gross offering proceeds, institutional shares	$0	0%	$450,000,000	100.0%
Total	$2,000,000		$1,450,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee, retail shares(2)	$200,000	10.0%	$100,000,000	6.67%
Platform fee, institutional shares(3)	$—	—	—
Organization and offering expenses(4)	$30,000	1.5%	$22,499,999	1.5%
Amount available for investment(5)	$1,770,000	88.5%	$1,377,499,996	91.83%
Acquisition:(6)
Acquisition and advisory fees(7)	$17,700	1.0%	$13,775,000	1.0%
Acquisition expenses(8)	$10,620	0.6%	$8,265,000	0.6%
Amount invested in properties(9)	$1,741,680	87.08%	$1,355,459,999	90.36%

(1)	Calculations assume sale of approximately 200,000 retail shares and approximately 0 institutional shares.

(2)
Includes selling commissions equal to 7% of aggregate gross offering proceeds and a dealer manager fee equal to 3% of aggregate gross offering proceeds, both of which are payable to the dealer manager, our affiliate. We will not pay any selling commissions or a dealer manager fee on sales of shares under our distribution reinvestment plan or institutional shares. Realty Capital Securities, LLC, our broker dealer, in its sole discretion, intends to reallow selling commissions of up to 7% of aggregate gross offering proceeds to unaffiliated broker dealers participating in this offering attributable to the amount of retail shares sold by them. In addition, our dealer manager may reallow all or a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 3% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. Alternatively, a participating broker dealer may elect to receive a fee equal to 7.5% of gross proceeds from the sale of retail shares by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of gross proceeds of our primary offering. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. Realty Capital Securities, LLC anticipates, based on its past experience, that, on average, it will reallow 1% of the dealer manager fee to participating broker dealers. See the section entitled “Plan of Distribution” in this prospectus for a description of such provisions.

(3)	Amount of platform fee is based on NAV.

(4)
Organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to participating broker dealers and amounts to reimburse American Realty Capital Advisors II, LLC for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker dealers. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 1.5% of the aggregate gross proceeds of this offering over the life of the offering, which may include reimbursements to our advisor for other organization and offering expenses up to 0.5% for third-party due diligence fees included in a detailed and itemized invoice. Third-party due diligence fees may include fees for reviewing financial statements, offering documents, organizational documents, agreements and marketing materials, analysis of SEC and FINRA correspondence, and interviews with management.

(5)
Until required in connection with the acquisition and/or development of properties, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(6)
Working capital reserves will be maintained at the property level and are typically are utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender party may require its own formula for escrow of working capital reserves.

(7)
Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase of properties. We will pay to American Realty Capital Advisors II, LLC, our advisors, acquisition and advisory fees up to a maximum amount of 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and up to 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees shall not exceed 1.5% of the contract purchase price for all of the assets acquired. Assuming that we incur leverage up to 50% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition fees would be $35,400 and $26,550,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition fees would be $70,800 and $53,100,000, respectively.

(8)
Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, whether or not acquired. For purposes of this table, we have assumed expenses of 0.6% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rate share of debt attributable to such investment); however, expenses on a particular acquisition may be higher. Acquisition fees and expenses for any particular property will not exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). Assuming that we incur leverage up to 50% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition expenses would be $21,240 and $15,930,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition expenses would be $42,480 and $31,860,000, respectively.

(9)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves.

MARKET OVERVIEW

Investment Focus

We intend to acquire a diversified portfolio of freestanding, single-tenant retail and commercial real estate assets primarily triple-net leased long term to investment grade and other creditworthy tenants. The assembled portfolio will be well-diversified by tenant, industry and geography, comprised primarily of retail, office and industrial properties, including pharmacies, bank branches, freight, home repair, supermarket, healthcare, discounters, fast food and casual dining, auto care centers, gas and convenience stores and other similar uses. From a geographical standpoint, our target properties: (i) enjoy a strong location on “Main Street, USA;” or (ii) are situated along high traffic transit corridors at locations carefully selected by the corporate tenant to support operationally essential corporate distribution/warehouse and logistical facilities.

Investment Objectives

•
Freestanding, Single-Tenant Real Estate — We will pursue an investment strategy focused on acquiring a diversified portfolio of newly constructed and existing freestanding, single-tenant retail and commercial real estate assets comprised primarily of retail, office and industrial properties, including pharmacies, bank branches, fast food and casual dining, auto care centers, gas and convenience stores and other similar uses, which are located in the United States and the Commonwealth of Puerto Rico. While most of our investment will be directly in such properties, we may also invest in entities that own or invest in such properties.

•
Net Leases — We expect to primarily acquire triple-net and double-net leased properties, with contractual rent increases. Triple-net (NNN) leases typically require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance and repair, insurance, taxes, structural repairs and all other operating and capital expenses. Double-net (NN) leases typically provide that the landlord is responsible for maintaining the roof and structure, or other structural aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. Landlord responsibilities are generally mitigated by manufacturer warranties, construction guaranties and insurance.

•
Investment Grade Tenants — We intend to purchase properties leased to investment grade (S&P BBB- or better) and other creditworthy tenants. We will seek to build a portfolio where at least 50% of the portfolio net operating income will be derived from properties leased to investment grade tenants.

•
Industry, Geography and Tenant Diversity — We shall strive to assemble a portfolio of real estate that is diversified by industry, geography and tenancy. We do not anticipate any single tenant or geographic concentration to comprise more than 10% of our portfolio.

•
Real Estate Related Assets — Although we expect our portfolio will consist primarily of freestanding, single-tenant properties, we will not forgo opportunities to invest in other types of real estate investments that meet our overall investment objectives. We may also further diversify our portfolio by making first mortgage, bridge or mezzanine loans on single-tenant net-leased properties.

•
Discount to Replacement Cost — We intend to purchase properties valued at a substantial discount to replacement cost using current market rents, and with significant potential for appreciation largely through rent growth.

•
Low Leverage — We will finance our portfolio conservatively at a target leverage level of not more than 50% loan-to-value, which ratio will be determined after the close of this offering and once we have invested substantially all the proceeds of this offering.

•	Long-Term Leases — We expect to acquire real estate leased long-term with minimum, non-cancellable lease terms of ten or more years, the majority of which will be fifteen years or greater.

•
Monthly Distributions — We intend to pay distributions monthly, covered by MFFO, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations.”

•	Maximize Total Returns — We intend to maximize total returns to our shareholders through a combination of current income and realized appreciation.

•	Exit Strategy — We intend to maximize shareholder total returns through a highly disciplined acquisitions strategy, with a constant view towards a seamless and profitable exit.

Acquisition Environment

The current real estate equity and debt markets are creating a unique window of opportunity for buyers of retail real estate. The lack of liquidity and the stress in the market caused by falling rents, reduced occupancies and expanding capitalization rates has resulted in substantially reduced prices. Moreover, the real estate and capital markets’ dislocation has further re-priced real estate equities in favor of the purchaser at levels not seen since the early 1990’s. We intend to take advantage of this buyers’ market, which we believe will extend through our offering period. As the markets begin to stabilize, we anticipate capitalization rates to fall, rents to increase and occupancy rates to firm. We believe one or more of such events should cause property values to increase, thus creating profitable exit opportunities for us.

Our investment strategy is well suited for the current real estate environment. Many owners of commercial single-tenant real estate are experiencing increasing pressure as rents fall and loans secured by their real estate come due. Additionally, many owners of commercial single-tenant real estate are experiencing difficulties re-financing the debt on their properties. In the United States there currently is approximately $3.5 trillion of commercial real estate debt; more than $1.4 trillion of this debt is scheduled to mature between 2010 and 2013.

We believe that American corporations, seeking to reduce the costs of distributing their goods and services, are re-evaluating supply chain management and distribution/warehouse capabilities. We believe that this has led to an increased need for well-located real estate from which corporations may cost-efficiently aggregate from suppliers and deploy to their regional retail stores. We consider these two operationally essential categories as complementary to our overall portfolio.

Investment Team

Our real estate team is led by seasoned professionals who have institutional investing experience throughout various real estate cycles. The senior executives have acquired over $7 billion of real estate and real estate related assets. We believe a number of factors differentiate us from other non-traded REITs, including our targeted investment strategy, lack of legacy assets, close relationships with financial institutions and institutional investors that own substantial portfolios of our targeted assets, and our institutional management team.

Off-market Opportunities

Our real estate professionals have expertise in real estate and finance which will enable the REIT to acquire a diversified portfolio of properties providing shareholders with a competitive risk-adjusted return. The management team is capable of purchasing and financing a large number of properties simultaneously, while minimizing risk, creating diversification, protecting yield and achieving the stated investment objectives. The management team has a track-record of having acquired over $7 billion of net-leased properties and enjoys a broad network of relationships within most major real estate financial institutions. These relationships provide access to debt capital and the ability to negotiate favorable debt terms on a property by property basis. The ability to achieve favorable debt terms allows us to lever shareholder equity prudently and meet our established investment objectives and returns.

The real estate team is made up of persons with extensive legal, accounting, finance, operations and underwriting experience. We approach sale-leaseback opportunities by structuring and implementing leases that provide a business solution to the tenant’s financial, accounting, legal and strategic objectives. We create value for tenants through specific business-oriented lease structures not offered by other real estate buyers. The experience in structuring operating leases, as well as incorporating specific tenant requests, provides tenants the opportunity to create flexibility not typically found in traditional sale-leaseback transactions. This in turn has made us the landlord of choice for many tenants and provides us with opportunities not readily available in the broader market place.

Necessity Real Estate

Single-tenant, freestanding real estate represents much of the U.S. consumer’s necessity retail as it includes bank branches, convenience stores/gas stations, pharmacies, etc. Past trends have shown that the real estate industry has outperformed the S&P 500 leading up to and in the months following the previous three recent recessions. Furthermore, the National Council of Real Estate Investment Fiduciaries (NCREIF) Property Index (NPI) average annual returns have indicated that necessity based retail real estate has outperformed all other major real estate sectors in times of recession and the years following.

Discount to Replacement Cost

In recent years, rental rates have fallen, resulting in reduced property values and prices. Under current market conditions, we believe we can acquire properties at a significant discount to replacement cost and thus position our investors for asset appreciation.

Investment Considerations

We believe a number of factors differentiate us from other non-traded REITs, including:

•
Diversified Portfolio — We will pursue an investment strategy focused on acquiring a diversified portfolio of existing freestanding, single-tenant retail and commercial real estate assets comprised primarily of bank branch, convenience store/gas stations, pharmacies, etc. We will be selective in investing capital in high quality assets in strong locations. We shall strive to assemble a portfolio of real estate that is diversified by industry, geography, tenancy, credit, and use. We do not anticipate any single tenant or geographic concentration to comprise more than 10% of our portfolio. We intend to purchase properties leased to investment grade (S&P BBB- or better) and other creditworthy tenants. We will seek to build a portfolio where at least 50% of the portfolio will be comprised of properties leased to investment grade tenants. Since we intend to acquire long-term leases with minimum, non-cancellable lease terms of ten or more years, the majority of which will be fifteen years or greater, we are less subject to vacancy risk and tenant turnover than our competitors who invest in multi-tenant properties. This allows us to better withstand periods of economic uncertainty when compared with properties with a number of short-term leases. Our individual investments also tend to be smaller because we buy freestanding single-tenant properties versus multi-tenant properties such as malls, shopping centers and office buildings. This allows us to achieve much greater diversification by geography, tenant mix and property type. By achieving such diversification, we are less likely to be negatively affected by economic downturns in local markets. Although we expect our portfolio will consist primarily of freestanding, single-tenant properties, we will not forgo opportunities to invest in other types of real estate investments that meet our overall investment objectives. Additionally, we expect to further diversify our portfolio by making first mortgage, bridge or mezzanine loans on single-tenant net-leased properties. We will acquire or invest in properties and loans located only in the United States and the Commonwealth of Puerto Rico.

•
Investment-Grade Tenants — We intend to build a portfolio where 50% or more of our distributions are from rents guaranteed by investment grade tenants. We believe that in addition to simply having investment grade tenants in our portfolio, the majority of the properties must be tenanted by investment grade (S&P rated BBB- or better) companies in order to provide durable, predictable investor returns. While we intend to pay distributions equivalent to those of our competitors, we believe that the risk-adjusted returns on our portfolio are superior to those of our competitors due to the high concentration of investment grade tenants, the duration of our leases, i.e., 10 years and greater, and the net lease structure of these leases.

•
Net Leases — The net leases with our tenants allow us to pass through all operating and capital expense items directly to our tenant. The tenant is billed directly for all expense items and capital costs and the tenant pays such costs, directly to the provider without having to go through us. Multi-tenant retail and commercial properties, unlike our net lease properties, are subject to much greater volatility in operating results due to unexpected increases in operating costs or unforeseen capital items and repair expenses. Our leases allow us to pass through these costs to the tenant.

•
Unique Buy and Sell Strategy and Timing — We will focus on helping our investors take advantage of the current retail real estate buyers’ market. We intend to acquire high-quality properties at a discount to replacement cost, increase the cash flow of the properties through rent increases and thus improve the value of the properties. We believe the current market will enable us to pay monthly distributions fully covered by MFFO.

•
No Legacy Issues — Because we will begin with no inventory, and purchase properties at current values, and will not be burdened with legacy assets, we are better positioned to deliver shareholder value. Additionally, we are not asking our shareholders to invest in previously acquired real estate that is not performing as originally expected or overvalued in today’s environment. We will build an entirely new portfolio that meets our investment criteria.

•	Experienced Management Team — The executives of our advisor have acquired over $7 billion of net-leased real estate.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained American Realty Capital Advisors II, LLC to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under section entitled “— The Advisor” below, our advisor will be responsible for making investment decisions subject to the approval of our board of directors.

Our charter has been reviewed and ratified by at least a majority of our board of directors, including the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and by-laws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than ten, provided, however, that there may be fewer than three directors at any time that we have only one stockholder of record. We have a total of five directors, including three independent directors. Our charter provides that, after we commence this offering, a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined in accordance with article IV of our charter and complies with Section I.B. 14 of the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. Currently, each of our directors has substantially in excess of three years of relevant real estate experience. At least one of the independent directors must have at least three years of relevant real estate experience and at least one of our independent directors must be a financial expert with at least three years of financial experience.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them after we accept any subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the stockholders. Independent directors shall nominate replacements for vacancies in the independent director positions. Each director will be bound by the charter and the by-laws.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors must maintain their fiduciary duty to us and our stockholders and supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must determine that any transaction with American Realty Capital Advisors II, LLC or its affiliates is fair and reasonable to us. The independent directors also are responsible for reviewing the performance of American Realty Capital Advisors II, LLC and determining that the compensation to be paid to American Realty Capital Advisors II, LLC is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to American Realty Capital Advisors II, LLC or its affiliates in relation to the size, composition and performance of our investments;

•	the success of American Realty Capital Advisors II, LLC in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

•	additional revenues realized by American Realty Capital Advisors II, LLC and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by American Realty Capital Advisors II, LLC and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by American Realty Capital Advisors II, LLC or its affiliates for its other clients.

Neither our advisor nor any of its affiliates nor any director may vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of such director or American Realty Capital Advisors II, LLC as our advisor, or (2) any transaction between us and American Realty Capital Advisors II, LLC, such director or any of their respective affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which a director, our advisor or any of their respective affiliates may not vote or consent, any shares owned by such director, our advisor or any of their respective affiliates will not be included.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including property acquisitions. However, our charter and by-laws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board’s discretion. Our charter and by-laws require that a majority of the members of each committee of our board is to be comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee, which consists of our three independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. One of our initial independent directors, , will qualify as an audit committee financial expert. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)

Nicholas S. Schorsch	49	Chairman of the Board of Directors and Chief Executive Officer
William M. Kahane	62	President, Treasurer and Director
Peter M. Budko	50	Executive Vice President and Chief Operating Officer
Brian S. Block	38	Executive Vice President and Chief Financial Officer
Edward M. Weil, Jr.	43	Executive Vice President and Secretary

Nicholas S. Schorsch has served as the chairman of the board and chief executive officer of our company since our formation in September 2010. Mr. Schorsch also has been the chief executive officer of our advisor since its formation in September 2010. Mr. Schorsch also has been the chairman of the board and chief executive officer of ARCT and chief executive officer of the ARCT property manager and the ARCT advisor since their formation in August 2007, chairman and chief executive officer of NYRR since its formation in October 2009, chief executive officer of the NYRR property manager and the NYRR advisor since their formation in November 2009 and chairman of the board and chief executive officer of ARC RCA since its formation in July 2010 and chief executive officer of the ARC RCA advisor since its formation in May 2010. Mr. Schorsch also has been the chairman of the board and chief executive officer of ARC HT and chief executive officer of the ARC HT advisor since their formation in August 2010. Mr. Schorsch has also been director and the chief executive officer of Business Development Corporation which was formed in May 2010. From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice-chairman of American Financial Realty Trust (AFRT) from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group (AFRG) and its successor corporation, now AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer of ARCT and NYRR, his previous experience as president, chief executive officer and vice chairman of AFRT, and his significant real estate acquisition experience make him well qualified to serve as our chairman of the board.

William M. Kahane has served as president, treasurer and director of our company since our formation in September 2010. He has been active in the structuring and financial management of commercial real estate investments for over 25 years. Mr. Kahane also has been president, chief operating officer and treasurer of our advisor since its formation in September 2010. Mr. Kahane also has been the president, chief operating officer and treasurer of ARCT and president, chief operating officer and treasurer of the ARCT property manager and the ARCT advisor since their formation in August 2007 and the president, chief operating officer and treasurer of NYRR since its formation in October 2009, and president, chief operating officer and treasurer of the NYRR property manager and the NYRR advisor since their formation in November 2009. Mr. Kahane is a director of PEARC and the president, chief operating officer and treasurer of the PEARC advisor since their formation in December 2009 and president, treasurer and director of ARC RCA since its formation in July 2010 and president, chief operating officer and treasurer of the advisor of ARC RCA since its formation in May 2010. Mr. Kahane has also been a director and the president and chief operations officer of Business Development Corporation since its formation in May 2010.Mr. Kahane also has been the president, director and treasurer of ARC HT and president, chief operating officer and treasurer of the ARC HT advisor since their formation in August 2010. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at AFRT (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Since 2008, Mr. Kahane has served as a member of the Investment Committee of Aetos Capital Asia III Advisors LLC, an investment fund managed by Aetos Capital which is focused on investments in real estate and related assets primarily in Japan and China. From 1997 until 2005, Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business where he was a Mason Smith Fellow and received a Japan Foundation Grant. Mr. Kahane serves as a trustee of Occidental College and is a member of the Board of Trustees of Temple Emanu-El in New York City. We believe that Mr. Kahane’s current experience as president, chief operating officer and treasurer of ARCT and NYRR, his prior experience as chairman of the board of Catellus Development Corp., and his significant investment banking experience in real estate make him well qualified to serve as a member of our Board of Directors.

Peter M. Budko has served as executive vice president and chief operating officer of our company since our formation in September 2010. He also has been executive vice president of our advisor since its formation in September 2010. Mr. Budko also has been executive vice president and chief investment officer of ARCT, the ARCT property manager, the ARCT advisor and our dealer manager since their formation in August 2007 and executive vice president and chief investment officer of NYRR since its formation in October 2009 and the NYRR property manager and the NYRR advisor since their formation in November 2009. He has also been executive vice president and chief operating officer of ARC RCA since its formation in July 2010 and executive vice president of the advisor of ARC RCA since its formation in May 2010. Mr. Budko also has been executive vice president and chief investment officer of ARC HT and the ARC HT advisor since their formation in August 2010. Mr. Budko has been the executive vice president and chief investment officer of Business Development Corporation since its formation in May 2010. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from February 1997 – January 2006. The Wachovia Structured Asset Finance Group structured and invested in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 – 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in Physics from the University of North Carolina.

Brian S. Block has served as executive vice president and chief financial officer of our company since our formation in September 2010. He also has been executive vice president and chief financial officer of our advisor since its formation in September 2010. Mr. Block also has been executive vice president and chief financial officer of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007 and executive vice president and chief financial officer of NYRR since its formation in October 2009 and the NYRR property manager and the NYRR advisor since their formation in November 2009. He has also served as executive vice president and chief financial officer of ARC RCA since its formation in July 2010 and executive vice president and chief financial officer of the ARC RCA advisor since its formation in May 2010. Mr. Block has also been executive vice president and chief financial officer of ARC HT and the ARC HT advisor since their formation in August 2010. Mr. Block has been the executive vice president and chief financial officer of Business Development Corporation since its formation in May 2010. Mr. Block is responsible for the accounting, finance and reporting functions at American Realty Capital. He has extensive experience in SEC reporting requirements, as well as REIT tax compliance matters. Mr. Block has been instrumental in developing American Realty Capital’s infrastructure and positioning the organization for growth. Mr. Block began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the chief financial officer of a venture capital-backed technology company for several years prior to joining AFRT in 2002. While at AFRT, Mr. Block served as senior vice president and chief accounting officer and oversaw the financial, administrative and reporting functions of the organization. He is a certified public accountant and is a member of the AICPA and PICPA. Mr. Block serves on the REIT Committee of the Investment Program Association. Mr. Block received a B.S. from Albright College and an M.B.A. from La Salle University.

Edward M. Weil, Jr. has served as executive vice president and secretary of our company since our formation in September 2010. He also has been executive vice president and secretary of our advisor since its formation in September 2010. Mr. Weil also has been executive vice president and secretary of ARCT and executive vice president of the ARCT advisor and the ARCT property manager since their formation in August 2007 and executive vice president and secretary of NYRR since its formation in October 2009 and executive vice president of the NYRR property manager and the NYRR advisor since their formation in November 2009. He also has been executive vice president and secretary of ARC RCA since its formation in July 2010 and executive vice president and secretary of the ARC RCA advisor since its formation in May 2010. Mr. Weil has also been executive vice president and secretary of ARC HT and the ARC HT advisor since their formation in August 2010. From October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited. He was formerly the senior vice president of sales and leasing for AFRT (as well as for its predecessor, AFRG) from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square-foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. From July 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University.

Compensation of Directors

We pay to each of our independent directors a retainer of $25,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is an employee of American Realty Capital Trust II, Inc. or American Realty Capital Advisors II, LLC or their affiliates, we do not pay compensation for services rendered as a director. Our independent directors also receive 3,000 restricted shares of common stock each year under our restricted share plan.

Restricted Share Plan

We intend to adopt prior to our effective date our employee and director incentive restricted share plan to:

•	furnish incentives to individuals chosen to receive restricted shares because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and

•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of our common shares.

Our employee and director incentive restricted share plan will be administered by the board of directors. The board of directors will have the full authority: (1) to administer and interpret the employee and director incentive restricted share plan; (2) to determine the eligibility of directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of the advisor or of entities that provide services to us, certain of our consultants and certain consultants to the advisor and its affiliates or to entities that provide services to us, to receive an award; (3) to determine the number of shares of common stock to be covered by each award; (4) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the employee and director incentive restricted share plan); (5) to make determinations of the fair market value of shares; (6) to waive any provision, condition or limitation set forth in an award agreement; (7) to delegate its duties under the employee and director incentive restricted share plan to such agents as it may appoint from time to time; and (8) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the employee and director incentive restricted share plan, including the delegation of those ministerial acts and responsibilities as the board of directors deems appropriate. The total number of common shares that may be issued under the employee and director incentive restricted share plan will not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 7,500,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Our restricted share plan provides for the automatic grant of 3,000 restricted shares of common stock to each of our independent directors, without any further action by our board of directors or the stockholders, on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

Restricted share awards entitle the recipient to common shares from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

Stock Option Plan

Prior to the effective date of this offering, we intend to adopt a stock option plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our advisor, property manager and affiliates, as well as personnel of our advisor, property manager and affiliates, and any joint venture affiliates of ours. Our stock option plan will be administered by the board of directors. The board of directors will have the full authority: (1) to administer and interpret the stock option plan, (2) to authorize the granting of awards, (3) to determine the eligibility of directors, officers, advisors, consultants and other personnel, including our advisor, property manager and affiliates, as well as personnel of our advisor, property manager and affiliates, and any joint venture affiliates of ours, to receive an award, (4) to determine the number of shares of common stock to be covered by each award, (5) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the stock option plan), (6) to prescribe the form of instruments evidencing such awards, and (7) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the stock option plan or the administration or interpretation thereof; however, the board of directors may not take any action under our stock option plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. In connection with this authority, the board of directors may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The total number of shares that may be made subject to awards under our stock option plan initially will be 500,000 (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). We may not issue options or warrants to purchase shares to our advisor, our directors or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to our advisor, our directors or any of their affiliates cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options. See the section entitled “Investment Strategy, Objectives and Policies —  Investment Limitations” in this prospectus for a description of limitations imposed by our charter on our ability to issue stock options and warrants under our stock option plan.

If any vested awards under the stock option plan are paid or otherwise settled without the issuance of common stock, or any shares of common stock are surrendered to or withheld by us as payment of all or part of the exercise price of an award and/or withholding taxes in respect of an award, the shares that were subject to such award will not be available for re-issuance under the stock option plan. If any awards under the stock option plan are cancelled, forfeited or otherwise terminated without the issuance of shares of common stock (except as described in the immediately preceding sentence), the shares that were subject to such award will be available for re-issuance under the stock option plan. Shares issued under the stock option plan may be authorized but unissued shares or shares that have been reacquired by us. If the board of directors determines that any dividend or other distribution (whether in the form of cash, common stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the stock option plan, then the board of directors will make equitable changes or adjustments to any of or all: (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, base price or purchase price relating to any award; and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the board of directors may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of stock). Awards under the stock option plan are intended to either be exempt from, or comply with, Section 409A of the Code.

Unless otherwise determined by the board of directors and set forth in an individual award agreement, upon termination of an award recipient’s services to us, any then unvested awards will be cancelled and forfeited without consideration. Upon a change in control of us (as defined under the stock option plan), any award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the award will be deemed to be fully achieved, provided, that with respect to an award that is subject to Section 409A of the Code and requires payment on a change in control, a change in control of us must constitute a “change of control” within the meaning of Section 409A of the Code.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating our independent directors, we intend to issue stock options under our stock option plan on the same terms as such options are sold to the general public and we have issued, and we intend to issue, restricted share awards under our employee and director incentive restricted share plan, each of which is described above. Stock options issued will not exceed an amount equal to 10% of the outstanding shares of our company on the date of a grant of an option. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code.

Under Section 409A, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Section 409A of the Internal Revenue Code provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Internal Revenue Code). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”

If Section 409A applies to any of the awards issued under either plan described above, or if Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A. It is our current belief, based upon the statute, the regulations issued under Section 409A and legislative history, that the stock options we currently intend to grant and the restricted share awards we have granted and that we currently intend to grant will not be subject to taxation under Section 409A because neither such stock options nor such restricted share awards will be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any stock options or restricted share awards which we have granted or which hereafter may be granted will not be affected by Section 409A, or that any such stock options or restricted share awards will not be subject to income taxation under Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, American Realty Capital Advisors II, LLC or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, American Realty Capital Advisors II, LLC and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the person seeking indemnification was acting on our behalf or performing services for us; and

•
the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct.

In any such case, the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

In addition, we will not indemnify any director, our advisor or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless American Realty Capital Advisors II, LLC and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates in advance of final disposition of a proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;

•
the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;

•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•
the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

The Advisor

Our advisor is American Realty Capital Advisors II, LLC. Our officers and two of our directors also are officers, key personnel and/or members of American Realty Capital Advisors II, LLC. American Realty Capital Advisors II, LLC will have contractual responsibility to us and our stockholders pursuant to the advisory agreement, executed on         . American Realty Capital Advisors II, LLC is indirectly majority-owned and controlled by Messrs. Schorsch and Kahane.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)

Nicholas S. Schorsch	49	Chief Executive Officer
William M. Kahane	62	President, Chief Operating Officer, Treasurer
Peter M. Budko	50	Executive Vice President
Brian S. Block	38	Executive Vice President and Chief Financial Officer
Edward M. Weil, Jr.	43	Executive Vice President and Secretary

The backgrounds of Messrs. Schorsch, Kahane, Budko, Block and Weil are described in the “Management — Executive Officers and Directors” section of this prospectus.

Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

The officers and key personnel of American Realty Capital Advisors II, LLC may spend a portion of their time on activities unrelated to us. Each of the officers and key personnel, including Messrs. Schorsch and Kahane, is currently expected to spend a significant portion of their time on our behalf but may not always spend a majority of their time on our behalf. In addition to the key personnel listed above, American Realty Capital Advisors II, LLC employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of American Realty Capital Operating Partnership II, L.P.

The anticipated amount of reimbursement to American Realty Capital Advisors II, LLC for personnel costs will be evaluated on an ongoing basis. Such reimbursement will be based on a number of factors, including profitability, funds available and our ability to pay distributions from cash flow generated from operations. The anticipated amount of reimbursement on an annual basis for our executive officers is $500,000 for all executives, including base salary, bonuses and related benefits.

Many of the services to be performed by American Realty Capital Advisors II, LLC in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect American Realty Capital Advisors II, LLC will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, American Realty Capital Advisors II, LLC has undertaken to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, American Realty Capital Advisors II, LLC, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•
enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and

•
prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies.

The advisor may not acquire any property or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors.

The advisory agreement has a one-year term ending         , 2012, and may be renewed for an unlimited number of successive one-year periods. Upon declaration of effectiveness of the registration statement, of which this prospectus is a part, the term of the advisory agreement will be renewed and will continue for a period of one year. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice.

A majority of our independent directors may elect to terminate the advisory agreement. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function. In addition, upon termination of the agreement, our advisor will be entitled to a subordinated termination fee, as described below.

We will pay our advisor fees and distributions and reimburse it for certain expenses incurred on our behalf. For a detailed description of the fees and expense reimbursements payable to our advisor, see the section in this prospectus entitled “Management Compensation.”

American Realty Capital Advisors II, LLC and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, American Realty Capital Advisors II, LLC is required to devote sufficient resources to our administration to discharge its obligations. American Realty Capital Advisors II, LLC currently has no paid employees; however, as of September 15, 2010 its affiliates had approximately 35 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. American Realty Capital Advisors II, LLC may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity if at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

Affiliated Companies

Property Manager

Our properties will be managed and leased initially by American Realty Capital Properties II, LLC, our property manager. American Realty Capital Properties II, LLC is indirectly wholly-owned and controlled by Messrs. Schorsch and Kahane. Nicholas S. Schorsch serves as chief executive officer of American Realty Capital Properties II, LLC. William M. Kahane serves as its president and treasurer. Brian S. Block serves as Executive Vice President and Chief Financial Officer of American Realty Capital Properties II, LLC. Peter M. Budko serves as Executive Vice President of American Realty Capital Properties II, LLC. Edward M. Weil, Jr. serves as Executive Vice President and Secretary of American Realty Capital Properties II, LLC. See the section entitled “Conflicts of Interest” in this prospectus.

American Realty Capital Properties II, LLC was organized in 2010 to lease and manage properties that we or our affiliated entities acquire. We will pay our property manager fees and distributions and reimburse it for certain expenses incurred on our behalf. For a detailed description of the fees and expense reimbursements payable to our property manager or its affiliates, see the section in this prospectus entitled “Management Compensation.”

American Realty Capital Operating Partnership II, L.P., American Realty Capital Trust II, Inc. and American Realty Capital Properties II, LLC entered into a property management and leasing agreement on         . The property management and leasing agreement has a one-year term ending         , 2012, and is subject to successive one-year renewals unless American Realty Capital Properties II, LLC provides written notice of its intent to terminate at least 30 days prior to the expiration of the initial or renewal term. We also may terminate the agreement upon 30 days’ prior written notice in the event of negligence or misconduct by the property manager.

The Company intends to build a portfolio comprised almost entirely of triple-net (NNN)(1) and double-net (NN)(2) leased real estate. Given the terms of these leases, tenant improvements will almost always be the responsibility of the tenant. There may be limited circumstances where tenant improvements become the landlord’s responsibility, e.g., Governmental Services Administration (GSA) leases, at which point the property manager will have to seek approval from our advisors on our behalf pursuant to the terms of the Advisory Agreement prior to providing tenant improvement services. In the event that American Realty Capital Properties II, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations” below.

The property manager also directs the purchase of equipment and supplies, and supervises all maintenance activity, for our properties. The management fees paid to the property manager cover, without additional expense to us, all of the property manager’s general overhead costs. The principal office of the property manager is located at 405 Park Avenue, New York, New York 10022.

Dealer Manager

Realty Capital Securities, LLC, our dealer manager, is a member firm of the Financial Industry Regulatory Authority, or FINRA. Realty Capital Securities, LLC was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Realty Capital Securities, LLC provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to Realty Capital Securities, LLC in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Realty Capital Securities, LLC also serves as dealer manager for ARCT, ARC HT and United Development Funding IV.

(1)	Triple-net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any.

(2)
Double-net leases typically have the landlord responsible for the roof and structure, or other aspects of the property, while the tenant is responsible for all remaining expenses associated with the property

Realty Capital Securities, LLC is a wholly owned subsidiary of American Realty Capital II, LLC. Accordingly, Messrs Schorsch and Kahane are indirect owners of Realty Capital Securities, LLC. Realty Capital Securities, LLC is an affiliate of both our advisor and the property manager. See the section entitled “Conflicts of Interest” in this prospectus.

The current officers of Realty Capital Securities, LLC are:

Name	Age	Position(s)

Louisa Quarto	42	President
Kamal Jafarnia	43	Executive Vice President and Chief Compliance Officer
Alex MacGillivray	48	Executive Vice President and National Sales Manager

The backgrounds of Messrs. Jafarnia and MacGillivray and Ms. Quarto are described below:

Louisa Quarto has been the President of Realty Capital Securities LLC, our dealer manager, since September 2009. Ms. Quarto served as Senior Vice President and Chief Compliance Officer for our dealer manager from May 2008 until February 2009, as Executive Managing Director from November 2008 through July 2009 and Co-President from July 2009 through August 2009. Ms. Quarto also has been Senior Vice President for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for Realty Capital Securities include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker dealer subsidiary, Carey Financial LLC, beginning as a Associate Marketing Director in 1996, becoming Second Vice president in 1999, Vice President in 2000 and Senior Vice President in 2004. From July 2005 through April 2008 Ms. Quarto served as Executive Director and Chief Management Officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s, or IPA, Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

Kamal Jafarnia has been the executive vice president and chief compliance officer of our dealer manager since February 2009. Mr. Jafarnia has served as a senior vice president of American Realty Capital since November 2008. Mr. Jafarnia has more than 15 years of experience both as an attorney and as a compliance professional, including 10 years of related industry experience in financial services. From March 2008 to October 2008, Mr. Jafarnia served as executive vice president of Franklin Square Capital Partners and as chief compliance officer of FB Income Advisor, LLC, the registered investment adviser to Franklin Square’s proprietary offering, where he was responsible for overseeing the regulatory compliance programs for the firm. From May 2006 to March 2008, Mr. Jafarnia was assistant general counsel and chief compliance officer for Behringer Harvard and Behringer Securities, LP, respectively, where he coordinated the selling group due diligence and oversaw the regulatory compliance efforts. From September 2004 to May 2006, Mr. Jafarnia worked as vice president of CNL Capital Markets, Inc. and chief compliance officer of CNL Fund Advisors, Inc. Mr. Jafarnia earned a B.A. from the University of Texas at Austin and a J.D. from Temple University School of Law in Philadelphia, Pennsylvania. He is currently participating in the Masters of Laws degree program in Securities and Financial Regulation at the Georgetown University Law Center in Washington, DC. Mr. Jafarnia holds FINRA Series 6, 7, 24, 63 and 65 licenses.

Alex MacGillivray has been the senior vice president and national sales manager of our dealer manager since June 2009. Mr. MacGillivary was recently promoted to Executive Vice President. Mr. MacGillivray has over 20 years of sales experience and his current responsibilities include sales, marketing, and managing the distribution of all products offered by our dealer manager. From January 2006 to December 2008, he was a director of sales at Prudential Financial with responsibility for managing a team focused on variable annuity sales through numerous channels. From December 2003 to January 2006, he was a national sales manager at Lincoln Financial, overseeing a team focused on variable annuity sales. From June 1996 to October 2002, he was a senior sales executive at AXA Equitable, initially as division sales manager, promoted to national sales manager, and promoted again to chief executive officer and president of AXA Distributors, with responsibility for variable annuity and life insurance distribution. From February 1992 to May 1996, Mr. MacGillivray was a regional vice president at Fidelity Investments with responsibility for managing the sales and marketing of mutual funds to broker-dealers. While at Fidelity Investments, he was promoted to senior vice president and district sales manager in 1994. From October 1987 to 1990, Mr. MacGillivray was a regional vice president at Van Kampen Merritt where he represented mutual funds, unit investment trusts, and closed end funds. Mr. MacGillivray holds FINRA Series 7, 24 and 63 licenses.

Investment Decisions

The primary responsibility for the investment decisions of American Realty Capital Advisors II, LLC and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian Block and Edward M. Weil, Jr. American Realty Capital Advisors II, LLC seeks to invest in commercial properties on our behalf that satisfy our investment objectives. To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of its affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Certain Relationships and Related Transactions

Advisory Agreement.  We entered into an advisory agreement with American Realty Capital Advisors II, LLC, on September   , 2010 whereby American Realty Capital Advisors II, LLC will manage our day-to-day operations. We will pay our advisor certain fees, distributions and expense reimbursements pursuant to the advisory agreement. See the section entitled “Management Compensation” for a description of such fees and expense reimbursements.

Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, also is the chief executive officer of American Realty Capital Advisors II, LLC. William M. Kahane, our president, treasurer and a director is the president, chief operating officer and treasurer of American Realty Capital Advisors II, LLC. Messrs. Schorsch and Kahane are indirect owners of American Realty Capital Advisors II, LLC. Peter M. Budko, our executive vice president and chief operating officer, also is executive vice president of American Realty Capital Advisors II, LLC. Brian S. Block, our executive vice president and chief financial officer, also is the executive vice president and chief financial officer of American Realty Capital Advisors II, LLC. Edward M. Weil, Jr., our executive vice president and secretary, also is the executive vice president and secretary of American Realty Capital Advisors II, LLC. For a further description of this agreement, see the sections entitled “— The Advisor,” “Management Compensation” and “Conflicts of Interest” in this prospectus.

Property Management Agreement.  We will enter into a Property Management and Leasing Agreement with American Realty Capital Properties II, LLC. We will pay American Realty Capital Properties II, LLC certain fees, distributions and expense reimbursements pursuant to the Property Management and Leasing Agreement. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, also is the chief executive officer of American Realty Capital Properties II, LLC. William M. Kahane, our president, treasurer and a director, is the president, chief operating officer and treasurer of American Realty Capital Properties II, LLC. Messrs. Schorsch and Kahane are indirect owners of American Realty Capital Properties II, LLC. Peter M. Budko, our executive vice president and chief operating officer, also is the executive vice president of American Realty Capital Properties II, LLC. Brian S. Block, our executive vice president and chief financial officer, also is the executive vice president and chief financial officer of American Realty Capital Properties II, LLC. Edward M. Weil, Jr., our executive vice president and secretary, also is the executive vice president and secretary of American Realty Capital Properties II, LLC. For a further description of this agreement, see the sections entitled “— Affiliated Companies — Property Manager,” “Management Compensation” and “Conflicts of Interest” in this prospectus.

Dealer Manager Agreement.  We will enter into a Dealer Manager Agreement with Realty Capital Securities, LLC, our dealer manager. We will pay to Realty Capital Securities, LLC a selling commission and certain expense reimbursements. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane, our president and treasurer, together indirectly own a majority of the ownership and voting interests of Realty Capital Securities, LLC. Louisa Quarto is president of Realty Capital Securities, LLC. Kamal Jafarnia is executive vice present and chief compliance officer of Realty Capital Securities, LLC. For a further description of this agreement, see the sections entitled “— Affiliated Companies  — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.

MANAGEMENT COMPENSATION

We have no paid employees. American Realty Capital Advisors II, LLC, our advisor, and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to American Realty Capital Advisors II, LLC and its affiliates, including amounts to reimburse their costs in providing services. In the sole discretion of our advisor, our advisor may elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock. The selling commissions may vary for different categories of purchasers. See the section entitled “Plan of Distribution” in this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any shares sold through out distribution reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering ($2,000,000 of common shares)*/Maximum Offering (100,000,000 retail shares and 55,555,555 institutional shares)
Selling Commission, retail shares(1)
We will pay to Realty Capital Securities, LLC 7% of gross proceeds of our primary offering of retail shares; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan or institutional shares; Realty Capital Securities, LLC will reallow all selling commissions to participating broker dealers. Alternatively, a participating broker dealer may elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of gross proceeds of our primary offering.
$140,000/$70,000,000
Dealer Manager Fee, retail shares(1)
We will pay to Realty Capital Securities, LLC 3% of gross proceeds of our primary offering of retail shares; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan or sales of institutional shares; Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fees to participating broker dealers. The dealer manager fee will be reduced to 2.5% of gross proceeds of our primary offering in the event a participating broker dealer elects to receive the 7.5% fee described in “Selling Commission” above.
$60,000/30,000,000 (assumes a 3% dealer manager fee)
Selling Commission, institutional shares	We will not pay any up front selling commissions on institutional shares.	None.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering ($2,000,000 of common shares)*/Maximum Offering (100,000,000 retail shares and 55,555,555 institutional shares)
Platform Fee, institutional shares
For the institutional shares, we will pay our dealer manager an asset-based platform fee that is payable monthly in arrears and accrues daily in an amount equal to (a) the number of shares of our common stock outstanding each day during such month, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.70% of our NAV per institutional share during such day. Our dealer manager may re-allow a portion of this fee to participating broker dealers, with respect to shares originally sold with the participating broker dealer’s assistance or with respect to which the participating broker dealer provides ongoing stockholder services and is the broker dealer of record on the payment date.

The actual amount will depend on the number of institutional shares sold, the NAV per share and the period of time that the investor continues to hold the shares. Aggregate underwriting compensation from all sources, including the platform fee, the portion of the organization and offering fee paid for underwriting and underwriting compensation paid by the advisor and its affiliates, will not exceed 10% of the gross proceeds from our primary offering.

Organization and Offering Expenses
We will reimburse American Realty Capital Advisors II, LLC up to 1.5% of gross offering proceeds for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses up to 0.5% of the gross offering proceeds for third party due diligence fees included in detailed and itemized invoices.(2)  As of September 30, 2010, the advisor has paid no organization and offering expenses on our behalf.
$30,000 / $22,499,999
Operational Stage
Acquisition Fees
We will pay to American Realty Capital Advisors II, LLC or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of acquisition expenses and any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and financing fees. Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees shall not exceed 1.5% of the contract purchase price for all of the assets acquired.(3)(4)

$17,700 / $13,775,000 (or $35,400 / $17,700,000 assuming we incur our expected leverage of 50% set forth in our investment guidelines or $70,800 / $35,400,000 assuming the maximum leverage of approximately 75% permitted by our charter)

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering ($2,000,000 of common shares)*/Maximum Offering (100,000,000 retail shares and 55,555,555 institutional shares)
Acquisition Expenses
We will reimburse American Realty Capital Advisors II, LLC for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. Personnel costs associated with providing such services will be determined based on the amount of time incurred by the respective employee of American Realty Capital Advisors II, LLC and the corresponding payroll and payroll related costs incurred by our affiliate. In addition, we also will pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets. We expect these expenses to be approximately 0.6% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). In no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).
$10,620/$8,265,000
Asset Management Fees	We will pay American Realty Capital Advisors II, LLC or its assignees a fee equal to 1.0% monthly NAV, payable two quarters in advance.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering ($2,000,000 of common shares)*/Maximum Offering (100,000,000 retail shares and 55,555,555 institutional shares)
Property Management Fees
If our advisor or an affiliate provides property management services for our properties, we will pay fees equal to: (i) with respect to stand-alone, single-tenant net-leased properties, 2.0% of gross revenues and (ii) 4.0% of gross revenues from our multitenant properties. We also will reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates. Our advisor or an affiliate may subcontract the performance of its property management services duties to third parties and pay all or a portion of its 4.0% property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay American Realty Capital Properties II, LLC, our property manager, an oversight fee equal to 1.0% of the gross revenues of the property managed. Such oversight fee will reduce the asset management fee payable to our advisor by the amount of the oversight fee. Accordingly, the asset management fee, together with the oversight fee, will not exceed the total asset management fee, which is 0.75% of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). In no event will we pay our property manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. In the event that American Realty Capital Properties II, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements.(6)
Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.
Operating Expenses
Commencing upon the earlier to occur of (1) the four fiscal quarters after we make our first investment or (2) six months after the commencement of this offering, we will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.
Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering ($2,000,000 of common shares)*/Maximum Offering (100,000,000 retail shares and 55,555,555 institutional shares)
Annual Subordinated Performance Fee
We will pay our advisor an annual subordinated performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 6% per annum, our advisor will be entitled to 15% of the excess total return but not to exceed 10% of the aggregate total return for such year.
The actual amount will depend on our performance, as well as on the number of shares sold, the NAV per share and the period of time that the investor continues to hold the shares.
Liquidation/Listing Stage
Real Estate Commissions
For substantial assistance in connection with the sale of properties, we will pay American Realty Capital Advisors II, LLC a real estate commission paid on the sales price of property equal to 2.0% of the contract sales price of such property, but in no event will such commission be greater than one-half of the total brokerage commission paid if a brokerage commission is paid to a third party broker in addition to the disposition fee paid to our advisor and its affiliates and agents; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.(7) The conflicts committee of our board of directors will determine whether the advisor or its affiliates has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of an asset includes the advisor’s preparation of an investment package for an asset (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor in connection with a sale.
Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)(8)(9)
Our advisor or its assignees will receive from time to time, when available, 15% of remaining Net Sale Proceeds (as defined in the advisory agreement) after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non- compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.
Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)(8)(9)
Our advisor or its assignees will receive 15% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.
Not determinable at this time. There is no maximum amount of this fee.
Termination Fee
Upon termination or non-renewal of the advisory agreement, our advisor shall be entitled to a subordinated termination fee payable in the form of a non-interest bearing promissory note. In addition, our advisor may elect to defer its right to receive a subordinated termination fee until either a listing on a national securities exchange or other liquidity event occurs.(10)
Not determinable at this time. There is no maximum amount of this fee.

*        The minimum fees have been calculated assuming sales of 200,000 retail shares and 0 institutional shares.

(1)
Our dealer manager will repay to the company any excess over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

(2)
These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to participating broker dealers and amounts to reimburse American Realty Capital Advisors II, LLC for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker dealers. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 1.5% of the aggregate gross proceeds of this offering, which may include reimbursements to our advisor for other organization and offering expenses up to 0.5% for third-party due diligence fees included in a detailed and itemized invoice. Third-party due diligence fees may include fees for reviewing financial statements, offering documents, organizational documents, agreements and marketing materials, analysis of SEC and FINRA correspondence, and interviews with management.

(3)
In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. For the purposes of the payment of these fees, each share of our common stock will be valued at the per share offering price of our common stock minus the maximum selling commissions and dealer manager fee allowed in the offering, to account for the fact that no selling commissions or dealer manager fees will be paid in connection with any such issuances (at the offering price, each such share of common stock would be issued at $9.00 per share).

(4)
In addition, if during the period ending two years after this close of the offering, we sell an asset and then reinvest in assets, we will pay our advisor 1.0% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the total of all acquisition fees and acquisition expenses payable in respect of such reinvestment exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).

(5)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. See footnote 3 above.

(6)
For the management and leasing of our hotel properties, we will pay a fee based on a percentage of gross revenues at a market rate in light of the size, type and location of the hotel property plus a customary incentive fee based on performance. Notwithstanding the foregoing, our property manager may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

(7)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our commons stock. See footnote 3 above.

(8)
Neither our advisor nor any of its affiliates can earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated incentive listing fee will be paid in the form of an interest-bearing promissory note that will be repaid from the net sale proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sale proceeds becoming due and payable to the advisor or its assignees hereunder shall be reduced by the amount of any distribution made to American Realty Capital Trust II Special Limited Partner, LLC pursuant to the partnership agreement. Any portion of the subordinated participation in net sale proceeds that American Realty Capital Advisors II, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to American Realty Capital Advisors II, LLC under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(9)
The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. If any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, then we will not be required to pay American Realty Capital Advisors II, LLC any further subordinated participation in net sale proceeds.

(10)
The subordinated termination fee, if any, will be payable in the form of an interest-bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (v) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (w) any loans secured by such investments, plus (x) total distributions paid through the termination date on shares issued in offerings through the termination date, less (y) the liquidation preference of all preferred shares issued on or prior to the termination date (whether or not converted into shares of our common stock), which liquidation preference shall be reduced by any amounts paid on or prior to the termination date to purchase or redeem any preferred shares or any shares of our common stock issued on conversion of any preferred shares, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase plan or otherwise) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual six percent (6%) cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing fee. In addition, at the time of termination, our advisor may elect to defer its right to receive a subordinated termination fee until either a listing or an other liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur).

If our advisor elects to defer its right to receive a subordinated termination fee and there is a listing of the shares of our common stock on a national securities exchange or the receipt of our stockholders of securities that are listed on a national securities exchange in exchange for our shares of common stock in a merger or any other type of transaction, then our advisor will be entitled to receive a subordinated termination fee in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (t) the fair market value (determined by appraisal as of the date of listing) of the investments owned as of the termination date, less (u) any loans secured by such investments owned as of the termination date, plus (v) the fair market value (determined by appraisal as of the date of listing) of the investments acquired after the termination date for which the advisor would have been entitled to receive an acquisition fee (collectively, the “included assets”), less (w) any loans secured by the included assets, plus (x) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (y) the liquidation preference of all preferred stock issued on or prior to the termination date (whether or not converted into shares), which liquidation preference shall be reduced by any amounts paid on or prior to the date of listing to purchase or redeem any shares of preferred stock or any shares of our common stock issued on conversion of any preferred stock, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase plan or otherwise), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual six percent (6%) cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing fee.

If our advisor elects to defer its right to receive a subordinated termination fee and there is an other liquidity event, then our advisor will be entitled to receive a subordinated termination fee in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (t) the fair market value (determined by appraisal as of the date of such other liquidity event) of the investments owned as of the termination date, less (u) any loans secured by such investments owned as of the termination date, plus (v) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (w) any loans secured by the included assets, plus (x) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (y) the liquidation preference of all preferred shares issued on or prior to the termination date (whether or not converted into shares of our common stock), which liquidation preference shall be reduced by any amounts paid on or prior to the date of the other liquidity event to purchase or redeem any preferred shares or any shares of our common stock issued on conversion of any preferred shares, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase plan or otherwise), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual six percent (6%) cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing fee. If our advisor receives the subordinated incentive listing fee, neither it nor any of its affiliates would be entitled to receive subordinated distributions of net sales proceeds or the subordinated termination fee.

If our advisor receives the subordinated termination fee, neither it nor any of its affiliates would be entitled to receive the subordinated participation in net sale proceeds or the subordinated incentive listing fee. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.

Historically, due to the apparent preference of the public markets for self-managed companies, real estate investment trusts have engaged in internalization transactions (an acquisition of management functions by us from our advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. Such internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns shareholders have received. Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future.

PRINCIPAL STOCKHOLDERS

The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of the date of this prospectus, we had one stockholder of record and 20,000 retail shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by him.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class

American Realty Capital Trust II Special Limited Partner, LLC(1)	20,000 retail shares	100%

(1)The business address of each entity listed in the table is 405 Park Avenue, New York, New York 10022.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with American Realty Capital Advisors II, LLC, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which American Realty Capital Advisors II, LLC and its affiliates will be compensated by us. Our agreements and compensation arrangements with our advisor and its affiliates were not determined by arm’s-length negotiations. See the section entitled “Management Compensation” in this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future, including American Realty Capital Trust, Inc., or ARCT, a Maryland corporation organized on August 17, 2007, which qualified as a REIT beginning with the taxable year ended December 31, 2008, American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation organized on October 6, 2009, Phillips Edison – ARC Shopping Center REIT, Inc., or PEARC, a Maryland corporation organized on October 13, 2009, Business Development Corporation of America, Inc., or Business Development Corporation, a Maryland corporation organized on May 5, 2001, American Realty Capital Retail Centers of America, Inc., or ARC RCA, a Maryland corporation organized on July 29, 2010 and American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation organized on August 23, 2010. ARCT commenced its initial public offering of 150,000,000 shares of common stock on January 25, 2008. As of September 30, 2010, ARCT had received aggregate gross offering proceeds of approximately $426.2 million from the sale of approximately 41.9 million shares in its initial public offering. As of September 30, 2010, ARCT has acquired 226 properties, primarily comprised of freestanding, single-tenant retail and commercial properties that are net leased to investment grade and other creditworthy tenants. As of September 30, 2010, ARCT had total real estate investments, at cost, of approximately $666.6 million. NYRR filed its initial registration statement with the SEC on November 12, 2009, which became effective on September 2, 2010. As of September 30, 2010, NYRR had received aggregate gross offering proceeds of approximately $17.0 million from the sale of approximately 2.0 million shares from a private offering. As of September 30, 2010, NYRR had not raised any money in its initial public offering. NYRR has acquired one office building for $32 million. PEARC filed its initial registration statement with the SEC on January 13, 2010 and commenced its initial offering of 180,000,000 shares of stock on August 12, 2010. As of September 17, 2010, PEARC had raised aggregate gross proceeds of $3.3 million on the sale of 364,611 shares of common stock but as of September 30 it had not yet acquired any investments. Business Development Corporation filed its initial registration statement with the SEC on May 7, 2010, which has yet to become effective. As of September 30, 2010, Business Development Corporation had not raised any money nor acquired any investments. ARC RCA filed its initial registration statement with the SEC on September 15, 2010, which has yet to become effective. As of September 30, 2010, ARC RCA had not raised any money nor acquired any investments. ARC HT filed its initial registration statement with the SEC on August 27, 2010, which has yet to become effective. As of September 30, 2010, ARC HT had not raised any money nor acquired any investments.

The officers and key personnel of American Realty Capital Advisors II, LLC may spend a portion of their time on activities unrelated to us. Each of the officers and key personnel, including Messrs. Schorsch and Kahane, is currently expected to spend a significant portion of their time on our behalf but may not always spend a majority of their time on our behalf. In addition to the key personnel listed above, American Realty Capital Advisors II, LLC employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of American Realty Capital Operating Partnership II, L.P.

We may buy properties at the same time as one or more of the other American Realty Capital-sponsored programs managed by officers and key personnel of American Realty Capital Advisors II, LLC. As a result, they owe duties to each of these entities, their members and limited partners and these investors, which duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a discussion of the restrictions included in our charter relating to limits placed upon our directors, officers and certain of our stockholders, see the section of this prospectus captioned “— Certain Conflict Resolution Procedures.” In addition, for a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Affiliates of our officers and entities owned or managed by such affiliates may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates may form additional real estate investment entities in the future, whether public or private, which can be expected to have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, unless such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of the properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

We do not believe that any of our other affiliated programs are in direct competition with this program.

Other Activities of American Realty Capital Advisors II, LLC and Its Affiliates

We will rely on American Realty Capital Advisors II, LLC for the day-to-day operation of our business. As a result of the interests of members of its management in other American Realty Capital-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, American Realty Capital Advisors II, LLC and its affiliates have conflicts of interest in allocating their time between us and other American Realty Capital-sponsored programs and other activities in which they are involved. However, American Realty Capital Advisors II, LLC believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the American Realty Capital-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers also serves as an officer of our advisor, our property manager, our dealer manager and/or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of American Realty Capital Advisors II, LLC. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser, that is, a person with no current or prior business or personal relationship with our advisor or directors and who is a qualified appraiser of real estate of the type held by us or of other assets determined by our board of directors. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction, including a majority of our independent directors. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost.

Competition in Acquiring, Leasing and Operating of Properties

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other American Realty Capital-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties if we and another American Realty Capital-sponsored program were to compete for the same properties or tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and another American Realty Capital-sponsored program were to attempt to sell similar properties at the same time. Conflicts of interest also may exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. American Realty Capital Advisors II, LLC will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, American Realty Capital Advisors II, LLC will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since Realty Capital Securities, LLC, our dealer manager, is an affiliate of American Realty Capital Advisors II, LLC, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.

Affiliated Property Manager

We expect that all of our properties will be managed and leased by our affiliated property manager, American Realty Capital Properties II, LLC, pursuant to a property management and leasing agreement. Our agreement with American Realty Capital Properties II, LLC has a one-year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties. Each such renewal shall be for a term of no more than one year. It is the duty of our board of directors to evaluate the performance of the property manager annually before renewing the agreement. We may terminate the agreement in the event of negligence or misconduct on the part of American Realty Capital Properties II, LLC. We expect American Realty Capital Properties II, LLC to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the section entitled “Management Compensation” in this prospectus.

Valuation Conflicts

The asset management fee paid to our advisor will be based on NAV, which the advisor is responsible for calculating. Appraisals and valuations of our properties and investments in real estate related assets, which are used to calculate NAV, are estimates and may not correspond to the amount that may be realized by the company upon a sale of such. Our advisor may be motivated to establish NAV at higher amounts that amounts that could actually be realized upon a sale because higher NAV will result in higher compensation to the advisor.

We will also compensate the independent appraisers we engage to appraise our properties; however, such compensation must be approved by a majority of our independent directors and will be based on prevailing market terms, which will probably include a fixed fee based upon the number of appraisals plus out-of-pocket expenses.

Lack of Separate Representation

Proskauer Rose LLP acts, and may in the future act, as counsel to us, American Realty Capital Advisors II, LLC, Realty Capital Securities, LLC and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. If a dispute were to arise between us, American Realty Capital Advisors II, LLC, Realty Capital Securities, LLC or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of American Realty Capital Advisors II, LLC

We may enter into joint ventures with other American Realty Capital-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties. See the section entitled “Investment Strategy, Objectives and Policies — Joint Venture Investments” in this prospectus. American Realty Capital Advisors II, LLC and its affiliates may have conflicts of interest in determining that American Realty Capital-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, American Realty Capital Advisors II, LLC may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since American Realty Capital Advisors II, LLC and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by American Realty Capital Advisors II, LLC and Its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by American Realty Capital Advisors II, LLC and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management fees, real estate brokerage commissions and participation in non-liquidating net sale proceeds. However, the fees and compensation payable to American Realty Capital Advisors II, LLC and its affiliates relating to the sale of properties will only payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, American Realty Capital Advisors II, LLC will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, American Realty Capital Advisors II, LLC may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees generally will be payable to American Realty Capital Advisors II, LLC and its affiliates regardless of the quality of the properties acquired or the services provided to us. See the section entitled “Management Compensation” in this prospectus.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. However, American Realty Capital Advisors II, LLC may have conflicts of interest concerning our listing/liquidation stage, particularly due to the fact that, depending on the advisor’s tax situation, capital needs and exit horizon, the advisor may receive more value from a listing rather than a liquidation. Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future.

Certain Conflict Resolution Procedures

Every transaction that we enter into with American Realty Capital Advisors II, LLC or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and American Realty Capital Advisors II, LLC or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to: (1) transactions we enter into with our sponsor, our directors, our officers, American Realty Capital Advisors II, LLC and its affiliates, and certain of our stockholders, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities.

These restrictions include, among others, the following:

•
We will not purchase or lease properties in which American Realty Capital Advisors II, LLC, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to American Realty Capital Advisors II, LLC, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

•
We will not make any loans to our sponsor, American Realty Capital Advisors II, LLC, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders, except that we may make or invest in mortgage, bridge or mezzanine loans involving our sponsor, American Realty Capital Advisors II, LLC, our directors, our officers, their respective affiliates or certain of our stockholders if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, American Realty Capital Advisors II, LLC, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
American Realty Capital Advisors II, LLC and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, American Realty Capital Advisors II, LLC must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•
If an investment opportunity becomes available that is suitable, under all of the factors considered by American Realty Capital Advisors II, LLC, for both us and one or more other entities affiliated with American Realty Capital Advisors II, LLC, including ARCT, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, American Realty Capital Advisors II, LLC, subject to approval by our board of directors, shall examine, among others, the following factors:

•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;

•	the policy of each program relating to leverage of properties;

•	the income tax effects of the purchase to each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

•
If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of American Realty Capital Advisors II, LLC, to be more appropriate for a program other than the program that committed to make the investment, American Realty Capital Advisors II, LLC may determine that another program affiliated with American Realty Capital Advisors II, LLC or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by American Realty Capital Advisors II, LLC for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•
We will not accept goods or services from American Realty Capital Advisors II, LLC or its affiliates or enter into any other transaction with American Realty Capital Advisors II, LLC or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Independent Directors

In order to reduce the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are independent directors. Our charter also empowers the independent directors to retain their own legal and financial advisors. A majority of the independent directors must approve matters relating to or act upon:

•	the requirement that a majority of directors and of independent directors review and ratify the charter at or before the first meeting of the board;

•
the duty of the board to establish written policies on investments and borrowing and to monitor the administrative procedures, our and our advisor’s investment operations and performance to assure that such policies are carried out;

•	our minimum capitalization;

•	the advisory agreement;

•	liability and indemnification;

•	the reasonableness of our fees and expenses;

•	limitations on organization and offering expenses;

•	limitations on acquisition fees and acquisition expenses;

•	limitations on total operating expenses;

•	limitations on real estate commissions on resale of property;

•	limitations on incentive fees;

•	advisor compensation;

•	the independent directors’ periodic duty to review our investment policies;

•
the authority to select an independent appraiser to determine the fair market value that we pay for real estate that we acquires both (x) when a majority of the independent directors determine to appoint an independent appraiser to determine fair market value in connection with any acquisition by us and (y) whenever we acquire property from the advisor, the directors, the sponsor or their affiliates;

•	the restrictions and procedures relating to meetings of stockholders;

•
the authority of a majority of stockholders present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by the board, to vote to elect the directors;

•
those requirements of any reinvestment plan that the board establishes, relating to periodic distribution of certain material information to stockholders and opportunity for participating stockholders to withdraw;

•	the adoption of an extension amendment or a plan of liquidation; and

•	the requirement that a majority of independent directors approve matters relating to modifications to their duties and restrictions.

The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with American Realty Capital Trust II, Inc. and American Realty Capital Advisors II, LLC.

(1)	The investors in this offering will own registered shares of common stock in American Realty Capital Trust II, Inc.

(2)	American Realty Capital II, LLC is directly or indirectly controlled by Nicholas S. Schorsch and William M. Kahane.

(3)	Each property to be held in a special purpose entity.

(4)
Through its controlling interest in the advisor, the American Realty Capital Trust II Special Limited Partner, LLC is entitled to receive the subordinated participation in net sales proceeds and the subordinated incentive listing fee described in “Management Compensation.”

(5)	American Realty Capital Trust II Special Limited Partner, LLC is 100% owned by American Realty Capital II, LLC.

(6)	Realty Capital Securities, LLC is 100% owned by American Realty Capital II, LLC, which is directly or indirectly controlled by Nicholas S. Schorsch and William M. Kahane.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Overview

Our investment goals are as follows:

•	Free-Standing, Single Tenant Retail Properties — Buy primarily free-standing, single tenant retail properties, net leased to investment grade an other creditworthy tenants;

•	Long-Term Leases — Acquire long term leases with minimum, non-cancelable lease terms of ten or more years;

•
Low Leverage — Finance our portfolio opportunistically at a target leverage level of not more than 50% loan-to-value (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering);

•
Diversified Portfolio — Once we have substantially invested all of the proceeds of this offering, we expect to assemble a well-diversified portfolio based on geography, tenant diversity, lease expirations, and other factors.

•	Monthly Distributions — Pay distributions monthly, covered by funds from operations;

•	Exit Strategy — We expect to sell our assets, sell or merge our company, or list our company within three to six years after the end of this offering; and

•	Maximize Total Returns — Maximize total returns to our shareholders through a combination of current income and realized appreciation.

Our real estate team is led by seasoned professionals who have institutional experience investing through various real estate cycles. Each of the senior executives of our advisor has more than 20 years of real estate experience. We believe a number of factors differentiate us from other non-traded REITs, including our property type focus, our lack of legacy issues, our opportunistic buy and sell strategy, and our institutional management team.

Acquisition and Investment Policies

Primary Investment Focus

We intend to focus our investment activities on acquiring free-standing, single tenant retail properties net-leased to investment grade and other creditworthy tenants. The real estate debt we originate or acquire is expected to be primarily first mortgage debt but also may include bridge loans, mezzanine loans or preferred equity.

We shall seek to build a diversified portfolio comprised primarily of free-standing single-tenant bank branch, convenience store, retail, office and industrial properties that are double-net and triple-net leased to investment grade (S&P BBB- or better) and other creditworthy tenants. Triple-net (NNN) leases typically require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes, structural repairs and all other operating and capital expenses. Double-net (NN) leases typically provide that the landlord is responsible for maintaining the roof and structure, or other structural aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. We will seek to build a portfolio where at least 50% of the portfolio will be comprised of properties leased to investment grade tenants. While most of our investment will be directly in such properties, we may also invest in entities that own or invest in such properties. We shall strive to assemble a portfolio of real estate that is diversified by industry, geography, tenants, credits, and use. After substantially all of the net proceeds are invested, we do not anticipate any single tenant or geographic concentration to comprise more than 10% of our portfolio. We anticipate that our portfolio will consist primarily of freestanding, single-tenant properties net leased for use as bank branches, convenience stores, and retail, office and industrial establishments. Although we expect our portfolio will consist primarily of freestanding, single-tenant properties, we will not forgo opportunities to invest in other types of real estate investments that meet our overall investment objectives.

We expect that our properties will be leased to investment grade or creditworthy prominent, nationwide or local banking, convenience store, retail, office and industrial tenants. Our advisor will primarily target bank branch, convenience store, retail, office and industrial tenants with established track records.

Our advisor believes that a REIT focusing on the acquisition of single-tenant freestanding, bank branch, convenience store, retail, office and industrial properties double-net and triple-net leased to investment grade and other creditworthy tenants for periods of 10 to 25 years or greater presents an optimal risk-adjusted return and will help us achieve our investment objectives; (a) to provide current income for you through the payment of cash distributions and (b) to preserve and return your capital and to maximize risk-adjusted returns. Unlike funds that invest solely in multi-tenant properties, or in properties that are predominantly occupied by non-investment grade tenants and subject to short-term leases, we plan to acquire a diversified portfolio comprised primarily of investment grade and creditworthy single-tenant properties that are net leased for minimum periods of 10 to 25 years. By primarily acquiring long-term single-tenant double-net and triple-net properties, we can create an investment vehicle that produces stable and predictable revenue that is supported by long-term leases guaranteed by investment-grade and creditworthy corporations. In addition, single-tenant free-standing net-leased properties leased long-term, as compared to shopping centers, malls, office buildings, apartments and other traditional multi-tenant complexes, typically are insulated from operating expense increases and vacancy risk.

We will seek to build a diversified portfolio. There is no limit to the number of properties we acquire that may be leased to a particular tenant that we may acquire, however, we will seek to have no more than 10% of the portfolio concentrated in any one tenant or regional geography. The board of directors, including a majority of the independent directors, will review our properties and potential investments in terms of diversification. Our profitability and our ability to diversify our investments, geographically, by industry, by tenant and by credit will be limited by the amount of funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

We will generally target properties that have remaining lease terms in excess of ten years. We may acquire properties with shorter terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable attributes. We currently expect all of our acquisitions will be in the United States and Commonwealth of Puerto Rico.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition of properties and the amount of proceeds raised in this offering.

Investing in Real Property

We shall invest in primarily free-standing, single tenant retail properties net-leased to investment grade and other creditworthy tenants.

When evaluating prospective investments in real property, our management and our advisor will consider relevant real estate and financial factors, including the location of the property, the leases and other agreements affecting the property, the creditworthiness of major tenants, its income-producing capacity, its physical condition, its prospects for appreciation, its prospects for liquidity, tax considerations and other factors. In this regard, our advisor will have substantial discretion with respect to the selection of specific investments, subject to board approval. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased within a certain time period and may not be credited against the purchase price if the property is purchased.

Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate:

•	plans and specifications;

•	surveys;

•	environmental reports and environmental matters relating to federal, state and local laws and regulations relating to environmental protection and human health and safety;

•	physical condition reports;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	title and liability insurance policies; and

•	financial information relating to the property, including the recent operating history of properties for which there is a recent operating history.

We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns. In addition, a visual survey of neighboring properties is conducted to assess surface conditions or activities that may have an adverse environmental impact on the property. Furthermore, local governmental agency personnel are contacted who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property, and may not reveal all environmental hazards on a property.

Investing In and Originating Loans

We may originate or acquire real estate loans. Although we do not have a formal policy, our criteria for investing in loans will be substantially the same as those involved in our investment in properties. We may originate or invest in real estate loans (including, but not limited to, investments in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages). We also may invest in participations in mortgage, bridge or mezzanine loans. Further, we may invest in unsecured loans; however, we will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors. We currently do not intend to invest in or originate real estate loans (excluding publicly traded real estate debt) in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter.

Our underwriting process typically will involve comprehensive financial, structural, operational and legal due diligence. We will not require an appraisal of the underlying property from a certified independent appraiser for an investment in mortgage, bridge or mezzanine loans, except for investments in transactions with our sponsor, advisor, directors or their respective affiliates. For each such appraisal obtained, we will maintain a copy of such appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage, bridge or mezzanine loans on any one property if the aggregate amount of all mortgage, bridge or mezzanine loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by our board of directors, including a majority of our independent directors unless substantial justification exists, as determined by our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and, in respect of transactions with our affiliates, in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and, in respect of transactions with our affiliates, where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

When evaluating prospective investments in and originations of real estate loans, our management and our advisor will consider factors such as the following:

•	the ratio of the total amount of debt secured by property to the value of the property by which it is secured;

•	the amount of existing debt on the property and the priority of that debt relative to our proposed investment;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located; and

•	any other factors that the advisor believes are relevant.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. We do not expect to make or invest in bridge loans with a maturity of more than one year (with the right to extend the term for an additional one year) from the date of our investment. Most loans which we will consider for investment would provide for monthly payments of interest and some also may provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

Our charter does not limit the amount of gross offering proceeds that we may apply to loan originations or investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type or any single loan; or

•	the types of properties subject to the mortgages or other loans in which we invest.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Investing in Real Estate Securities

We may invest in securities of non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all the assets consist of qualifying assets or real estate-related assets. We may purchase the common stock, preferred stock, debt, or other securities of these entities or options to acquire such securities. It is our intention that we be limited to investing no more than 20% of the aggregate value of our assets as of the close of this offering period and thereafter in publicly traded real estate equity or debt securities, including, but not limited to, CMBS. However, any investment in equity securities (including any preferred equity securities) that are not traded on a national securities exchange or included for quotation on an inter-dealer quotation system must be approved by a majority of directors, including a majority of independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable.

Acquisition Structure

We anticipate acquiring fee interests in properties (a “fee interest” is the absolute, legal possession and ownership of land, property, or rights), although other methods of acquiring a property, including acquiring leasehold interests (a “leasehold interest” a right to enjoy the exclusive possession and use of an asset or property for a stated definite period as created by a written lease), may be utilized if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We also may make preferred equity investments in an entity that owns real property. Our focus will be on acquiring office and retail properties but we also may acquire multifamily, industrial, hotel and other types of real property.

Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us or any other purpose related to our business.

Description of Leases

Net Leases.  We currently expect that a substantial portion of our property acquisitions will be of long-term, free standing net leased assets. We expect many of our long-term net leased asset acquisitions will be through sale-leaseback transactions, in which we acquire properties directly from companies that simultaneously lease the properties back from us. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, real property mortgages, or sales of shares of common stock.

We typically purchase single-tenant properties with existing “net” leases, and when spaces become vacant or existing leases expire we anticipate entering into “net” leases. “Net” leases means leases that typically require that tenants pay all or a majority of the property’s operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple net or double net. Triple-net (NNN) leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any. Double-net (NN) leases typically have the landlord responsible for the roof and structure, or other aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. In the event that we acquire multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of such properties. Since each lease is an individually negotiated contract between two or more parties, each contract will have different obligations of both the landlord and tenant. Many large national retail tenants have standard lease forms that generally do not vary from property to property, and we will have limited ability to revise the terms of leases to those tenants. At this time, the various obligations of the landlord and tenant under the leases to be associated with our properties have not been determined.

In general, leases may not be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, the original tenant generally will remain fully liable under the lease unless we release that tenant from its obligations under the lease.

Terms of Leases.  We anticipate that a majority of our acquisitions will have minimum, non-cancellable lease terms of ten to twenty-five years or greater at the time of the acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or percentage rent that can be calculated by a number of factors. Under triple- and double-net leases, the tenants are generally required to pay the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. Generally, the leases will require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, our advisor may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss. The secondary insurance coverage names the ownership entity as the named insured on the policy. The insurance coverage will insure American Realty Capital Trust II, Inc. and any entity formed under it. Some leases may require that we procure the insurance for both commercial general liability and property damage insurance; however, the premiums are fully reimbursable from the tenant. In the event that we procure such insurance, the policy will list us as the named insured on the policy and the tenant as the additional insured. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be carefully tracked and reviewed for compliance by our advisor’s property management department.

Tenant Creditworthiness.  In evaluating potential property acquisitions consistent with our investment objectives, we will apply credit underwriting criteria to the tenants of existing properties. Similarly, we will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Tenants of our retail properties will typically be national or super-regional retail chains that are investment grade or otherwise creditworthy entities having significant net worth and operating income. Generally, these tenants must be experienced multi-unit operators with a proven track record in order to meet the credit tests applied by our advisor. We will apply the same rigorous underwriting standards to all of our potential tenants in other industries.

In analyzing potential net lease investment opportunities, the advisor will review all aspects of a transaction, including the credit worthiness of the tenant or borrower and the underlying real estate fundamentals to determine whether a potential acquisition satisfies our acquisition criteria. The advisor may consider the following aspects of each transaction:

Tenant/Borrower Evaluation.  The advisor evaluates each potential tenant or borrower for its creditworthiness, typically considering factors such as financial condition, management experience; industry health; industry position and fundamentals; operating history; and capital structure, as well as other factors that may be relevant to a particular investment. In evaluating a possible investment, the creditworthiness of the tenant or borrower often will be a more significant factor than the value of the underlying real estate, particularly if the underlying property is specifically suited to the needs of the tenant; however, in certain circumstances where the real estate is attractively valued, the creditworthiness of the tenant may be a secondary consideration.

Properties Important to Tenant/Borrower Operations.  Our advisor will focus on properties that it believes are essential or highly important to the ongoing operations of the tenant, since it is anticipated that these properties provide better protection in the event of a bankruptcy, as the tenant/borrower is less likely to risk the loss of a mission critical lease or property in a bankruptcy proceeding.

Diversification.  The advisor will attempt to diversify our portfolio to avoid dependence on any one particular tenant, borrower, collateral type, geographic location or tenant/borrower industry. By diversifying our portfolio, our advisor reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.

Lease Terms.  Generally, the net leased properties in which we invest will be leased on a full recourse basis to our tenants or their affiliates. In addition, our advisor will seek to include a clause in each lease that provides for increases in rent over the term of the lease. These rent increases are fixed or tied generally to increases in indices such as the CPI, and paid on specific dates. In the case of retail stores, the lease may provide for participation in gross revenues above stated sales levels.

Collateral Evaluation.  Our advisor reviews the physical condition of each property, and conducts a market evaluation to determine the likelihood of replacing the rental stream if the tenant defaults, or of a sale of the property in such circumstances. Our advisor also generally will conduct, or require the seller to conduct, Phase I or similar environmental site assessments in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. If potential environmental liabilities are identified, we generally require that identified environmental issues be resolved by the seller prior to property acquisition or, where such issues cannot be resolved prior to acquisition, require tenants contractually to assume responsibility for resolving identified environmental issues post-closing and indemnify us against any potential claims, losses or expenses arising from such matters. Although our advisor generally relies on its own analysis in determining whether to make an investment, each real property purchased by us will be appraised by an independent make investments in assets located outside of the United States appraiser that is independent of our advisor, prior to acquisition. All independent appraisers must be approved by our independent directors. The contractual purchase price (plus direct acquisition costs, which may not exceed fair market value, but excluding acquisition fees, payable to our Advisor) for a property we acquire will not exceed its appraised value. The appraisals may take into consideration, among other things, market rents, the terms and conditions of the particular lease transaction, the quality of the lessee’s credit, the conditions of the credit markets at the time the lease transaction is negotiated, and comparable sales and replacement cost. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value. In cases of special purpose real estate, a property is examined in light of the prospects for the tenant/ borrower’s enterprise and the financial strength and the role of that asset in the context of the tenant/borrower’s overall viability. Operating results of properties and other collateral may be examined to determine whether or not projected income levels are likely to be met.

“Investment Grade.”  A tenant will be considered “investment grade” when the tenant has a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. In cases where a tenant does not have a Standard & Poor’s or Moody’s rating, we will consider a tenant to be “investment grade” if it has received a rating of 1 or 2 by the National Association of Insurance Commissioners (“NAIC”) on a debt private placement. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of investment grade tenants in the future.

Moody’s and Standard & Poor’s ratings are opinions of future relative creditworthiness or expected loss based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. It is expected that lower rated entities and obligations will default, on average, at a higher frequency than more highly rated entities and obligations.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies with adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. Standard & Poor’s assigns a credit rating to both companies as a whole and to each issuance or class of a company’s debt. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

International Investments

We do not intend to invest in real estate outside of the United States or Puerto Rico or make other real estate investments related to assets located outside of the United States.

Development and Construction of Properties

We do not intend to acquire undeveloped land, develop new properties, or substantially redevelop existing properties.

Joint Ventures

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. Some of the potential reasons to enter into a joint venture would be to acquire assets we could not otherwise acquire, to reduce our capital commitment to a particular asset, or to benefit from certain expertise that a partner might have. In determining whether to invest in a particular joint venture we will evaluate the assets of the joint venture under the same criteria described elsewhere in this prospectus for the selection of our investments. In the case of a joint venture, we also will evaluate the terms of the joint venture as well as the financial condition, operating capabilities and integrity of our partner or partners. We may enter into joint ventures with our directors, our advisor or its affiliates only if a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.

Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. If the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. If any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Our advisor may have conflicts of interest in determining which American Realty Capital-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may have liabilities that exceed the percentage of our investment in the joint venture.

Exit Strategy — Liquidity Event

It is our intention to commence the process of achieving a Liquidity Event not later than three to six years after the termination of this primary offering. A “Liquidity Event” could include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange (provided we meet the then applicable listing requirements), or other similar transaction.

If we do not begin the process of achieving a Liquidity Event by the sixth anniversary of the termination of this offering, our charter requires, unless extended by a majority of the board of directors and a majority of the independent directors, that we hold a stockholders meeting to vote on a proposal for our orderly liquidation of our portfolio. If our stockholders do not approve the proposal, we will resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning in the aggregate at least 10% of our then outstanding common stock.

Market conditions and other factors could cause us to delay our Liquidity Event beyond the sixth anniversary of the termination of this primary offering. Even after we decide to pursue a Liquidity Event, we are under no obligation to conclude our Liquidity Event within a set time frame because the timing of our Liquidity Event will depend on real estate market conditions, financial market conditions, federal income tax effects on stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a Liquidity Event.

Many REITs that are listed on a national stock exchange are considered “self-managed,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-managed, like us, typically engage a third party, such as our advisor and property managers, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-managed, the advisory agreement permits us to acquire the business conducted by the advisor (including all of its assets). Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future. See the section entitled “Conflicts of Interest” in this prospectus.

Investment Limitations

Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed until such time as (a) our shares of common stock are listed, and (b) our charter is amended, which requires approval of our stockholders, or we revise our investment policies, as applicable. Until the occurrence of clause (a) and (b) above, we will not:

•
borrow in excess of 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments;

•
borrow in excess of 40% to 50% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. This policy limitation, however, does not apply to individual real estate assets or investments and will only apply once we have ceased raising capital under this offering and have invested substantially all of our capital;

•	acquire undeveloped land, develop new real estate, or substantially re-develop existing real estate with an aggregate value in excess of 10% of the value of our total assets;

•
make mortgage loans in transactions with our sponsor, advisor, directors or their respective affiliates unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•
make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by our board of directors, including a majority of the independent directors, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•
Make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are unreasonable or exceed 4.5% of the purchase price of the property or, in the case of a mortgage loan, 4.5% of the funds advanced; provided that the investment may be made if a majority of our independent directors determines that the transaction is commercially competitive, fair and reasonable to us;

•
invest in equity securities (including any preferred equity securities) not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our independent directors approves such investment as being fair, competitive and commercially reasonable;

•
invest in publicly traded real estate equity or debt securities, including, but not limited to, CMBS, in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;

•	invest in or originate real estate loans (excluding publicly traded real estate debt) in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•
issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests;

•	invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of our advisor, any director or any of our affiliates;

•
issue options or warrants to purchase shares to our advisor, our directors or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to our advisor, our directors or any of their affiliates cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options;

•
make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•	engage in any short sale;

•	invest in debt secured by a mortgage on real property that is subordinate to the lien of other debt in excess of 25% of our tangible assets;

•	engage in trading, as opposed to investment activities;

•	engage in underwriting activities or distribute, as agent, securities issued by others;

•	invest in foreign currency or bullion; or

•	acquire securities in any entity holding investments or engaging in activities prohibited by the foregoing restrictions on investments.

Our charter also includes restrictions on roll-up transactions, which are described under “Description of Securities” below.

Financing Strategies and Policies

Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at a later time. In addition, debt financing may be used from time to time for property improvements, tenant improvements, leasing commissions and other working capital needs. The form of our indebtedness will vary and could be long-term or short-term, secured or unsecured, or fixed-rate or floating rate. We will not enter into interest rate swaps or caps, or similar hedging transactions or derivative arrangements for speculative purposes but may do so in order to manage or mitigate our interest rate risks on variable rate debt.

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

In addition, it is currently our intention to limit our aggregate borrowings to 40% to 50% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits.

We will not borrow from our advisor or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our financing policies without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, our expected investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

Insurance Policies

We typically purchase comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. See the section entitled “Risk Factors —General Risks Related to Investments in Real Estate” in this prospectus for additional discussion regarding insurance.

Disposition Policies

We intend to hold each asset we acquire for an extended period of time, generally three to five years. However, circumstances may arise that could result in the earlier sale of some assets. The determination of whether an asset will be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, tax implications for our stockholders, and other factors. The requirements for qualification as a REIT for federal income tax purposes also will put some limits on our ability to sell assets after short holding periods. See the section entitled “Certain Material U.S. Federal Income Tax Considerations” in this prospectus.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market circumstances, and current tenant creditworthiness, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease and the “sales multiple” applied to that rent. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then- prevailing economic conditions.

In addition, if during the period ending two years after the close of this offering, we sell assets and then reinvest in assets, we will pay our advisor 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the total of all acquisition fees and acquisition expenses payable in respect of such reinvestment exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).

Other Policies

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and/or preferred stock or otherwise raise capital in any manner and on terms and for the consideration it deems appropriate, including in exchange for property and/or as consideration for acquisitions. Existing stockholders will have no preemptive right to additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause dilution of your investment. In addition, preferred shares could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common shares. See the sections entitled “Description of Securities” and “Summary of our Organizational Documents” elsewhere in this prospectus. We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property, other assets, or entities. We also may issue units of partnership interests in our operating partnership in connection with acquisitions of property or other assets or entities.

Money Market Investments

Pending the purchase of other permitted investments, or to provide the reserve described below, we will temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold substantially all funds, pending our investment in real estate or real estate-related assets, in assets which will allow us to continue to qualify as a REIT. These investments will be highly liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — Taxation — REIT Qualification Tests” in this prospectus.

Appraisals

To the extent we make mortgage, bridge or mezzanine loans or invest in mortgage, bridge or mezzanine loans in transactions with our sponsor, advisor, directors or their respective affiliates, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Investment Company Act Considerations

We intend to conduct our operations so that the company and its subsidiaries are each exempt from registration as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

•
We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

We will classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/80% tests, we will classify the assets in which we invest as follows:

•
Real Property.  Based on the no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

•
Securities.  We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all the assets consist of qualifying assets or real estate-related assets.

•
Loans.  Based on the no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

We will classify our investments in construction loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, including B-Notes, to be a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) if the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Objectives, Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. Our investment policies and objectives and the methods of implementing our investment objectives and policies, except to the extent set forth in our charter, may be altered by a majority of our independent directors, including a majority of the independent directors, without approval of our stockholders.

VALUATION POLICIES

Independent Valuation Expert

Our board of directors will adopt valuation guidelines to be used by our independent valuation expert in connection with valuing our properties and other real estate related assets and liabilities. We will retain a leading firm in the business of rendering valuation opinions with respect to real estate assets and liabilities to perform quarterly valuations of our portfolio, and the expert will not be affiliated with us or with our advisor or any of its or our affiliates. Along with any information available to the expert based on its own contacts and experience, the expert will have access to all information about our investment portfolio that the expert deems relevant. We will use the independent expert’s quarterly valuations as a basis for calculating NAV per share, as described below.

The board of directors will oversee the independent expert and will review and approve the expert’s quarterly valuations. At least one time per calendar year, our independent valuation expert will review our valuation guidelines and methodologies with the advisor and our board of directors. The board of directors will also have the right to replace the independent expert at any time by majority vote, and the board of directors will also be required to approve any changes to our valuation guidelines.

Role of Our Advisor and Our Board in the Quarterly Valuation Process

Our advisor will review the quarterly valuation established by the independent valuation expert for consistency with our valuation guidelines and the reasonableness of the expert’s conclusions. Our independent valuation expert may consider the advisor’s input, but the expert shall be responsible for establishing the final quarterly estimates of market value.

At least quarterly, the board of directors will meet with representatives of the valuation expert to receive their recommendations and to evaluate whether the valuation complies with our valuation guidelines. In the exercise of its business judgment, our board of directors will have sole discretion to accept or revise the quarterly valuation. The board of directors may elect to engage additional experts to review the valuation.

Valuation of Our Properties

Our independent valuation expert will provide an estimate of the market value of our property portfolio on a quarterly basis. In calculating its estimate, the expert will use all reasonably available material information that it deems relevant, including information from our advisor, the independent expert’s own sources or data, market information and/or physical inspection of each property. The expert may also review information such as trends in capitalization rates, discount rates, interest rates, leasing rates and other economic factors.

The independent valuation expert will use all available information to analyze the cash flow from and characteristics of each property in our portfolio and will use this information to estimate projected cash flows for the portfolio as a whole. In order to calculate an estimate of the portfolio’s market value, the expert will analyze the portfolio’s projected cash flows using a discounted cash flow approach. Alternatively, the independent expert will consider other valuation methodologies in addition to the discounted cash flow approach, as necessary; provided, that all additional valuation methodologies, opinions and judgments used by the expert will be consistent with our valuation guidelines and the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

All properties will initially be valued at cost (purchase price plus all related acquisition costs and expenses). Acquisition costs and expenses incurred in connection with the acquisition of a portfolio containing multiple properties that cannot be attributed to any single property will be allocated among the applicable properties pro rata based on the expert’s determinations of each property’s relative value. Beginning with the first valuation after we have owned a property for a full quarter, the property will be valued as part of our overall real estate portfolio.

Valuation of Our Real Estate Liabilities

The independent valuation expert will also estimate the market value of our real estate related liabilities by using industry accepted methodologies. For example, mortgage loans collateralized by our real estate will usually be valued by comparing the differences between the contractual loan terms and current market loan terms, which usually involves the present value of any outstanding payments and maturity amount at a market based interest rate. The interest rate will reflect associated risks, including loan-to-value ratio, remaining term, the quality of the collateral and credit risk.

Calculation of Our NAV Per Share

To calculate our NAV per share, the advisor will start with the net value of our operating partnership’s real estate and real estate-related assets and liabilities, which has been approved by our board of directors, and subtract any other operating partnership liabilities, including accrued fees and expenses and accrued distributions. The advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated management fees payable to our advisor and platform fees payable to our dealer manager and participating broker dealers; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data. Our advisor will update our budgets and adjust our accruals to reflect actual operating results and to reflect outstanding receivable, payable and other account balances at least one time per month. After subtracting such liabilities from the value of the operating partnership’s assets, our advisor will multiply that amount by our percentage ownership interest in the operating partnership. Initially, the only limited partner in the operating partnership will be our advisor.

Our advisor will then add any assets held directly by the REIT, including cash and cash equivalents, and subtract any estimated accrued liabilities that the operating partnership will not reimburse. The result of this calculation will be our NAV as of the end of such business day. Our daily NAV per share will be determined by dividing our NAV by the number of outstanding shares of our common stock, prior to giving effect to any share purchases or redemptions on such day.

The board will review the process used by the advisor to estimate accrued liabilities and calculate NAV at least once per quarter.

Limits on the Calculation of Our NAV Per Share

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, our independent valuation expert will use methodologies based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published NAV per share may not fully reflect certain extraordinary events because we may not be able to quantify the financial impact of such events on our portfolio right away. Our independent valuation expert and our advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio and they will determine the appropriate adjustment to be made. It is not known whether any resulting disparity will benefit redeeming or non-redeeming stockholders or purchasers of our common stock.

COMPETITION

The retail market is highly competitive. We compete in all of our markets with other owners and operators of retail properties. The continued development of new retail properties has intensified the competition among owners and operators of these types of real estate in many market areas in which we intend to operate. We compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.

In addition, we will compete with other entities engaged in real estate investment activities to locate suitable properties to acquire and to locate tenants and purchasers for our properties. These competitors will include other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities. There are also other REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. Therefore, we will compete for institutional investors in a market where funds for real estate investment may decrease.

Competition from these and other third party real estate investors may limit the number of suitable investment opportunities available to us. It also may result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to commence or maintain distributions to stockholders.

We believe that our senior management’s experience, coupled with our financing, professionalism, diversity of properties and reputation in the industry will enable us to compete with the other real estate investment companies.

Because we are organized as an UPREIT, we are well-positioned within the industries in which we intend to operate to offer existing owners the opportunity to contribute those properties to our company in tax- deferred transactions using our operating partnership units as transactional currency. As a result, we have a competitive advantage over most of our competitors that are structured as traditional REITs and non-REITs in pursuing acquisitions with tax-sensitive sellers.

SELECTED FINANCIAL DATA

September 20, 2010 And For The Period Then Ended
Balance sheet data:
Cash	$200,000
Deferred offering costs	46,072
Total assets	246,072
Accounts payable and accrued expenses	46,072
Total liabilities	46,072
Total stockholders’ equity	200,000
Other data:
Cash flow provided by financing activities	200,000

As of the date of this prospectus, we have not yet had any operations. Therefore, we have not had any income, cash flow from operations or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 20,000 retail shares to American Realty Capital Trust II Special Limited Partner, LLC for an aggregate purchase price of $200,000. These proceeds were used to directly fund organization costs. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes thereto, appearing elsewhere in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds will be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees, expenses and uses as described throughout this prospectus. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our properties or the payment of distributions.

Further, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property or other asset. The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or used for distributions, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest-bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

We intend to make an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income (excluding net capital gains). If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially adversely affect our net income and results of operations.

Results of Operations

Currently, we have not commenced business operations. Because we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the multifamily housing industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 100,000,000 retail shares of our common stock, $0.01 par value per share through broker dealers and up to 55,555,555 institutional shares of our common stock through registered investment advisors & broker dealers that are managing wrap or fee based accounts. We reserve the right to reallocate the shares between the retail shares and the institutional shares. We are also offering up to 25,000,000 shares of our common stock to be issued pursuant to our distribution reinvestment plan pursuant to which our stockholders may elect to have distributions reinvested in additional shares.  Until the escrow agent has released investors’ funds to us upon the raising of the minimum offering amount and we have acquired our first property, the per share purchase price for the retail shares in the primary offering will be $10.00 and the per share purchase price for the institutional shares in the primary offering will be $9.00.  Following such date, the per share purchase price will vary daily, and the per share purchase price will be equal to the sum of our net asset value, or NAV, divided by the number of outstanding shares of our common stock as of the end of each business day prior to giving effect to any share purchases or redemptions to be effected on such day, plus applicable selling commissions.  Throughout the offering period the per share purchase price for shares purchased under the distribution reinvestment plan by investors who have purchased retail shares will be $9.50 and the per share purchase price for investors who have purchased institutional shares will be equal to NAV per share.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of this offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in units of limited partnership interest in our operating partnership.

We expect to use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 40% to 50% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment strategy, Objectives and Policies — Financing Strategies and Policies” in this prospectus for a more detailed discussion of our borrowing policies.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, our policy will be to pay distributions from cash flow from operations. We do not intend to fund such distributions from offering proceeds, however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

We have not paid any distributions as of the date of this prospectus. We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar month after the calendar month in which we make our first real estate investment. We intend to fund such distributions from cash flow from operations, however, if we are unable to do so, we will look to other sources as described above in —  “Liquidity and Capital Resources.” Our board of directors will determine the amount of the distributions to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements, requirements of Maryland law and the annual distribution requirements necessary to maintain our REIT status under the Internal Revenue Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for U.S. federal income tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” (excluding net capital gain) each year. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources; and (e) for those investors participating in the distribution reinvestment plan, a statement that a distribution statement will be provided in lieu of a check. During the early stages of our operations, we may declare distributions in excess of FFO (as defined below).

Distributions in kind will not be permitted, except for:

•	distributions of readily marketable securities or our own securities;

•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or

•
distributions of in-kind property, so long as, with respect to such in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property, offers each stockholder the election of receiving in-kind property distributions, and distributes in-kind property only to those stockholders who accept the directors’ offer.

Out of any distribution received by holders of institutional shares, a platform fee will be paid to the dealer manager, which amount shall be deducted from each distribution paid to such stockholders.  The amount of the daily platform fee shall equal 1/365th of 0.70% of our NAV per institutional share during such day, payable monthly in arrears.

Funds from Operations

We consider FFO a useful indicator of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of substantially identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trust’s, or NAREIT, definition (as we do) or may interpret the current NAREIT definition differently than we do. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.

We believe that MFFO also is helpful to investors as a measure of operating performance because it excludes charges that management considers more reflective of investing activities or non-operating valuation changes. By providing FFO and MFFO, we present information that assists investors and analysts in aligning their analysis with management’s analysis of long-term operating activities. We believe fluctuations in MFFO are indicative of changes in operating activities and provide comparability in evaluating our performance over time and as compared to other real estate companies that may not be affected by impairments, or write-offs of capitalized costs or that have acquisition activities. As explained below, management’s evaluation of our operating performance will exclude the items considered in the calculation of MFFO based on the following economic considerations:

Acquisition-related costs.  In evaluating investments in real estate, management’s investment models and analysis differentiate costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for these types of investments were capitalized; however, beginning in 2009, acquisition costs related to business combinations are expensed. We believe by excluding expensed acquisition costs, MFFO provides useful supplemental information that is comparable with other companies that do not currently engage in acquisition activities and is consistent with management’s analysis of the investing and operating performance of our assets.

Other infrequent charges not related to the operating performance or our properties.  Impairment charges, write-offs of previously capitalized assets, such as costs associated with financing activities, and other infrequent charges, if any, may be excluded from MFFO if we believe these charges are not useful in the evaluation of our operating performance. An impairment charge represents a downward adjustment to the carrying amount of a long-lived asset to reflect the current valuation of the asset even when the asset is intended to be held long-term. Such adjustment, when properly recognized under GAAP, may lag the underlying consequences related to rental rates, occupancy and other operating performance trends. The valuation is also based, in part, on the impact of current market fluctuations and estimates of future capital requirements and long-term operating performance that may not be directly attributable to current operating performance. Other charges, such as the write-off of capitalized financing costs upon the early disposition of a debt obligation or other non-recurring charges, are adjustments excluded from MFFO because we believe that MFFO provides useful supplemental information by focusing on the changes in our operating fundamentals rather than on market valuation changes or other infrequent events not related to our normal operations.

FFO and MFFO are non-GAAP financial measures and do not represent net income (as defined by GAAP). FFO and MFFO do not represent cash flows from operations (as defined by GAAP), are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance.

Market Risk

The commercial real estate debt markets are currently experience volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies, the deteriorating market values of CMBS, the increasing levels of default by owners of mortgaged commercial properties backing the CMBS, increasing levels of commercial tenant default under mortgaged commercial properties due to current economic conditions and valuation weakness in the underlying properties generally. The volatility in the credit markets has resulted in a decrease in the availability of debt financing. When debt financing is available, lenders are demanding larger premiums. The continued decrease in the availability of debt financing and/or the continued increase in the cost of borrowing may reduce future cash flows available for distribution.

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed over the last ten years by Messrs. Schorsch and Kahane. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and their affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

During the period from March 2008 (inception of the first program) to December 31, 2009, affiliates of our advisor have sponsored one public program and four non-public programs. From March 2008 (inception of the public program) to December 31, 2009, our public program had raised $144.4 million from 3,722 investors. The public program purchased 126 properties with an aggregate purchase price of $325.5 million including acquisition fees in 22 states with 22.2% located in Pennsylvania, 12.4% in Texas, 9.9% in Massachusetts, 9.4% in New Jersey, 7.0% in Kansas, 5.9% in Florida with the remaining 16 states individually representing less than 5% of the portfolio based on purchase price. The properties are all commercial single tenant facilities with 37.6% retail banking, 12.5% freight distribution facilities and 49.9% other retail. As of December 31, 2009, no properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2009, our non-public programs had raised $51.1 million from 628 investors. The non-public programs purchased 192 properties with an aggregate purchase price of $226.6 million including acquisition fees in 16 states with 13.9% located in New Jersey, 12.3% in Michigan, 11.8% in Florida, 11.0% in Ohio, 10.4% in New York, 10.2% in Pennsylvania, 9.0% in South Carolina, 7.1% in Illinois, 5.1% in Delaware with the remaining 7 states individually representing less than 5% of the portfolio based on purchase price. The properties are all commercial single tenant facilities with 91.0% retail banking and 9.0% retail distribution facilities. As of December 31, 2009, 48 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long tern notes payable issued in private placements.

The investment objectives of these programs are similar to our investment objectives. For more information on programs of entities affiliated with our advisor, see the prior performance tables in Appendix A to this prospectus.

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc. (ARCT), a Maryland corporation, is the first publicly offered REIT sponsored by American Realty Capital. ARCT was organized on August 17, 2007, and qualified as a REIT beginning with the taxable year ended December 31, 2008. ARCT commenced its initial public offering of 150,000,000 shares of common stock on January 25, 2008. As of September 15, 2010, ARCT had received aggregate gross offering proceeds of approximately $401.9 million from the sale of approximately 40.6 million shares in its initial public offering. As of September 15, 2010, ARCT has acquired 207 properties, primarily comprised of freestanding, single-tenant retail and commercial properties that are net leased to investment grade and other creditworthy tenants. As of September 15, 2010, ARCT had total real estate investments, at cost, of approximately $621.4 million. ARCT intends to liquidate each real property investment eight to ten years from the date purchased.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc. (NYRR), a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was organized on October 6, 2009 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. As of September 15, 2010, NYRR had received aggregate gross offering proceeds of approximately $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). As of September 15, 2010, NYRR has not raised any money in its public offering, but has acquired one office building for $32 million.

Phillips Edison – ARC Shopping Center REIT Inc.

Phillips Edison – ARC Shopping Center REIT Inc. (PEARC),  a Maryland corporation,  is the third publicly offered REIT sponsored by American Realty Capital. PEARC was organized on October 13, 2009 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2010. PEARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010.As of September 17, 2010 the company had received gross offering proceeds of $3.3 million on the sale of  364,611 shares of common stock.  The Company will invest primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of September 30, 2010 PEARC had not acquired any investments

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by American Realty Capital II, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after five years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property also was funded with proceeds received from a mortgage loan. The property has a primary lease term of 20 years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers.

ARC Income Partners IV, LLC implemented a note program to raise proceeds of up to $5.4 million. The proceeds are intended to be used to acquire and pay related expenses in connection with the acquisition of six Tractor Supply stores. As of September 15, 2010, the program has raised an aggregate of $2.3 million of gross proceeds. No property acquisitions have been made as of September 15, 2010.

ARC Growth Partnership, LP

ARC Growth Partnership, LP is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Partnership acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2009, 48 properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $9.7 million. ARC Growth Partnership, LP mutually terminated the contractual agreement with Wachovia Bank, N.A. in March 2009, and has not acquired any vacant bank branches following this termination. ARC Growth Partnership, LP is currently in the process of selling its remaining assets.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10,080,802.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2,567,000, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2,567,000 have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of 35.2%, or $493,802, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $493,802 have been accepted by American Realty Capital Operating Partnership, L.P pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $3,050,000, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3,050,000 have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. intends to transfer up to 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $7,294,000, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. As of September 30, 2010, cash payments of $6,688,286 have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

Other Investments of Nicholas S. Schorsch and William M. Kahane

American Realty Capital, LLC

American Realty Capital, LLC, an entity organized by Messrs. Schorsch and Kahane, began acquiring properties in December 2006. During the period of January 1, 2007 to December 31, 2007 American Realty Capital, LLC acquired 73 property portfolios, totaling just over 1,767,000 gross leasable square feet for an aggregate purchase price of approximately $407.5 million. These properties included a mixture of tenants, including Hy Vee supermarkets, CVS, Rite Aid, Walgreens, Harleysville bank branches, Logan’s Roadhouse Restaurants, Tractor Supply Company, Shop N Save, FedEx, Dollar General and Bridgestone Firestone. The underlying leases within these acquisitions ranged from 10 to 25 years before any tenant termination rights, with a dollar-weighted-average lease term of approximately 21 years based on rental revenue. During the period of April 1, 2007 through October 20, 2009, American Realty Capital, LLC sold nine properties: four Walgreens drug stores, four Logan’s Roadhouse Restaurants and one CVS pharmacy for total sales proceeds of $50,154,000.
American Realty Capital, LLC has operated in three capacities: as a joint-venture partner, as a sole investor and as an advisor. No money was raised from investors in connection with the properties acquired by American Realty Capital, LLC. All American Realty Capital, LLC transactions were done with the equity of the principals or joint-venture partners of American Realty Capital, LLC. In instances where American Realty Capital, LLC was not an investor in the transaction, but rather solely an advisor, American Realty Capital, LLC typically performed the following advisory services:

•	identified potential properties for acquisition;

•	negotiated letters of intent and purchase and sale contracts;

•	obtained financing;

•	performed due diligence;

•	closed properties;

•	managed properties; and

•	sold properties.

Nicholas S. Schorsch

During the period from 1998 to 2002, one of the principals of our sponsor, Nicholas S. Schorsch, sponsored seven private programs, consisting of First States Properties, L.P., First States Partners, L.P., First States Partners II, First States Partners III, First States Holdings, Chester Court Realty and Dresher Court Realty, which raised approximately $38,300,000 from 93 investors and acquired properties with an aggregate purchase price of approximately $272,285,000. These private programs, or Predecessor Entities, financed their investments with investor equity and institutional first mortgages. These properties are located throughout the United States as indicated in the table below. Ninety-four percent of the properties acquired were bank branches and 6% of the properties acquired were office buildings. None of the properties included in the aforesaid figures were newly constructed. Each of these Predecessor Entities is similar to our program because they invested in long-term net lease commercial properties. The Predecessor Entities properties are located as follows:

State	No. of Properties	Square Feet
PA	34	1,193,741
NJ	38	149,351
SC	3	65,992
KS	1	17,434
FL	4	16,202
OK	2	13,837
MO	1	9,660
AR	4	8,139
NC	2	7,612
TX	1	6,700

Attached hereto as Appendix A-1 is further prior performance information on Nicholas S. Schorsch.

American Financial Realty Trust

In 2002, American Financial Realty Trust (AFRT) was founded by Nicholas S. Schorsch. In September and October 2002, AFRT sold approximately 40.8 million common shares in a Rule 144A private placement. These sales resulted in aggregate net proceeds of approximately $378.6 million. Simultaneous with the sale of such shares, AFRT acquired certain real estate assets from a predecessor entity for an aggregate purchase price of $230.5 million, including the assumption of indebtedness, consisting of a portfolio of 87 bank branches and six office buildings containing approximately 1.5 million rentable square feet. Mr. Schorsch was the president, chief executive officer and vice-chairman of AFRT from its inception as a REIT in September 2002 until August 2006. Mr. Kahane was the chairman of the Finance Committee of AFRT’s Board of Trustees from its inception as a REIT in September 2002 until August 2006. AFRT went public on the New York Stock Exchange in June 2003 in what was at the time the second largest REIT initial public offering in U.S. history, raising over $800 million. Three years following its initial public offering, AFRT was an industry leader, acquiring over $4.3 billion in assets, over 1,110 properties (net of dispositions) in more than 37 states and over 35.0 million square feet with 175 employees and a well diversified portfolio of bank tenants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2011. Furthermore, we intend to continue operating as a REIT; however, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Sections 856 through 860 of the Code, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

[Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) assuming that we timely file an election to be treated as a REIT and such election is not either revoked or intentionally terminated, commencing with our taxable year ending December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our actual method of operation through the date hereof has enabled and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion.] Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

•
deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. As there is no assurance that the platform fee we pay to our dealer manager with respect to our institutional shares will be deductible, rather than capitalizable, by us in calculating our REIT taxable income, we are seeking a private letter ruling that the payment of the platform fee will be deductible by us in calculating our REIT taxable income.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

•
If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

•
We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “— REIT Qualification Tests — Prohibited Transactions” below.

•
We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

•
If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non qualifying assets during the period in which we failed to satisfy the asset tests.

•
If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

•
If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm’s-length terms.

•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a taxable REIT subsidiary will generally be subject to U.S. federal corporate income tax.

•
We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for its qualification as a REIT;

•	that is neither a financial institution nor an insurance company;

•	that meets the gross income, asset and annual distribution requirements;

•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

•
generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

•
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

•	that uses a calendar year for U.S. federal income tax purposes.

The first five conditions must be met during each taxable year for which REIT qualification is sought, while the sixth and seventh conditions do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying the last condition.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Code provides an exception for ownership of stock in a qualified REIT subsidiary and in a taxable REIT subsidiary. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a taxable REIT subsidiary. For purposes of the Asset Tests and Gross Income Tests (each as defined below), all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. Although we expect to hold most of our investments through our operating partnership, we may hold some investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described in the section entitled “— 25% Asset Test” below. With respect to the operating partnership, an entity taxed as a partnership is not subject to U.S. federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to U.S. federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes generally is determined in accordance with the partnership agreement. For purposes of the Asset and Gross Income Tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership.

In satisfying the tests described above, we must meet, among others, the following requirements:

Share Ownership Tests.  The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held”, which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT qualification.

Our charter contains certain provisions intended to enable us to meet the sixth and seventh requirement above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, as well as in certain other circumstances. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests.  At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described below. Further, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 5% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify as a REIT under the 75% Asset Test, and also may be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets may generally be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

Two modifications apply to the 25% Asset Test for “qualified REIT subsidiaries” or “taxable REIT subsidiaries.” As discussed above, the stock of a qualified REIT subsidiary is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT and that is not a taxable REIT subsidiary. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to other taxes. Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. As described above, a qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and would not be owned by the operating partnership.

Additionally, a REIT may own the stock of a taxable REIT subsidiary which is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. A corporation that is 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. A taxable REIT subsidiary is subject to full corporate-level tax on its income. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we also may use taxable REIT subsidiaries to carry out these functions.

We believe that our holdings of real estate assets and other securities will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate related debt investments, provided the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under section 11 of the Code, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests.  For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

The 75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below) if such lease is respected as a true lease for U.S. federal income tax purposes (see — “Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or though a taxable REIT subsidiary. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize our taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. The taxable REIT subsidiaries will pay regular corporate tax rates on any income they earn. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Although the issue is not free from doubt, we may be required to treat a portion of the gross income derived from a mortgage loan that is acquired at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan, as non-qualifying for the 75% gross income test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. Therefore, income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

The 95% Gross Income Test.  In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences. However, we may establish a taxable REIT subsidiary in order to engage on a limited basis in acquiring and promptly reselling short and medium term net lease assets for immediate gain. The gross income generated by our taxable REIT subsidiary would not be included in our gross income. However, any dividends from our taxable REIT subsidiary to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements.  In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. As there is no assurance that distributions with respect to our two classes of common stock will not be treated as “preferential dividends,” we are seeking a private letter ruling that such distributions will not be “preferential dividends.” If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•
loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify.  If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements.  We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions.  As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	generally has been held for at least two years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

•
when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Characterization of Property Leases.  We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes. If, however, the IRS were to recharacterize our leases as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and would not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we might not be able to satisfy either the 75% or 95% gross income tests and, as a result, could lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General.  We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Section 704(b) of the Code and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Code and the Treasury Regulations. For a description of allocations by the operating partnership to the partners, see the section entitled “Summary of Our Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property will generally have an initial tax basis equal to its fair market value, and accordingly, Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Code would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.   As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends, or for tax years beginning before January 1, 2011, qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U. S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, for taxable years beginning before January 1, 2011, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiaries);

(2)
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any taxable REIT subsidiaries, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for a REIT’s taxable years ending on or before December 31, 2011) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

For taxable years beginning before January 1, 2011, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares has been reduced from 20% to 15%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above, this reduced tax rate will not apply to dividends paid by us.

Newly enacted legislation requires certain U.S. Stockholders who are individuals, estates or trusts to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of our common stock.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by U.S. Stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect to any amounts withheld.

Taxation of Non-U.S. Stockholders

General.  The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sale of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our common shares are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding common shares at any time during the five-year period ending on the date of the sale.

We cannot assure you that we will qualify as “domestically controlled”. If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our common shares. However, it is not anticipated that our common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker dealer or a non-U.S. office of a foreign broker dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Legislation that was signed into law by President Obama on March 18, 2010, generally imposes, effective for payments made after December 31, 2012, a withholding tax of 30% on dividends from, and the gross proceeds of a disposition of, common stock paid to certain foreign entities unless various information reporting requirements are satisfied. Such withholding tax will generally apply to non-U.S. financial institutions, which is generally defined for this purpose as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our common stock.

Other Tax Considerations

Distribution Reinvestment Plan.  Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See the section entitled “— Taxation of U.S. Stockholders” above. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program.  A redemption of our shares will be treated under Code Section 302 as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Code Section 302(b) enabling the redemption to be treated as a sale or exchange of our shares. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Code Section 302(b). In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Code Section 302(b) are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the common shares.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•
whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Certain Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders —  Taxation of Tax-Exempt Stockholders” in this prospectus);

•
whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually or more frequently; and

•	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See the section entitled “Risk Factors — Federal Income Tax Risks” in this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See the section entitled “Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Following the escrow period and the acquisition of our first property, we will calculate a daily NAV per share. Our independent valuation expert will calculate quarterly estimates of the market value of our principal assets and liabilities, and we will rely on that estimate to determine the daily NAV per share.  NAV will be calculated by estimating the market value of our assets and liabilities, many of which may be illiquid. Although an independent valuation expert will perform quarterly valuations of our real estate portfolio, which the board of directors will approve, the valuation may not be precise because the valuation methodologies used to value a real estate portfolio involve subjective judgments, assumptions and opinions about future events.

Since we will rely on quarterly estimates of the market value in calculating daily NAV, the published NAV per share may not fully reflect any and all changes in value that may have occurred since the prior quarterly valuation. Furthermore, our independent valuation expert and advisor will monitor our portfolio, but it may be difficult to reflect changing market conditions or material events that may impact the value of our portfolio between quarters, or to obtain timely complete information regarding any such events. Therefore, the NAV per share published after the announcement of an extraordinary event may differ significantly from our actual NAV until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated. See “Valuation Policies” for more details about how our NAV will be calculated.

There can be no assurance, however, with respect to any estimate of value that we prepare, including, without limitation, any daily NAV, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•	That the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Internal Revenue Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation with respect to each class of securities that we offer. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met with respect to each class of securities that we offer.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception with respect to each class of securities that we offer, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner in that may enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the fact that we expect to focus on investing in freestanding, single-tenant properties, net leased to investment grade or other creditworthy tenants, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

DESCRIPTION OF SECURITIES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and by-laws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and by-laws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and by-laws. Copies of our charter and by-laws are available upon request.

Our charter authorizes us to issue up to 350,000,000 shares of stock, of which 300,000,000 shares are designated as common stock at $0.01 par value per share and 50,000,000 shares are designated as preferred stock at $0.01 par value per share. As of the date of this prospectus, 20,000 retail shares of our common stock were issued and outstanding, held by one stockholder, and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action taken by our stockholders, may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. Our charter requires us to ensure that the voting rights per share (other than any publicly held share) sold in any private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and by-laws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled “Risk Factors — Risks Related to an Investment in American Realty Capital Trust II, Inc.” in this prospectus.

Common Stock

The institutional shares and the retail shares shall be common stock.  Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of common stock will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of common stock. However, the issuance of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

An annual meeting of our stockholders will be held each year, upon reasonable notice on a date that is within a reasonable period of time following the distribution of our annual report to stockholders, at least 30 days after delivery of our annual report to our stockholders. The directors, including the independent directors, shall take reasonable steps to ensure that such notice is provided. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chairman of the board, the president or the chief executive officer or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. Upon receipt of a written request from such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 or more than 60 days after the distribution of the notice of meeting. The presence of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

If we do not list our shares of common stock on a national securities exchange by the tenth anniversary of the completion or termination of our initial public offering, our charter requires that we either (i) seek stockholder approval of an extension or amendment of this listing deadline, or (ii) seek stockholder approval of the liquidation of the corporation. If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you. If the listing of our stock on a national securities exchange occurs on or before the tenth anniversary of the termination of our initial public offering, the corporation shall continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•
five or fewer individuals (as defined in the Internal Revenue Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

•
100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled “Certain Material U.S. Federal Income Tax Considerations” in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our stock.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT and has waived this ownership limit with respect to the preferred shares. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations;

•	with respect to transfers only, result in our stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (regardless of whether the ownership interest is held during the last half of a taxable year);

•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise result in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which has been paid to the intended transferee and is owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.

Distribution Policy and Distributions

When we have sufficient cash flow available to pay distributions, we intend to pay regular distributions to our stockholders. As of the date of this prospectus, we have no real estate investments. We currently own no properties and have not identified any properties to acquire. We will not make any real estate investments until we identify investment opportunities and raise sufficient capital pursuant to this offering to do so. We cannot predict when we will begin to generate sufficient cash flow from these investments to pay distributions as a result of such investments; however, we expect that these will begin no later than the first calendar month after the calendar month in which we make our first real estate investment. Because all of our operations will be performed indirectly through American Realty Capital Operating Partnership II, L.P., our operating partnership, our ability to pay distributions depends on American Realty Capital Operating Partnership II, L.P.’s ability to pay distributions to its partners, including to us. If we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Distributions will be paid to our stockholders when and if authorized by our board of directors and declared by us out of legally available funds as of the daily record dates selected by our board of directors. We expect to declare and pay distributions on a regular basis beginning no later than the first calendar month after the calendar month in which we make our initial real estate investment unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. Distributions will be authorized at the discretion of our board of directors, which will be influenced in part by its intention to comply with the REIT requirements of the Internal Revenue Code. We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources; and (e) for those investors participating in the distribution reinvestment plan, a statement that a distribution statement will be provided in lieu of a check. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Certain Material U.S. Federal Income Tax Considerations — Taxation — Annual Distribution Requirements” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — REIT Qualification Tests” in this prospectus.

Out of any distribution received by holders of institutional shares, a platform fee will be paid to the dealer manager, which amount shall be deducted from each distribution paid to such stockholders.  The amount of the daily platform fee shall equal 1/365th of 0.70% of our NAV per institutional share during such day, payable monthly in arrears.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination with American Realty Capital Advisors II, LLC or any affiliate of American Realty Capital Advisors II, LLC. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and American Realty Capital Advisors II, LLC or any affiliate of American Realty Capital Advisors II, LLC. As a result, American Realty Capital Advisors II, LLC or any affiliate of American Realty Capital Advisors II, LLC may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;

•	one-third or more, but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the 10th day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or by-laws.

As permitted by Maryland General Corporation Law, our by-laws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or by-laws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or by-laws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•
a requirement that a vacancy on the board be filled only by affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

At this time, we have not elected any of the provisions allowed under Subtitle 8. Through provisions in our charter and by-laws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to American Realty Capital Advisors, LLC or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act, and comparable provisions under state laws for any material misrepresentations or omissions in the appraisal. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(1)           accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)           one of the following:

(a)	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•
that would result in the common stockholders having voting rights in a Roll-up Entity that are less than those provided in our charter and by-laws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Appendix B.

Investment of Distributions

We have adopted a distribution reinvestment plan pursuant to which our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by our advisor or its affiliates, to elect to purchase shares of our common stock with our distributions or distributions from such other programs.  The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to $9.50 for those investors who have purchased retail shares and NAV per share for those investors who have purchased institutional shares. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all the shares allocated to the plan through the reinvestment of distributions. We also may offer shares pursuant to a new registration statement. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

No dealer manager fees or selling commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan; therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will benefit the participant through the reduced purchase price.

Pursuant to the terms of our distribution reinvestment plan the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under the this prospectus, we may determine to allow participants to reinvest cash distributions from us in shares issued by another American Realty Capital-sponsored program only if all of the following conditions are satisfied:

•
prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent American Realty Capital-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent American Realty Capital-sponsored program has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent American Realty Capital-sponsored program; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent American Realty Capital-sponsored program.

Stockholders who invest in subsequent American Realty Capital-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent American Realty Capital-sponsored program and, as such, will receive the same reports as other investors in the subsequent American Realty Capital-sponsored program.

Election to Participate or Terminate Participation

A stockholder may become a participant in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations” in this prospectus.

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a monthly distribution period only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares and the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan (Excluded Distributions). Accordingly, if proceeds attributable to the potential sale transaction described above are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an Excluded Distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through our distribution reinvestment plan. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Certain Material U.S. Federal Income Tax Considerations

Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distributions reinvestment plan. See the section entitled “Risk Factors — U.S. Federal Income Tax Risks” in this prospectus. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. For our retail shares at least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until our offering stage is complete, retail participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan with ten days’ notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

SHARE REPURCHASE PROGRAM

Our share repurchase plan will begin on the later of the date following the acquisition of our first asset and four months after the end of the escrow period. Under our share repurchase plan, stockholders may request that we redeem all or any portion of their shares on any business day.

Generally, we will pay redemption proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, by the third business day following the redemption request day. The redemption price per share on any business day will be our NAV per share for that day, calculated after the close of business on the redemption request day, without giving effect to any share purchases or redemptions to be effected on such day. Subject to limited exceptions, stockholders who redeem their shares of our common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate NAV per share of the shares of common stock received. If a stockholder’s redemption request is received before 4:00 p.m. Eastern time such shares will be redeemed price equal to our NAV per share calculated after the close of business on that day. If a stockholder’s request is received after 4 p.m. on any business day, or received on a day other than a business day, such shares will be redeemed at our NAV per share calculated after the close of business on the next business day. We refer to the day on which a redemption request is received pursuant to our redemption plan as the “redemption request day.” A stockholder will not know at the time he submits his request for redemption of shares the exact price at which such redemption request will be processed or the day when redemption proceeds will be paid, but the stockholder will be contractually bound to redeem the shares. Because our NAV per share will be calculated at the close of each business day, the redemption price may fluctuate between the redemption request day and the date on which the company pays redemption proceeds. If the redemption request day is after the record date for a distribution payment but prior to the payment date for such distribution, the stockholder will be entitled to receive such distribution with respect to the redeemed shares of our common stock because the stockholder held them on the record date.

We will limit shares redeemed during any calendar quarter to 10% of our NAV as of the last day of the previous calendar quarter, or approximately 25% of our NAV in any 12 month period.  Furthermore, we may not have sufficient liquidity to honor all redemption requests. We intend to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: (1) 15% of our NAV up to $500 million, (2) 10% of our NAV between $500 million and $1 billion and (3) 5% of our NAV in excess of $1 billion However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund redemptions. The board will review the amount and sources of liquid assets on a quarterly basis.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of redemption requests relative to the sales of new shares. If our advisor believes, in its business judgment, that redemptions may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-redeeming stockholders, then prior to the beginning of any quarter, our advisor may set a limit on the number of shares that each stockholder may redeem in such quarter; provided that during such quarter each stockholder is permitted to redeem at least 10% of the NAV of the total shares owned by the stockholder as of the last day of the previous calendar quarter. Stockholders may make multiple requests for redemption during the quarter but may not exceed the maximum limit of redemptions established by our advisor.

There is no minimum holding period for shares of our common stock and stockholders can redeem their shares at any time; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment. In order to offset any incremental costs in holding liquid investments, keeping borrowing capacity available, drawing funds under a line of credit and selling assets we would not otherwise have sold and to protect the interests of long-term stockholders and to reduce the possible impact of short-term trading on our performance, stockholders who redeem their shares within four months of purchasing them will be subject to a short-term trading fee of 2% of the aggregate NAV of the shares of common stock redeemed. For purposes of determining whether the short-term trading fee applies, we will redeem the shares that were held the longest first.  The short-term trading fee will not apply in circumstances involving a stockholder’s death, post-purchase disability or divorce decree, redemptions made as part of a systematic withdrawal plan, redemptions in connection with periodic portfolio rebalancings of certain wrap or fee-based accounts, redemptions of shares acquired through our distribution reinvestment plan and the cancellation of a purchase of shares within the five-day period after the investor executes a subscription agreement and in other circumstances at our discretion.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iv) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	reject any request for repurchase;

•	change the purchase price for repurchases; or

•	otherwise amend the terms of, suspend or terminate our share repurchase program.

Any material modifications or suspension of our redemption plan by our board of directors or our advisor will be disclosed to stockholders as promptly as practicable in reports we file with the SEC, a press release and/or via our website. In the event of a suspension or material modification of our redemption plan, our board may also modify or suspend our offering of shares for sale.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change, and we will disclose the changes in quarterly reports filed with the SEC on Form 10-Q.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by virtue of the election to become a stockholder. Our organizational documents consist of our charter and by-laws. The following is a summary of material provisions of our organizational documents and does not purport to be complete. Our organizational documents are filed as exhibits to our registration statement of which this prospectus is part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Our charter was filed with and accepted for record by the State Department of Assessments and Taxation of Maryland on September 10, 2010. The by-laws, in their present form, became operative when our board of directors approved them as of     , 2010. Neither our charter nor by-laws have an expiration date, and therefore, both documents remain effective in their current form throughout our existence, unless they are amended.

Charter and By-law Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors — Risks Related to This Offering and Our Corporate Structure.”

Stockholders’ Meetings and Voting Rights

Our charter requires us to hold an annual meeting of stockholders not less than thirty days after delivering our annual report to stockholders. The purpose of each annual meeting will be to elect directors and to transact any other business. The chairman, the chief executive officer, the president, a majority of the directors or a majority of the independent directors also may call a special meeting of the stockholders. The secretary must call a special meeting when stockholders entitled to cast not less than 10% of all votes entitled to be cast at the meeting make a written request. The written request must state the purpose(s) of the meeting and the matters to be acted upon. The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting. The notice must state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present, will be sufficient to elect directors and a majority of votes cast will be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter.

Board of Directors

Under our organizational documents, we must have at least three but not more than ten directors. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined in accordance with article IV of our charter and complies with Section I.B. 14 of the NASAA REIT Guidelines. A director may resign at any time and may be removed with or without cause by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled only by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Our charter and by-laws require our committees to be comprised of a majority of independent directors.

Persons who serve as directors must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter provides that at least one of our independent directors must have three years of relevant real estate experience and at least one independent director must be a financial expert with relevant financial experience.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written or electronic consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

•	amend our charter;

•	transfer all or substantially all of our assets other than in the ordinary course of business;

•	engage in mergers, consolidations or share exchanges; or

•	liquidate and dissolve.

Under our charter, our directors, our advisor and any affiliates thereof are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove our advisor, the directors or any affiliates thereof or to vote on any transaction between us and any of them. For these purposes, shares owned by our advisor, the directors or any affiliates thereof will not be included in the denominator to determine the number of votes needed to approve the matter.

Rights of Objecting Stockholders

Under Maryland law, dissenting holders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the Maryland General Corporation Law, however, our charter includes a provision opting out of the appraisal rights statute, thereby precluding stockholders from exercising the rights of an “objecting stockholder” unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, at all reasonable times, to inspect and obtain copies of our records to which he or she is entitled under applicable law, subject to the limits contained in our charter. Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require the stockholder requesting the stockholder list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder’s interest in us.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, on written request, inspect and obtain copies of our books of account and our stock ledger. Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses and telephone numbers of our stockholders along with the number of shares of stock held by each of them. Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size. A copy of the stockholder list will be mailed to the stockholder within ten days of the request.

We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records. If our advisor or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our charter, our advisor and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect. The remedies provided hereunder to stockholders requesting copies of the stockholder list are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state. As noted above, if the stockholder’s actual purpose is to sell the list or use it for a commercial purpose, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours.

Amendment of the Organizational Documents

Except for those amendments permitted to be made without stockholder approval, our charter may be amended, after approval by our board, by the affirmative vote of a majority of the votes entitled to be cast on the matter. Our by-laws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at the board meeting.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time after a determination by a majority of the entire board that dissolution is advisable and the approval of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. Our board will determine when, and if, to:

•	to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and

•	commence subsequent offerings of common stock after completing this offering.

Our board does not anticipate evaluating a listing until at least three to five years after the offering. If listing our shares of common stock is not feasible, our board may decide to:

•	sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;

•	continue our business and evaluate a listing of our shares of common stock at a future date; or

•	adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our by-laws. The by-laws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our by-laws also provide that nominations of individuals for election to the board and the proposal of other business may be made at an annual meeting, but only:

•	in accordance with the notice of the meeting;

•	by or at the direction of our board; or

•
by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our by-laws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•
not later than 5:00 p.m., Eastern Time, on the later of the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year’s annual meeting; or

•
if the date of the meeting is advanced by more than 30 or delayed by more than 60 days from the anniversary date or if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following our first public announcement.

Nominations of individuals for election to the board may be made at a special meeting, but only:

•	by or at the direction of our board; or

•
if the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our by-laws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and

•	not later than 5:00 p.m., Eastern Time, on the later of either:

•	ninety days prior to the special meeting; or

•	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Restrictions on Certain Conversion Transactions and Roll-Ups

Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the charter as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock. Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other similar entity created or surviving a roll-up transaction. A roll-up transaction does not include: (1) a transaction involving our securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders’ voting rights;

•	our term and existence;

•	sponsor or advisor compensation; or

•	our investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no material current or prior business or personal relationship with our advisor or our directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the SEC and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised in a consistent manner and the appraisal must:

•	be based on an evaluation of all relevant information;

•	indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•	assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

•
result in the common stockholders of the roll-up entity having rights that are more restrictive to stockholders than those provided in our charter, including any restriction on the frequency of meetings;

•	result in the common stockholders having less comprehensive voting rights than are provided in our charter;

•	result in the common stockholders having access to records that are more limited than those provided for in our charter;

•
include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•	limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•	place any of the costs of the transaction on us if the roll-up is rejected by our stockholders.

However, with the prior approval of stockholders entitled to cast a majority of all votes entitled to be cast on the matter, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

Stockholders who vote “no” on the proposed roll-up must have the choice of:

•	accepting the securities of the roll-up entity offered; or

•	one of either:

o	remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or

o	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our charter, by-laws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors — Risks Related to This Offering and Our Corporate Structure.”

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average invested assets or 25% of our net income for that year. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash expenditures, any incentive fees payable to our advisor and acquisition fees and expenses are excluded from the definition of total operating expenses. Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses, including, but not limited to, the occurrence of natural disasters, hurricanes, floods, tornadoes, special tax assessments or acts of terrorism. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within sixty days of the end of the fiscal quarter and explain the justification for exceeding the limit. If our independent directors do not believe that exceeding the limit was justified, our advisor must reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions With Affiliates

Our charter also restricts certain transactions between us and American Realty Capital, and its affiliates including our advisor, our dealer manager and our directors as follows:

•
Sales and Leases.  We may not purchase real estate assets from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable to us and the price for the real estate assets is no greater to us than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable. In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset. We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

•
Loans.  We may not make loans to any of these parties except as provided in clauses (3) and (6) under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. For these purposes, amounts owed but not yet paid by us under the business management agreement, or any property management agreements, shall not constitute amounts advanced pursuant to a loan.

•
Investments.  We may not invest in joint ventures with any of these parties as a partner, unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable.

•
Other Transactions.  All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability company or other legal entity (a “person”) includes any of the following:

•	any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;

•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;

•	any person directly or indirectly controlling, controlled by, or under common control with, such other person;

•	any executive officer, director, trustee or general partner of such other person; and

•	any legal entity for which such person acts as an executive officer, director, trustee or general partner.

Restrictions on Borrowing

We may not borrow money to pay distributions except as necessary to satisfy the requirement to distribute at least 90% of our “REIT taxable income.” Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets. In general, the aggregate borrowings secured by all our assets will not exceed 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing, along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. See the section entitled “Risk Factors — Risks Related to This Offering and Our Corporate Structure” in this prospectus for additional discussion regarding our borrowings.

Restrictions on Investments

The investment policies set forth below have been approved by a majority of our independent directors. Until such time as (a) our shares of common stock are listed, and (b) our charter is amended, which requires approval of our stockholders, or we revise our investment policies, as applicable, we will not:

•	invest in any foreign currency or bullion;

•	invest in short sales of securities;

•	invest in any security in any entity holding investments or engaging in activities prohibited by our charter;

•
borrow in excess of 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed the limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments;

•
borrow in excess of 40% to 50% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. This policy limitation, however, does not apply to individual real estate assets or investments and will only apply once we have ceased raising capital under this offering and have invested substantially all of our capital;

•	make investments in assets located outside of the United States;

•	acquire undeveloped land, develop new real estate, or substantially re-develop existing real estate with an aggregate value in excess of 10% of our the value of our total assets;

•
make mortgage loans in transaction with our sponsor, advisor, directors or their respective affiliates unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•
make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by our board of directors, including a majority of our independent directors, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•
make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are unreasonable or exceed 4.5% of the purchase price of the property or, in the case of a mortgage loan, 4.5% of the funds advanced; provided that the investment may be made if a majority of our independent directors determines that the transaction is commercially competitive, fair and reasonable to us;

•
invest in equity securities (including any preferred securities) not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our independent directors approves such investment as being fair, competitive and commercially reasonable;

•
invest in publicly traded real estate equity or debt securities, including, but not limited to, CMBS, in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;

•	invest in or originate real estate loans (excluding publicly traded real estate debt) in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•
issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests;

•	invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of our advisor, any director or any of our affiliates;

•
issue options or warrants to purchase shares to our advisor, our directors or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options;

•
make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•	invest in debt secured by a mortgage on real property that is subordinate to the lien of other debt in excess of 25% of our tangible assets;

•	engage in trading, as opposed to investment activities; or

•	engage in underwriting activities or distribute, as agent, securities issued by others.

Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders. The board may make material changes to our investment policies only by amending our charter. Any amendment to our charter requires the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership of American Realty Capital Operating Partnership II, L.P., our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for limited partnership common units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership are divided into “units.” Initially, the operating partnership will have two classes of units: general partnership units and limited partnership common units. General partnership units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 20,000 general partnership units. American Realty Capital Trust II Special Limited Partner, LLC, the parent of our advisor, is a special limited partner of our operating partnership, but does not hold any general partnership units or limited partnership common units. See the section “— Special Limited Partner” below.

Limited partnership common units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional units and classes of units with rights different from, and superior to, those of general partnership units and/or limited partnership common units, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

For each limited partnership common unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional limited partnership units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

Limited partners do not have the right to participate in the management of the operating partnership. Limited partners who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each limited partnership common unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each limited partnership common unit will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, limited partnership common units also will share equally in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unit holders generally may, subject to certain restrictions, exchange limited partnership units for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and expect to conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•
file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	Any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;

•	any amendment that alters or changes the limited partner’s exchange rights;

•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or

•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partnership common unit holder notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination. Generally, a limited partner may not exercise its exchange rights until it has held the units for at least one year. However, in the case of a proposed combination, each holder of a limited partnership common unit in the operating partnership shall have the right to exercise its exchange right prior to the stockholder vote on the transaction, even if it has held its units for less than one year. See the section entitled “Limited Partner Exchange Rights” below for a description of such rights. Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock. However, a limited partnership common unit holder cannot be paid in shares of our common stock if the issuance of shares to such holder would:

•
be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus;

•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or

•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the limited partnership common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year shall terminate upon the earlier of (i) the disapproval of the business combination by our board of directors, (ii) the disapproval of the business combination by stockholders, (iii) the abandonment of the business combination by any of the parties to it, or (iv) the business combination’s effective date.

Issuance of Additional Units

As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of general partnership units and limited partnership units. Furthermore, the operating partnership agreement requires the issuance of additional common units corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one general partnership common unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than common shares, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold. We also will distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

The operating partnership agreement provides that cash available for distribution, excluding cash available from the sale or other disposition of all or substantially all the assets and properties of the operating partnership or a related series of transactions that when taken together result in the sale or other disposition of all or substantially all the assets and properties of the operating partnership, or a capital transaction, will be distributed to the partners based on their percentage interests. Distributions from cash available from a capital transaction will be distributed to partners according to the formula set forth below. The return calculations described below apply to all regular and capital distributions received and not just capital distributions. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to American Realty Capital Trust II Special Limited Partner, LLC, the special limited partner, and to us, which we will then distribute to our stockholders:

•
first, to us (which we will distribute to the holders of our common stock) and the limited partners entitled to such distributions under the terms of the operating partnership agreement, until our stockholders and such limited partners have received distributions equal to their initial investment plus a cumulative, pre-tax, non-compounded return of 6% per year on their net investment. “Net investment” refers to $10.00 per share or interest, less a pro rata share of any proceeds received from the sale or refinancing of properties.

•
After this 6% threshold is reached, 85% of the aggregate amount of any additional distribution will be payable to us (which we will distribute to the holders of our common stock) and the limited partners entitled to such distributions under the terms of the operating partnership agreement based our percentage interests, and 15% of such amount will be payable by the operating partnership to the special limited partner.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership shall be allocated among the partners in such a manner that the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net assets of the operating partnership were distributed to the partners immediately after making such allocation.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	Satisfy the requirements for our classification as a REIT;

•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Internal Revenue Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the terms of, and subject to the conditions in, the operating partnership agreement, each holder of a limited partnership common unit (but not the holder of the special limited partner interests) will have the right, commencing one year from the issuance of the limited partner common units (except in connection with a business combination), to cause the operating partnership to redeem their limited partner common units for cash in an amount equal to the per share offering price of our common stock minus the maximum selling commissions and dealer manager fee allowed in the offering, to account for the fact that no selling commission or dealer manager fees will be paid in connection with any such issuances (at the offering price, each such limited partner common unit would be issued at $9.00 per share), or, at the option of the operating partnership, for one share of our common stock for each limited partner common unit redeemed. The decision whether to exercise its right to exchange shares of common stock in lieu of cash shall be made on a case by case basis at the operating partnership’s sole and absolute discretion. The limited partnership units exchanged for cash or shares of our common stock will augment our ownership percentage in the operating partnership. See the section entitled “— Extraordinary Transactions” below for a description of exchange rights in connection with mergers and other major transactions. However, a limited partnership common unit holder cannot be paid in shares of our common stock if the issuance of shares to such holder would:

•
be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus;

•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or

•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any common stock issued to the limited partners upon exchange of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act or an exemption from, or exception to, registration. The cash necessary to exchange limited partnership units will come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the exchange right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or from borrowings. However, as explained above, the operating partnership always has the option to satisfy the exchange right with common stock, and we intend to reserve common stock for that purpose. The operating partnership will make the decision whether to exercise its right to satisfy the exchange right by paying to the holder the exchange price or issuing common stock having an aggregate market price on the date the holder exercises the exchange right equal to the exchange price for all units being exchanged, on a case by case basis in its sole and absolute discretion.

As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

American Realty Capital Trust II Special Limited Partner, LLC, the parent of our advisor, is a Delaware limited liability company formed on November 4, 2009 and is a special limited partner of our operating partnership. American Realty Capital Trust II Special Limited Partner, LLC does not hold any general partnership interests or limited partnership interests, as such terms are defined in the partnership agreement. American Realty Capital Trust II Special Limited Partner, LLC does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement other than the right to receive distributions in connection with the sale of all or substantially all the assets of our operating partnership. Any such distribution to American Realty Capital Trust II Special Limited Partner, LLC is related to our successful performance. Such distribution is calculated as 15% of the remaining net sale proceeds after the investors have received a return of their net capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Internal Revenue Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. We will file a federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. As we have not yet begun operations, it is not clear what form any special purpose entities would take for U.S. federal income tax purposes. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Certain Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (i) our dissolution, bankruptcy, insolvency or termination, (ii) the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (iii) by operation of law.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of $1,499,999,995 of shares of our common stock, consisting of up to 100,000,000 retail shares sold to the public through broker dealers and up to 55,555,555 institutional shares of common stock sold through registered investment advisors and broker dealers that are managing wrap or fee-based accounts, through Realty Capital Securities, LLC, our dealer manager, a registered broker dealer affiliated with our advisor. We reserve the right to reallocate the shares between the retail shares and the institutional shares.

Our board of directors approved our initial offering price of $10.00 for the retail shares and $9.00 for the institutional shares, which will be the purchase prices of our shares until the later of the end of the escrow period and the acquisition of our first property.  Our board of directors has arbitrarily determined the selling price of the shares, consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation. After we break escrow and acquire our first property, the per share purchase price will vary from day-to-day and, on each business day, will be equal to our NAV divided by the number of shares outstanding as of the end of business on such day.  After the close of business on each day that the New York Stock Exchange is open (a business day), we will file with the SEC, a pricing supplement, which shall identify the NAV per share for that day.  Any purchase orders that we receive prior to 4:00 p.m. Eastern time on any business day will be executed at a price equal to our NAV per share for that day, as calculated after the close of business on that day.  Purchase orders that we receive after 4:00 p.m. Eastern time will be executed at a price equal to our NAV per share as calculated after the close of business on the next business day. Purchase orders placed on a day that is not a business day will be executed as if they were received prior to the close of business on the immediately following business day.

The shares are being offered on a “reasonable best efforts” basis, which means generally that the dealer manager is required to use only its reasonable best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 25,000,000 shares for sale pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be equal to $9.50 per share for investors who have purchased retail shares and NAV per share for investors who have purchased institutional shares.  There will be no fees, commissions or expenses paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan. The offering of shares of our common stock will terminate on or before   , 2013, which is two years after the effective date of this offering. If we have not sold all the shares within two years, we may continue the primary offering for an additional year until   , 2014. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

Realty Capital Securities, LLC, our dealer manager, was organized in August 2007 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by American Realty Capital, its affiliates and its predecessors. For additional information about Realty Capital Securities, LLC, including information relating to Realty Capital Securities, LLC’s affiliation with us, please refer to the section of this prospectus captioned “Management — Affiliated Companies — Dealer Manager.”

For sales of retail shares, our dealer manager will receive selling commissions of 7% of the gross offering proceeds. The dealer manager also will receive a dealer manager fee in the amount of 3% of the gross offering proceeds for sales of retail shares as compensation for acting as the dealer manager. We will not pay selling commissions or a dealer manager fee for shares sold pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. All or a portion of the 3% dealer manager fee may be reallowed to participating broker dealers for non-accountable marketing support. Realty Capital Securities, LLC anticipates, based on its past experience, that, on average, it will reallow 1% of the dealer manager fee to participating broker dealers. Realty Capital Securities, LLC will reallow all selling commissions to participating broker dealers. Alternatively, a participating broker dealer may elect to receive a fee equal to 7.5% of gross proceeds from the sale of retail shares by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of gross proceeds of our primary offering. See the section entitled “Distribution Reinvestment Plan — Investment of Distributions” in this prospectus.

We will not pay our dealer manager or any participating broker dealer selling commissions on shares that we sell to friends and family at a discount or on sales of institutional shares.  However, with respect to institutional shares, our dealer manager will receive a platform fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (a) the number of shares of our common stock outstanding each day during such month, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.70% of our NAV per institutional share during such day. Our dealer manager may, in its discretion, re-allow a portion of this fee, to participating broker dealers, for shares originally sold with a broker dealer’s assistance or with respect to which the participating broker dealer provides ongoing stockholder services and is the broker dealer of record on the date of payment. The dealer manager will evaluate such factors as the level of services that each such broker dealer performs in connection with the distribution of shares, including ministerial or record-keeping services, amount of marketing support or underwriting review, and other administrative services, and the number of shares the broker dealer has sold or is reasonably expected to sell. The amount of such fees that are re-allowed to a broker dealer may change over time based on the broker dealer’s performance and contribution to the success of our primary offering. The platform fee will not be paid with respect to shares issued under our distribution reinvestment plan. We will cease paying the platform fees when underwriting compensation from all sources, including the platform fee, any organization and offering fee paid for underwriting and underwriting compensation paid by our sponsor and its affiliates, in the aggregate, equals 10% of the gross proceeds from our primary offering (i.e. excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate platform fee.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering of retail shares.

	Per Share	Total Maximum
Primary offering(1):
Price to public	$10.00	$1,000,000,000
Selling commissions	0.70	70,000,000
Dealer manager fees	0.30	30,000,000
Proceeds to American Realty Capital Trust II, Inc.	$9.00	900,000
Distribution reinvestment plan:
Price to public	$.50	$237,500,000
Distribution selling commissions	—
Dealer manager fees	—
Proceeds to American Realty Capital Trust II, Inc.	$9.50	$237,500,000

(1)	Reflects sale of 100,000,000 retail shares.

No selling commissions or dealer manager fees are payable in connection with the distribution reinvestment plan.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units shares down to zero (i) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

We will not pay selling commissions in connection with the following special sales:

•
the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the dealer manager or their respective officers and employees and some of their affiliates;

•	the purchase of common stock under the distribution reinvestment plan;

•
the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions; and

•	the common stock credited to an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value.

In connection with the minimum offering and FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with the offering does not exceed FINRA’s 10% cap.

Also, our dealer manager will repay to the company any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

Shares Purchased by Affiliates and Institutional Investors

Our executive officers and directors, as well as officers and employees of Realty Capital Securities, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase institutional shares until the later of the end of the escrow period and the acquisition of our first property.  The initial purchase price for such shares shall be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and a dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales.  The net offering proceeds we receive will not be affected by such sales of shares at a discount.  Our executive officers, directors and other affiliates and any institutional investors who receive the discount will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by Realty Capital Securities, LLC or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or American Realty Capital Advisors II, LLC as our advisor or any transaction between us and any of our directors, American Realty Capital Advisors II, LLC or any of their respective affiliates. With the exception of the 20,000 shares initially sold to American Realty Capital Trust II Special Limited Partner, LLC in connection with our organization, no director, officer or advisor or any affiliate may own more than 9.8% in value or number of our outstanding common stock.

Volume Discounts

We will offer a reduced share purchase price to “single purchasers” of retail shares on orders of more than $500,000 and selling commissions paid to Realty Capital Securities, LLC and participating broker dealers will be reduced by the amount of the share purchase price discount. The per share purchase price will apply to the specific range of each retail share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase Price per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range
$1,000 – $500,000	$10.00	$0.70
500,001 – 1,000,000	9.90	0.60
1,000,001 – 5,000,000+	9.55	0.25

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional retail shares. Fractional shares will be issued.

As an example, a single purchaser would receive 100,505.05 retail shares rather than 100,000 retail shares for an investment of $1,000,000 and the selling commission would be $65,303.03. The discount would be calculated as follows: the purchaser would acquire 50,000 retail shares at a cost of $10.00 and 50,505.05 at a cost of $9.90 per share and would pay commissions of $0.70 per share for 50,000 retail shares and $0.60 per share for 50,505.05 retail shares.

Purchases by participating broker dealers, including their registered representatives and their immediate family, will be less the selling commission.

Selling commissions for purchases of $5,000,000 or more will, in our sole discretion, be reduced to $0.20 per share or less, but in no event will the proceeds to us be less than $9.20 per retail share. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the price per share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in (a) will pay no more per share than the initial purchaser.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;

•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;

•	all funds and foundations maintained by a given corporation, partnership or other entity;

•
all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and

•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940.

In the event a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90 day period will not qualify to be combined for a volume discount as described herein.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of retail shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the retail shares to different purchasers of the same offering;

•	all purchasers of the retail shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of retail shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the retail shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of retail shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of retail shares purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix C. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus;

•	agree to be bound by the terms of our charter;

•	meet the minimum income and net worth requirements described in this prospectus;

•	are purchasing the shares for your own account;

•	acknowledge that there is no public market for our shares; and

•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

has agreed to act as an IRA custodian for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We may pay the fees related to the establishment of investor accounts with     , and we also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter,      has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the minimum offering of $2,000,000 of shares of our common stock have been received and accepted by us. Any shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by   , 2012, which is one year after the effective date of this offering, our escrow agent will promptly so notify us, this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See the page following the cover page for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C.

•
Deliver a check to Realty Capital Securities, LLC, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “Wells Fargo Bank, National Association, Escrow Agent for American Realty Capital Trust II, Inc.” along with the completed subscription agreement. The name of the soliciting dealer appears on the subscription agreement. Certain dealers who have “net capital” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us of the purchase prices of your subscription. The name of the dealer appears on the subscription agreement.

•
By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the minimum income and net worth standards as stated in the subscription agreement and agrees to be bound by the terms of our charter.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee. If you want to purchase shares through an individual retirement account, Keogh plan or 401(k) plan,      has agreed to serve as IRA custodian for such purpose.      has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. This option, however, is not available to residents of the States of Louisiana and North Carolina. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form included as Appendix D to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of direction in the form attached as Appendix E to this prospectus. The letter of direction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of direction will be irrevocable and we will continue to pay business management fees payable from your account until such time as you provide us with a notice of revocation in the form of Appendix F to this prospectus of your election to terminate deductions from your account for the purposes of such business management fees.

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing our advisor and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those that we intend to acquire which our affiliates have previously acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the offering or the adequacy or accuracy of such materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

•	if applicable, the ratio of the costs of raising capital during the period to the capital raised;

•
the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;

•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income for the most recently completed fiscal year;

•	a report from the independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor, our sponsor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the SEC or otherwise provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons for why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•	the location and a description of the general character of the property acquired during the quarter;

•	the present or proposed use of the property and its suitability and adequacy for that use;

•	the terms of any material leases affecting the property;

•
the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

•	a statement that title insurance has been or will be obtained on the property acquired.

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

After the completion of the last acquisition, our advisor will, upon request, send a schedule of acquisition to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury will reflects each acquisition made, the purchase price paid, the aggregate of all acquisition expenses paid on each transaction, and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. If no public offering is ongoing, and until we list the shares of our common stock on a national securities exchange, no later than 18 months after the closing of the offering, we will provide a statement that will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, (ii) and a review of the outstanding loans and other investments, focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment plan. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.

LITIGATION

We are not subject to any material pending legal proceedings.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix G to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Proskauer Rose LLP, New York, New York, will pass upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes. Proskauer Rose LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Proskauer Rose LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides legal services to American Realty Capital Advisors, LLC, our advisor and its affiliates.

EXPERTS

The financial statements of American Realty Capital Trust II, Inc. as of September 20, 2010 and for the period from September 10, 2010 (date of inception) to September 20, 2010 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon authority of said firm as experts in accounting and auditing in giving said report.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (referred to herein as “documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC in connection with this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

American Realty Capital Trust II, Inc.
405 Park Avenue
New York, New York 10022
(212) 415-6500
Attn: Investor Services

One of our affiliates maintains an Internet site at www.americancapitalrealty.com, at which there is additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

AMERICAN REALTY CAPITAL TRUST II, INC.
(A Maryland Corporation in the Developmental Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders
    American Realty Capital Trust II, Inc.

We have audited the accompanying balance sheet of American Realty Capital Trust II, Inc. (a Maryland Corporation in the Developmental Stage) (the “Company”) as of September 20, 2010, and the related statements of stockholders’ equity and cash flows for the period from September 10, 2010 (date of inception) to September 20, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Realty Capital Trust II, Inc. (a Maryland Corporation in the Developmental Stage) as of September 20, 2010 and its cash flows for the period from September 10, 2010 (date of inception) to September 20, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

October 7, 2010

AMERICAN REALTY CAPITAL TRUST II, INC.
(A Maryland Corporation in the Developmental Stage)

BALANCE SHEET
September 20, 2010

ASSETS
Cash	$200,000
Deferred offering costs	46,072
Total assets	$246,072
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$46,072
Stockholders’ equity
Common stock, $0.01 par value, 100,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid-in capital	199,800
Total stockholders’ equity	200,000
Total liabilities and stockholders’ equity	$246,072

AMERICAN REALTY CAPITAL TRUST II, INC.
(A Maryland Corporation in the Developmental Stage)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period from September 10, 2010 (date of inception) to September 20, 2010

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Total
Balance, September 10, 2010	—	$—	$—	$—
Issuance of common stock	20,000	200	199,800	200,000
Balance, September 20, 2010	20,000	$200	$199,800	$200,000

AMERICAN REALTY CAPITAL TRUST II, INC.
(A Maryland Corporation in the Developmental Stage)

STATEMENT OF CASH FLOWS
For the Period from September 10, 2010 (date of inception) to September 20, 2010

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	$200,000
Net cash provided by financing activities	200,000
Net change in cash	200,000
Cash, beginning of period	—
Cash, end of period	$200,000

AMERICAN REALTY CAPITAL TRUST II, INC.
(A Maryland Corporation in the Developmental Stage)

Note 1 — Organization and Proposed Business Operations

American Realty Capital Trust II, Inc. (the “Company”), incorporated on September 10, 2010, is a newly formed Maryland corporation that intends to qualify as a real estate investment trust for U.S. federal income tax purposes (“REIT”) for the taxable year ending December 31, 2011. The Company intends to offer for sale a maximum of  $1,500,000,000 shares of common stock (the “Common Stock”), consisting of up to 100,000,000 retail shares sold to the public through broker dealers and up to 55,555,555 institutional shares sold through registered investment advisors and broker dealers that are managing wrap or fee-based accounts.  The shares will be offered on a “reasonable best efforts” basis through the Company’s dealer manager, Realty Capital Securities, LLC (the “Dealer Manager”) pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Offering”). The Company is also offering up to 25,000,000 shares of Common Stock pursuant to its distribution reinvestment plan.  Until the escrow agent has released investors’ funds to the Company upon the raising of the minimum offering amount and the Company has acquired its first property, the per share purchase price for the retail shares in the Offering will be $10.00 and the per share purchase price for the institutional shares in the Offering will be $9.00. Following such date, the per share purchase price will vary daily. The per share purchase price in the Offering will be equal to the sum of our net asset value, or NAV, divided by the number of outstanding shares of Common Stock as of the end of each business day prior to giving effect to any share purchases or redemptions to be effected on such day, plus applicable selling commissions. Throughout the offering period, the per share purchase price for shares purchased under the distribution reinvestment plan will be equal to NAV per share for investors who have purchased institutional shares and $9.50 for investors who have invested in retail shares.

The Company sold 20,000 shares of Common Stock to American Realty Capital Trust II Special Limited Partner, LLC, (the “Special Limited Partner”) an entity wholly owned by American Realty Capital II, LLC (the “Sponsor”) on September 20, 2010, at $10.00 per share.

The Company was formed to primarily acquire freestanding, single-tenant retail properties net leased to investment grade and other creditworthy tenants. The Company may also originate or acquire first mortgage loans secured by real estate. American Realty Capital Advisors II, LLC (the “Advisor”), is the Company’s affiliated advisor. As of the date of these financial statements, the Company has neither purchased nor contracted to purchase any real estate investments.

Substantially all of the Company’s business will be conducted through American Realty Capital Trust II Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company will be the sole general partner and holder of 99.00% of the units of the OP. Additionally, the Special Limited Partner expects to contribute $2,020 to the OP in exchange for 1.0% limited partner interest in the OP. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of Common Stock or, at the option of the OP, a corresponding number of shares of Common Stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Advisor and the dealer manager of the Offering will receive compensation and fees for services related to the Offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages of the Company.

Note 2 — Summary of Significant Accounting Policies

Development Stage Company

The Company complies with the reporting requirements of development stage enterprises. The Company expects to incur organizational, accounting and offering costs in connection with the Offering. Offering and other organization costs, which will primarily be advanced by the Advisor, are not expected to be paid before the commencement of the Offering and will be paid or reimbursed by the Company from proceeds of the Offering that are set aside for such purposes. It is the Company’s plan to complete the Offering; however, there can be no assurance that the Company’s plans to raise capital will be successful.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, investments in real estate and purchase price allocations, as applicable.

Real Estate Investments

Upon the acquisition of properties, the Company will record acquired real estate at cost and make assessments as to the useful lives of depreciable assets. The Company will consider the period of future benefit of the asset to determine the appropriate useful lives. Depreciation will be computed using the straight-line method over the estimated useful lives of forty years for buildings, five to ten years for building fixtures and improvements and the lesser of the useful life or remaining lease term for acquired intangible lease assets.

Impairment of Long Lived Assets

The Company will establish a single accounting model for the impairment or disposal of long-lived assets. Operations related to properties that have been sold or properties that are intended to be sold will be presented as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold will be designated as “held for sale” on the balance sheet.

When circumstances indicate the carrying value of a property may not be recoverable, the Company will review the asset for impairment. This review will be based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property or properties to be held and used. For properties held for sale, the impairment loss will be the adjustment to fair value less estimated cost to dispose of the asset. These assessments will have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it will be the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values. The Company will utilize independent appraisals and information management obtained on each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, as applicable, to determine the fair values of the tangible assets of an acquired property (which includes land and building), amongst other market data.

The fair values of above-market and below-market in-place lease values will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) an estimate of fair market lease rates for the corresponding in-place leases, which will generally be obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.

The fair values of in-place leases will include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant will include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs will be included in acquired intangible lease assets in the accompanying balance sheets and amortized to expense over the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships will be valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles will be included in intangible lease assets in the balance sheet and will be amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired will require the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of the Company’s reported net income. Initial purchase price allocations will be subject to change until all information is finalized, which is generally within one year of the acquisition date.

Deferred Offering Costs

The Company has incurred certain expenses in connection with registering to sell shares of its Common Stock as discussed in Note 1 — Organization and Proposed Business Operations. As of September 20, 2010, such costs, primarily relating to professional fees, totaled $46,072, and are included in deferred offering costs in the accompanying balance sheet. Simultaneous with selling shares of Common Stock, the deferred offering costs will be charged to stockholders’ equity upon the completion of the Offering or to expenses if the Offering is not completed.

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

The Company will record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitments attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. The Company will record rental revenue for the full term of each lease on a straight-line basis. When the Company acquires a property, the term of existing leases will be considered to commence as of the acquisition date for the purposes of this calculation. Cost recoveries from tenants will be included in tenant reimbursement income in the period the related costs are incurred, as applicable.

The Company’s revenues, which will be derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many leases will provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. The Company will defer the revenue related to lease payments received from tenants in advance of their due dates.

The Company will review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located, as applicable. In the event that the collectability of a receivable is in doubt, the Company will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the consolidated statement of operations.

Loan Loss Provisions

The Company may purchase or originate commercial mortgages and mezzanine loans to be held as long-term investments. The loans will be evaluated for possible impairment on at least a quarterly basis.

The asset specific reserve component of the loan loss provision relates to reserves for losses on loans considered to be impaired and measured in accordance with the accounting guidance for impaired loans. A loan is considered to be impaired when, based upon current information and events, management believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. A reserve is established when the present value of payments expected to be received or observable market prices for the estimated fair value of the collateral, if applicable, of an impaired loan is lower than the carrying value of that loan.

The portfolio-based reserve component covers the pool of loans that do not have asset specific reserves. A portfolio-based reserve will be recorded when available information indicates that it is probable that the pool of loans will recognize losses and the amount of such losses can be reasonably estimated. Reserve balances for this pool of loans is derived using estimated default rates and estimated loss severities assuming a default occurs.

Upon determination of impairment, management will establish a reserve for loan losses and a corresponding charge to earnings through the provision for loan losses. Significant judgments are required in determining impairment, which include making assumptions regarding the value of the loan, the value of the real estate or partnership interests that secure the loan, and any other applicable provisions, including guarantees and cross-collateralization features, if any.

Net Income Per Share

The Company will calculate basic income per share by dividing net income for the period by weighted-average shares of Common Stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and unvested restricted stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. For the period from September 10, 2010 (date of inception) to September 20, 2010, the calculation of net income per share is not presented because it is not a meaningful measure of the Company’s performance.

Income Taxes

The Company intends to elect and qualify to be taxed as a REIT, commencing with its taxable year ending December 31, 2011. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that qualifying distributions are paid to our stockholders, and provided the Company satisfies on a continuing basis, through actual investment and operating results, the REIT requirements, including certain asset, income, distribution and stock ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, the Company will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which the REIT qualification was lost. Accordingly, the failure to qualify as a REIT could have a material adverse impact on the Company’s results of operations and amounts available for distribution to its stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using our taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

The Company may establish and elect to treat certain of its subsidiaries as taxable REIT subsidiaries (“TRS”). In general, a TRS may hold assets and engage in activities that the Company cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

Note 3 — Share Redemption Plan.

In an effort to provide the Company's institutional common stockholders with liquidity with respect to their investment in shares of the Institutional Shares of the Company’s common stock, the Company has adopted a redemption plan whereby on a daily basis stockholders may request the redemption of all or any portion of their shares beginning on the first day of the calendar quarter following the conclusion of the escrow period. The redemption price per share will be equal to the Company's NAV per share of the class of shares being redeemed on the date of redemption. Redemptions will be limited to approximately 25% of the Company's NAV per calendar year, administered as a limitation each calendar quarter of 10% of the Company's NAV as of the last day of the previous calendar quarter, unless the Advisor determines to increase the amount available for redemptions during such quarter after taking into consideration the Company's capital needs and the amount of available cash or other liquid assets.

While there is no minimum holding period, shares redeemed within four months of the date of purchase will be redeemed at the Company's NAV per share of the class of shares being redeemed on the date of redemption less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption.

The Company's board of directors has the discretion to suspend or modify redemptions or the share redemption plan if it determines that such action is in the Company's and the Company's remaining stockholders’ best interests, or is necessary or advisable to non-redeeming stockholders, or that such action is necessary to ensure the Company's continued qualification as a REIT for federal income tax purposes.

Note 4 — Related Party Transactions and Arrangements

The Company’s Advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of its assets. All of the Company’s outstanding common stock is owned by the Sponsor.

Note 5 — Subsequent Events

The Company has evaluated subsequent events through October 7, 2010, the date which these financial statements have been issued, and have determined that there have not been any events that have occurred that would require adjustments to our disclosures in the audited financial statements except for the payment of fees of $123,884 to the Securities and Exchange Commission on September 21, 2010. These fees will be recorded as deferred offering costs in the financial statements.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning American Realty Capital Trust II, Inc., an American Realty Capital-sponsored publicly registered REIT. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsors and their affiliates. We do not believe that our affiliated programs currently in existence are in direct competition with our investment objectives. ARCT and the private note programs implemented by ARC Income Properties, LLC and ARC Income Properties II, LLC are net lease programs focused on providing current income through the payment of cash distributions, while ARC Growth Partnership, LP was formed to acquire vacant bank branch properties and opportunistically sell such properties. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL TRUST II, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of American Realty Capital II, LLC and its affiliates as a sponsor in raising and investing funds for American Realty Capital Trust, Inc. as of and for the period from its inception on August 17, 2007 through December 31, 2009. Information is provided as to the manner in which the proceeds of the offerings have been applied and the timing and length of this offering. Proceeds raised by American Realty Capital Trust, Inc. have been invested over time as investment opportunities have arisen and no specific time period has been set for the investment of 90% of the funds. American Realty Capital Trust, Inc. is an ongoing offering through January 25, 2011 and proceeds are currently being raised through the offering period.

		Percentage of total Dollar Amount Raised
	(dollars in thousands)
Dollar amount offered (total equity)	$1,500,000
Dollar amount raised from investors	144,418
Dollar amount raised from sponsor and affiliates from sale of special partnership units, and 20,000 of common stock	200
Total dollar amount raised(1)	144,618	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	2,823	1.95%
Organizational expenses	5,617	3.88%
Other	—	0.00%
Available for investment	$136,178	94.16%
Acquisition costs:
Cash down payment – (deposit)(2)	$138,839	96.00%
Proceeds from mortgage financings	185,169	128.0%
Acquisition expenses	2,402	1.66%
Acquisition fees paid to sponsor	3,197	2.2%
Total acquisition costs	$329,607	227.92%
Cash used for acquisition costs and loans made secured by real estate	$144,438	99.8%
Percentage leverage (mortgage financing divided by total)	56.18
Date offering began	3/18/2008
Number of offerings in the year	1
Length of offerings (in months)	33
Months to invest 90% of amount available for investment(3)	NA

(1)	Offering not yet completed, funds are still being raised.

(2)	Includes cash proceeds from short-term borrowings.

(3)	As of December 31, 2009, American Realty Capital Trust, Inc. is currently in its investment period and has not invested 90% of the amount offered. Assets are acquired as equity becomes available.

In the year ended December 31, 2009, American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in three separate arrangements. The total amount contributed to these arrangements for the non-controlling interests was $3.4 million. Due to the nature of these transactions, all of the related properties and associated financial data related to these arrangements are consolidated with the balances of American Realty Capital Trust, Inc.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the American Realty Capital II, LLC and its affiliates as a sponsor in raising and investing funds in ARC Income Properties LLC from its inception on June 5, 2008 to December 31, 2009, ARC Income Properties II, LLC from its inception on August 12, 2008 to December 31, 2009, ARC Income Properties III, LLC from its inception on September 29, 2009 to December 31, 2009, and ARC Growth Fund, L.P. from its inception on July 24, 2008 to December 31, 2009. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC			ARC Income Properties II, LLC		ARC Income Properties, III, LLC		ARC Growth Fund, LP
			Percentage of total Dollar Amount Raised		Percentage of total Dollar Amount Raised		Percentage of total Dollar Amount Raised		Percentage of total Dollar Amount Raised
	(dollars in thousands)
Dollar amount offered (unsecured debt)	$19,537			$13,000		$11,243		$7,850
Dollar amount raised from investors	19,537			13,000		11,243		5,275
Dollar amount contributed from sponsor and affiliates	1,975			—		—		2,575
Total dollar amount raised	$21,512		100.00%	$13,000	100.00%	$11,243	100.00%	$7,850	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196		5.56%	$323	2.48%	$666	5.92%	$—	0.00%
Organizational expenses	—		0.00%	—	0.00%	—	0.00%	—	0.00%
Available for investment	$20,316		94.44	$12,677	97.52%	$10,577	94.08	$7,850	100.00%
Acquisition costs and loans made secured by real estate:
Equity investment (cash)	$11,302		52.54%	$9,086	69.89%	$10,329	91.87%	$41,307	526.20%
Proceeds from mortgage financings	82,622	(1)	384.0%	33,399	256.9%	14,934	132.8%	19,876	253.2%
Acquisition expenses	4,734		22.01%	1,905	14.65%	20	0.1%	1,094	13.94%
Acquisition fees paid to sponsor	2,959		13.7%	423	3.2%	662	5.8%	1,316	16.7%
Total acquisition costs	$101,617		472.37%	$44,813	344.72%	$25,945	230.77%	$63,593	810.10%
Cash used for acquisition costs	$18,995		88.3%	$11,414	87.8%	$11,011	97.9%	$43,717	556.9%
Percentage leverage (mortgage financing divided by total acquisition costs)	81.31%			74.53%		57.56%		31.26%
Date offering began	6/09/2008			9/17/2008		9/29/2009		7/24/2008
Number of offerings in the year	1			1		1		1
Length of offerings (in months)	7			4		3		1
Months to invest 90% of amount available for investment	7			4		3		1

(1)	Includes mortgage note assumed for ARC Income Properties, LLC.

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital II, LLC and its affiliates by American Realty Capital Trust, Inc. as of and for the period from its inception on August 17, 2007 through December 31, 2009.

(dollar in thousands)
Date offering commenced	3/18/2008
Dollar amount raised(1)	$144,618
Amount paid to sponsor from proceeds of offering
Underwriting fees	$2,823
Acquisition fees:
Real estate commissions	$—
Advisory fees – acquisition fees	$3,197
Other – organizational and offering costs	$5,617
Other – financing coordination fees	$2,011
Dollar amount of cash generated from operations before deducting payments to sponsor	$1,487
Actual amount paid to sponsor from operations:
Property management fees	$4
Partnership management fees	—
Reimbursements	—
Leasing commissions	—
Other (asset management fees)	$145
Total amount paid to sponsor from operations	$149
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	—
Notes	—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—
Incentive fees	—
Other	—

(1)	Includes $144.4 million raised from investors and $0.2 million raised from the sponsor and its affiliates.

In the year ended December 31, 2009, American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in three separate arrangements. The total amount contributed to these arrangements for the non-controlling interests was $3.4 million. Due to the nature of these transactions, all of the related properties and associated financial data related to these arrangements are consolidated with the balances of American Realty Capital Trust, Inc.

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital II, LLC and its affiliates for ARC Income Properties LLC from its inception on June 5, 2008 to December 31, 2009, ARC Income Properties II, LLC from its inception on August 12, 2008 to December 31, 2009, ARC Income Properties III, LLC from its inception on September 29, 2009 to December 31, 2009, and ARC Growth Fund, L.P. from its inception on July 24, 2008 to December 31, 2009.

	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Growth Fund, LP
	(dollars in thousands)
Date offering commenced	6/09/2008		9/17/2008		9/29/2009		7/24/2008
Dollar amount raised	$21,512	(1)	$13,000	(2)	$11,243	(2)	$7,850	(3)

Amount paid to sponsor from proceeds of offering
Underwriting fees	$785		$323		$666		$—
Acquisition fees
Real estate commissions	$—		$—
Advisory fees – acquisition fees	$2,959		$423		$662		$1,316
Other – organizational and offering costs	$—		$—		$—		$—
Other – financing coordination fees	$939		$333		$149		$45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(1,195)		$1,731		$3,537		6,163
Actual amount paid to sponsor from operations:
Property management fees	$—		$—		$—		$—
Partnership management fees	—		—		—		—
Reimbursements	—		—		—		—
Leasing commissions	—		—		—		—
Other (explain)	—		—		—		—
Total amount paid to sponsor from operations	$—		$—		$—		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—		$—		$—		$11,880
Notes	$—		$—		$—		$18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$—		$—		$—		$—
Incentive fees	$—		$—		$—		$—
Other (disposition fees)	$—		$—		$—		$1,169
Other (refinancing fees)	$—		$—		$—		$39
0
(1)	Includes $19.5 million raised from investors and $2.0 million raised from the sponsor and its affiliates.

(2)	Amount raised from investors.

(3)	Includes $5.3 million raised from investors and $2.6 million raised from the sponsor and its affiliates.

TABLE III

OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of American Realty Capital Trust, Inc. as of the dates indicated.

	Year ended December 31, 2009	Year ended December 31, 2008	Period from August 17, 2007 (date of inception) to December 31, 2007
	(dollars in thousands)
Gross revenues	$15,511	$5,549	$—
Profit (loss) on sales of properties	—
Less:
Operating expenses	1,158	2,002	1
Interest expense	10,352	4,774	—
Depreciation	6,581	2,534	—
Amortization	1,735	522	—
Net income (loss) before noncontrolling interests – GAAP Basis	(4,315)	(4,283)	(1)
Net income (loss) attributable to noncontrolling interests – GAAP Basis	49	—	—
Net income (loss) attributable to American Realty Capital Trust, Inc.	$(4,266)	$(4,283)	$(1)

Taxable income (loss)
From operations	$(4,266)	$(4,283)	$(1)
From gain (loss) on sale	—
Cash generated from (used by) operations(1)	$(2,526)	$4,013	$(200)
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—

Cash generated from operations, sales and refinancing	$(2,526)	$4,013	$(200)
Less: Cash distribution to investors
From operating cash flow	$1,818	$296	$—
From sales and refinancing	—	—	—
From other	70	—	—
Cash generated after cash distributions	$(4,414)	$3,717	$(200)
Less: Special items
Cash generated after cash distributions and special items	$(4,414)	$3,717	(200)
Tax and distribution data per $1,000 invested
Federal income tax results:(2)(3)
Ordinary income (loss)
from operations	—	(0.33)	—
from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors
Source (on GAAP Basis)
Investment income	—	—	—
Return of capital	—	1.22	—

	Year ended December 31, 2009	Year ended December 31, 2008	Period from August 17, 2007 (date of inception) to December 31, 2007
(dollars in thousands)
Source (on GAAP basis)
Sales	—	—	—
Refinancing	—	—	—
Operations	—	1.22	—
Other	—	—	—

(1)	Includes cash paid for interest.

(2)	Based on amount raised at end of each period.

(3)	Federal income tax information for the year ended December 31, 2009 is not finalized as of the date of this filing.

ARC Income Properties II, LLC, is a private offering of debt securities. The structure of this program is such that it is required to be consolidated with the financial results of American Realty Capital Trust, Inc. in accordance with generally accepted accounting principals and therefore it is included in Table III, Operating Results for American Realty Capital Trust, Inc. Because ARC Income Properties II, LLC is also a stand-alone private program, we have included it separately in the information we disclose about our private programs.

In the year ended December 31, 2009, American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in three separate arrangements. The total amount contributed to these arrangements for the non-controlling interests was $3.4 million. Due to the nature of these transactions, all of the related properties and associated financial data related to these arrangements are consolidated with the balances of American Realty Capital Trust, Inc.

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of ARC Income Properties, LLC and ARC Income Properties II, LLC, as of the dates indicated.

	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC	ARC Growth Fund, LP
	Year ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Year ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from September 29, 2009 to December 31, 2009	Year ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
	($ in thousands)
Gross revenues	$5,347	$1,341	$3,423	$337	$341	$113	$8
Profit (loss) on sales of properties						(5,714)	9,746
Less:
Operating expenses	2,847	5	7	—	33	560	2,004
Interest expense	6,576	1,609	3,185	173	387	1,323	597
Depreciation	2,676	909	1,758	200	127	539	344
Amortization	886	—	670	—	42	—	—

Net income – GAAP Basis	$(7,638)	$(1,182)	$(2,197)	$(36)	$(248)	$(8,023)	$6,809
Taxable income (loss)
From operations	$(7,638)	$(1,182)	$(2,197)	$(36)	$(248)	$(2,309)	$(2,937)
From gain (loss) on sale	$—	$—	$—	$—	$—	$(5,714)	$9,746
Cash generated from (used by) operations(1)	$(2,349)	$1,154	$(2,282)	$4,013	$3,537	$(1,769)	$(3,226)
Cash generated from sales	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancing(1)	(2,349)	1,154	(2,282)	4,013	3,537	(2,216)	7,932

Less: Cash interest payments made to investors
From operating cash flow	$—	$—	$—	$—	$—	$—	$—
From sales and refinancing	$—	$—	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions	$(2,349)	$1,154	$(2,282)	$4,013	$3,537	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(2,349)	$1,154	$(2,282)	$4,013	$3,537	$(2,216)	$7,932

(1)	Includes interest expense for payments to investors.

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. federal income tax results for these programs is not presented.

ARC Income Properties II LLC, is a private offering of debt securities. The structure of this program is such that it is required to be consolidated with the financial results of American Realty Capital Trust, Inc. in accordance with generally accepted accounting principals and therefore it is included in Table III, Operating Results for American Realty Capital Trust, Inc. Because ARC Income Properties II, LLC is also stand-alone private program, we have included it separately in the information we disclose about our private programs.

TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES
NOT APPLICABLE.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES
NOT APPLICABLE.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES
NOT APPLICABLE.

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs having similar investment objectives to ours. All figures below are through December 31, 2009.

ARC Growth Partnership, LP

			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of Properties Including Closing Costs and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total	Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6
Bayonet Point, FL	July-08	July-08	628	—	—	—	628	—	642	642	—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)
Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)

			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of Properties Including Closing Costs and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total	Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia, PA(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
			43,243	17,340	—	—	60,583	15,877	41,829	57,706	(441)

(1)	Sale of property was to a related party.

(2)	No purchase money mortgages were taken back by any program.

(3)	Financial information for programs is prepared in accordance with GAAP, therefore, GAAP adjustments are not applicable.

(4)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.

(5)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of property.

(6)
Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operation of the property.

APPENDIX A-1: RESULTS OF NICHOLAS S. SCHORSCH’S COMPLETED PROGRAMS
(unaudited)

Year	Number of Properties Acquired	Aggregate Purchase Price of Properties Acquired	Number of Properties Sold	Aggregate Gross Proceeds from Sale of Properties	Aggregate Net Gain on Sales	Number of Properties Sold to AFRT	Aggregate Gross Proceeds from Sale of Properties to AFRT	Aggregate Net Gain on Sales to AFRT
1998	105	$22,373,000	15	$8,054,000	$4,227,000	—	$—	$—
1999	33	18,825,000	16	8,418,000	4,468,000	—	—	—
2000	8	142,931,000	33	21,871,000	8,934,000	—	—	—
2001	71	24,126,000	45	22,921,000	4,107,000	—	—	—
2002	59	64,030,000	63	32,130,000	11,377,000	93	230,500,000	N/A	(1)
2003	—	—	11	54,347,000	2,567,000	—	—	—
Total	276	$272,285,000	183	$147,741,000	$35,680,000	93	$230,500,000	$—

(1)
The consideration received was principally limited partnership units in AFRT’s operating partnership and some cash. The net aggregate gain on the sale to AFRT can not be determined since the registrant has no information as to what each investor did with his or her limited partnership units after the initial transfer to AFRT in 2002.

A-1-1

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN
American Realty Capital Trust II, Inc.
EFFECTIVE AS OF

American Realty Capital Trust II, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Realty Capital Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.           Election to Participate.  Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program ”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2.           Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.

3.           General Terms of Plan Investments.

(a)           The Company intends to offer Shares pursuant to the Plan at $9.50 per share for investors who have purchased retail shares and NAV per share for investors who have purchased institutional shares, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid.

(b)           Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c)           Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d)           For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)           Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f)           Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g)           A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of outstanding stock of the Company and not more than 9.8% (in number of shares or value, whichever is more restrictive) of any class or series of the outstanding shares of the stock of the Company.

4.           Absence of Liability.  The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5.           Suitability.  Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6.           Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the Administrator at least annually.

7.           Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8.           Reinvestment in Subsequent Programs.

(a)           After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated       (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i)           prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii)           a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi) the Subsequent Program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

(b)           The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9.           Termination.

(a)           A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b)           Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10.           State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker dealer commissions for purchases under the Plan.

11.           Amendment to or Termination of the Plan.

(a)           Except for Section 9(a) of this Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b)           The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c)           After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12.           Participation by Limited Partners of American Realty Capital Operating Partnership II, L.P.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Operating Partnership II, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13.           Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14.           Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to       , or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15.           Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

APPENDIX C

AMERICAN REALTY CAPITAL TRUST II, INC.
SUBSCRIPTION AGREEMENT

AMERICAN REALTY CAPITAL TRUST II, INC.

SUBSCRIPTION AGREEMENT
AMERICAN REALTY CAPITAL TRUST II, INC.
INSTRUCTION PAGE

In no event may a subscription of shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

PROCEDURES PRIOR TO ESCROW BREAK:

Until we have raised the minimum offering amount, your broker dealer or registered investment advisor should MAIL properly completed and executed ORIGINAL documents, along with your check payable to “Wells Fargo Bank, National Association, Escrow Agent for American Realty Capital Trust II, Inc.” to Realty Capital Securities at the following address:

American Realty Capital Trust II, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place
Suite 3300
Boston, MA 02116
Phone (888) 518-8073
Fax (877) 894-1127

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

Realty Capital Securities will then forward your check to our escrow agent, Wells Fargo Bank, National Association

If you have any questions, please call your registered representative or Realty Capital Securities, LLC at 1-877-373-2522

PROCEDURES POST-ESCROW BREAK:

Once we have raised $2,000,000, from persons who are not affiliated with us or our sponsor, your broker dealer or registered investment advisor should MAIL properly completed and executed ORIGINAL documents, along with your check payable to “American Realty Capital Trust II, Inc.” to the following address (except that Pennsylvania investors should continue to follow the instructions above until $75,000,000 has been raised. See “Prospectus Summary — Terms of the Offering” in the prospectus):

American Realty Capital Trust II, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, Missouri 64105-1407
Phone: (866) 771-2088
Fax: (877) 694-1113

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or Realty Capital Securities, LLC at 1-877-373-2522

INSTRUCTIONS TO SUBSCRIBERS

Section 1: Indicate investment amount (Make all checks payable as described above.)

Section 2: Choose type of ownership

NON-CUSTODIAL OWNERSHIP

Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 3.

Be sure to attach copies of all plan documents for Pension Plans, Trust or Corporate Partnerships required in section 2.

CUSTODIAL OWNERSHIP

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

Section 3: All names, addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 4: Choose Distribution Allocation option

Section 5: To be signed and completed by your Financial Advisor (be sure to include CRD number for FA and BD Firm and the Branch Manager’s signature)

Section 6: Have ALL owners initial and sign where indicated on Page 3

Section 7: All investors must complete and sign the substitute W9

AMERICAN REALTY CAPITAL TRUST II, INC
SUBSCRIPTION AGREEMENT

1.  YOUR INITIAL INVESTMENT All subscription payments (other than those from Pennsylvania residents) will be placed in an account held by the escrow agent, Wells Fargo Bank, National Association, in trust for subscribers’ benefit, and will be released to us only if we have sold a minimum of $2,000,000 of shares to the public by     , 2012, which is one year from the effective date of this offering. We will not sell any shares to Pennsylvania residents unless we sell a minimum of     shares, to all investors pursuant to this offering by     , 2012, which is one year from the effective date of this offering. Pending a satisfaction of this condition, all subscription payments from Pennsylvania residents will be placed in an account held by the escrow agent, Wells Fargo Bank, National Association, in trust for subscribers’ benefit, pending release to us. Funds in escrow will be invested in short-term investments that mature on or before     , 2012, which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.

Make all checks payable as described in the foregoing instructions.

Investment Amount $.	Brokerage Account Number.
The minimum initial investment is $2,500	(If applicable)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

☐ I/WE AM/ARE EMPLOYEE(S) OF REALTY CAPITAL SECURITIES, LLC, AN AFFILIATE, BROKER AND/OR AN IMMEDIATE FAMILY MEMBER OF ONE OF THE ABOVE. I/WE ACKNOWLEDGE THAT NO COMMISSION WILL BE PAID FOR THIS PURCHASE, BUT I/WE WILL RECEIVE ADDITIONAL SHARES OR FRACTIONS THEREOF.

☐ CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.

2. FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership
____ Individual

____ Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)

____ Tenants in Common

____ TOD – Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties.(Please complete Transfer on Death Registration Form. You may download the form at www.americanrealtycap.com/materials/)

____ Uniform Gift/Transfer to Minors (UGMA/UTMA)

    Under the UGMA/UTMA of the State of _______________

____ Pension or other Retirement Plan (Include Plan Documents)

____ Trust (Include title and signature pages of Trust Documents)

____ Corporation or Partnership (Include Corporate Resolution or Partnership Agreement, as applicable)

____ Other _______________________ (Include title and signature pages)

Third Party Administered Custodial Plan
(new IRA accounts will require an additional application)
☐ IRA ☐ ROTH/IRA ☐ SEP/IRA ☐ SIMPLE ☐ OTHER

Name of Custodian

Mailing Address

City, State Zip

Custodian Information (To be completed by Custodian above)

Custodian Tax ID #

Custodian Account #

Custodian Phone

3. INVESTOR INFORMATION (Please print name(s) in which Shares are to be registered.)

A. Individual/Trust/Beneficial Owner
First Name:  Middle Name:
Last Name:  Tax ID or SS#:
Street Address:  City:  State:  Zip:
Date of Birth:  (mm/dd/yyyy) ____/____/________ If Non-U.S. Citizen, specify Country of Citizenship:
Daytime Phone #:  U.S. Driver’s License Number (if available):  State of Issue:

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request.

Any such request will be subject to our verification.

B. Joint Owner/Co-Trustee/Minor
First Name:  Middle Name:
Last Name:  Tax ID or SS#:
Street Address:  City:  State:  Zip:
Date of Birth:  (mm/dd/yyyy) ____/____/________ If Non-U.S. Citizen, specify Country of Citizenship:
Daytime Phone #:

C. Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)
Street Address:
City:  State:  Zip:

D. Trust/Corporation/Partnership/Other (Trustee’s information must be provided in sections 3A and 3B) Date of Trust: ____/____/________
Entity Name/Title of Trust:  Tax ID Number:

E. Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.
Place of Birth:
City                                          State/Providence                                       Country
Immigration Status:  Permanent resident ☐    Non-permanent resident  ☐    Non-resident ☐
Check which type of document you are providing:
☐ US Driver’s License  ☐ INS Permanent resident alien card  ☐ Passport with U.S. Visa  ☐ Employment Authorization Document
☐ Passport without U.S. Visa    Bank Name (required):  Account No. (required):
☐ Foreign national identity documents    Bank address (required):   Phone No. required:
Number for the document checked above and country of issuance:

F. Employer:   Retired: ☐

4. DISTRIBUTIONS (Select only one)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your dividend distributions.

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for Shares of American Realty Capital Trust II, Inc. and elect the distribution option indicated below:

A.	______ Reinvest/Distribution Reinvestment Plan (see the final prospectus for details)

B.	______ Mail Check to the address of record

C.	______ Credit Distribution to my IRA or Other Custodian Account

D.
______ ____ Cash/Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize American Realty Capital Trust II, Inc. or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify American Realty Capital Trust II, Inc. in writing to cancel it. If American Realty Capital Trust II, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)

Name/Entity Name/Financial Institution:
Mailing Address:  City:  State:  Zip:
Account Number:  Your Bank’s ABA/Routing Nbr:
Your Bank’s Account Number:  Checking Acct:  Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*
The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature  Signature

5. BROKER DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)
The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

BROKER DEALER	Financial Advisor Name/RIA

Advisor Mailing Address

City	Zip

Advisor No.	Telephone No.

Email Address	Fax No.

Broker Dealer CRD Number	Financial Advisor CRD Number

☐  AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA):  All sales of securities must be made through a Broker dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker dealer (Section 5 must be filled in).

I acknowledge that by checking the above box, I WILL NOT RECEIVE A COMMISSION.

The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and /or RIA Signature:  Date:

Branch Manager Signature:  Date:

6. SUBSCRIBER SIGNATURES
The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner
a) I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and estimate that (without regard to American Realty Capital Trust II, Inc.) I/we have a gross income due in the current year of at least $70,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

Owner	Co-Owner
b) KANSAS INVESTORS: I/We understand and acknowledge that the Office of the Securities Commissioner of the State of Kansas recommends that I/we do not invest more than 10% of my/our liquid net worth in shares of American Realty Capital Trust II, Inc. stock and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	c) I/We have received the final prospectus of American Realty Capital Trust II, Inc.
Owner	Co-Owner	d) I/We am/are purchasing shares for my/our own account.
Owner	Co-Owner	e) I/We acknowledge that shares are not liquid.
Owner	Co-Owner	f) If an affiliate of American Realty Capital Trust II, Inc., I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

Owner Signature:  Date:

Co-Owner Signature:  Date:

Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature (Custodian or Trustee):  Date:

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR SUBSCRIBERS WHO
PURCHASE SHARES

Several states have established suitability requirements that are more stringent than the general standards for all investors described below. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors
•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of $70,000 and a minimum net worth of $70,000.

Kentucky
•
Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth..

Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington
•
Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident’s net worth.

Tennessee
•	In addition to the suitability requirements described above, investors’ maximum investment in our shares and our affiliates shall not exceed 10% of the resident’s net worth.

Kansas
•
In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Missouri
•
In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

California
•
In addition to the suitability requirements described above, investors’ maximum investment in our shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).

Alabama and Mississippi
•
In addition to the suitability standards above, shares will only be sold to Alabama and Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, “ARC” REFERS TO AMERICAN REALTY CAPITAL TRUST II, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

What Number to Give the Requester. – Social Security numbers (“SSN”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” means the Internal Revenue Service.

For this type of account:	Give the SSN of:
An individual’s account	The individual
Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
(a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee(1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:	Give the EIN of:
6. Sole proprietorship or single-owner LLC	The owner(3)
7. A valid trust, estate, or pension trust	The legal entity(4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)
You must show your individual name and you also may enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note. If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number
If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding
Backup withholding is not required on any payments made to the following payees:

•
An organization exempt from tax under Section 501(a), an individual retirement account (“IRA”), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the “Exempt TIN” box in Part 4 of the attached Substitute Form W-9, furnish your TIN, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice
Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties
•
Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

7. SUBSTITUTE W-9
To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. See the guidelines below for instructions on how to fill out the Substitute W-9.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1 – PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social security number OR Employer Identification Number

Part 2 – Certification – Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
(2) I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien)

CERTIFICATION INSTRUCTIONS – YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER BEING NOTIFIED BY THE IRS STATING THAT YOU WERE SUBJECT TO BACKUP WITHHOLDING YOU RECEIVED ANOTHER NOTIFICATION FROM THE IRS STATING YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT ITEM (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4.

SIGNATURE:  DATE:
Name (Please Print):

Address (Please Print):

Part 3 – Awaiting TIN ☐ Part 4 – Exempt TIN ☐

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU FROM THE ESCROW ACCOUNT.
PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF
SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center for Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld.
SIGNATURE:  Date:

APPENDIX D

TRANSFER ON DEATH DESIGNATION

American Realty Capital Trust II, Inc.
TRANSFER ON DEATH FORM (TOD)
This form is NOT VALID for Trust or IRA accounts.
Both pages of this form must accompany the subscription agreement.

As our transfer agent, DST Systems, Inc., is located in Missouri, a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Missouri.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.	Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana or North Carolina.

2.	Designation of beneficiaries: the account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.

3.
Primary and contingent beneficiaries:  The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.

4.
Minors as beneficiaries:  Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.

5.	Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.

6.	Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.

7.	Transfer to designated beneficiaries upon the owner’s death:

a.
Percentage designation:  Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.

b.	Form of ownership: Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.

c.
Predeceasing beneficiaries:  If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes (“LDPS”) in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.

d.	Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.

8.
Revocation or changes:  An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website www.americanrealtycap.com/materials/ or from your registered representative.

9.
Controlling terms:  The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.

a.
Divorce:  If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify American Realty Capital Trust II, Inc. of the desired change in writing as specified in paragraph 8 above.

b.	Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.

c.	Dividends, interest, capital gains, and other distributions after the account owner’s death:

i.
Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.

ii.
Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.

10.	TOD registrations may not be made irrevocable.

A — STOCKHOLDER INFORMATION

Name of stockholder(s) exactly as indicated on subscription agreement:

Stockholder Name	Mr. ☐	Mrs. ☐	Ms. ☐
				First	Middle	Last
Co-Stockholder Name (if applicable)	Mr. ☐	Mrs. ☐	Ms. ☐
				First	Middle	Last
Social Security Number(s) of Stockholder(s)					—

				Stockholder		Co-Stockholder
Daytime Telephone			State of Residence		(Not accepted from residents of Louisiana or North Carolina)

B — TRANSFER ON DEATH (Not permitted in Louisiana or North Carolina)

I (we) authorize American Realty Capital Trust II, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship

☐
Lineal Descendents per Stirpes (“LDPS”):  Check if you wish to have the account pass to children of the above-designated beneficiary(ies) if the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

C — SIGNATURE

By signing below, I (we) authorize American Realty Capital Trust II, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless American Realty Capital Trust II, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, American Realty Capital Trust II, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that American Realty Capital Trust II, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of American Realty Capital Trust II, Inc.

Signature – Investor (Required) Date	Signature – Co-Investor (If Applicable) Date

APPENDIX E

LETTER OF DIRECTION

                , 20

American Realty Capital Trust II, Inc.

c/o DST Systems, Inc.

430 W 7th Street

Kansas City, Missouri 64105-1407

Re: Registered Investment Advisory Fees

        Account No.        (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to           , my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Realty Capital Trust II, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$        ; or

    % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

E-1

APPENDIX F

NOTICE OF REVOCATION

            , 20
American Realty Capital Trust II, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105-1407

Re:	Revocation of Instruction Account No. (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account and pay such fees directly to           , my registered investment advisor, pursuant to my letter to you dated.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

F-1

APPENDIX G

PRIVACY POLICY NOTICE
AMERICAN REALTY CAPITAL TRUST II, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information and how we use the information we collect about you.

Information We May Collect.  We may collect Non-Public Personal Information about you from the following sources:

•
Information on applications, subscription agreements or other forms. This category may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license, citizenship, number of dependents, assets, income, employment history, beneficiary information and personal bank account information.

•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, transactional history and payment history.

•
Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

Why We Collect Non-Public Personal Information. We collect information from and about you:

•	in order to identify you as a customer;

•	in order to establish and maintain your customer accounts;

•	in order to complete your customer transactions;

•	in order to market investment products or services that may meet your particular financial and investing circumstances;

•	in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and

•	in order to meet our obligations under the laws and regulations that govern us.

Persons to Whom We May Disclose Information.  We may disclose all types of Non-Public Personal Information about you to the following third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•
Our Affiliated Companies.  We may offer investment products and services through certain of our affiliated companies, and we may share all of the Non-Public Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliate companies as described at the end of this notice below.

•
Nonaffiliated Financial Service Providers and Joint Marketing Partners.  From time to time, we use outside companies to perform services for us or functions on our behalf, including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Non-Public Personal Information we collect as described above to such companies. However, before we disclose Non-Public Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Non-Public Personal Information confidential and secure and to use it only as authorized by us.

•
Other Nonaffiliated Third Parties.  We do not sell or share your Non-Public Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we also may use and disclose all of the Non-Public Personal Information we collect about you to the extent permitted by law. For example, to:

•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;

•	protect the security and integrity of our records, website and customer service center;

•	protect our rights and property and the rights and property of others;

•	take precautions against liability;

•	respond to claims that your information violates the rights and interests of third parties;

•	take actions required by law or to respond to judicial process;

•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and

•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

Protecting Your Information.  Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.

•	Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers.  We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed.  We will send you a copy of this Policy annually. We also will send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?

If you have any questions about this Policy,
please do not hesitate to call               at           .

Your Right to Limit our Information Sharing with Affiliates
This Privacy Policy applies to American Realty Capital Trust II, Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies, except where such affiliate is performing services for us. We may still share with them other information about your experiences with us. You may limit our affiliates in the American Realty Capital III group of companies, such as our securities affiliates, from marketing their products or services to you based on your personal information that we collect and share with them. This information includes your account and investment history with us and your credit score.

If you want to limit our sharing of your information with our affiliates, you may contact us:

By telephone at:
By mail: Mark your choices below, fill in and send to:
AMERICAN REALTY CAPITAL TRUST II, INC.
405 Park Avenue
New York, New York 10022

☐	Do not share information about my creditworthiness with your affiliates for their everyday business purposes.

☐	Do not allow your affiliates to use my personal information to market to me.

Name:
Signature:
Your choice to limit marketing offers from our affiliates will apply for at least 5 years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another 5 years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.

Residents of some states may have additional privacy rights. We adhere to all applicable state laws.

AMERICAN REALTY CAPITAL TRUST II, INC.
Common Stock $2,000,000 SHARES OF COMMON STOCK — MINIMUM OFFERING $1,499,999,995 SHARES OF COMMON STOCK — MAXIMUM OFFERING

P R O S P E C T U S

, 2011

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by American Realty Capital Trust II, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until      (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures About Market Risk

As of the date of this prospectus, we have not yet commenced active operations. Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Item 31. Other Expenses of Issuance and Distribution (assuming sale of maximum offering).

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the SEC registration fee and FINRA filing fee have been estimated.

SEC registration fee	$123,884
FINRA filing fee	$75,500
Printing and mailing expenses	$3,000,000
Blue sky filing fees and expenses	$200,000
Legal fees and expenses	$2,500,000
Accounting fees and expenses	$600,000
Transfer agent and escrow fees	$5,325,000
Advertising and sales literature	$4,500,000
Due diligence expenses	$2,000,000
Miscellaneous(1)	$4,175,616
Total	$22,500,000

(1)
These miscellaneous expenses include issuer seminar, office rent and utilities, rental equipment, repairs and maintenance, telephone and internet, hardware and software, software licenses and maintenance, supplies, office furniture, website hosting and development and industry associations and sponsorships.

Item 32. Sales to Special Parties.

American Realty Capital Trust II Special Limited Partner, LLC will receive a special limited partner interest of our operating partnership. Stockholders will be allowed to purchase shares pursuant to our distribution reinvestment plan. Subscribers to retail shares which are entitled to volume discounts will pay reduced selling commissions. Our executive officers and directors, as well as officers and employees of American Realty Capital Advisors II, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase retail shares offered in this offering at a discount. The purchase price will be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.60 per share and a dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. See the sections entitled “Plan of Distribution — Volume Discounts” and “— Shares Purchased by Affiliates” in this prospectus.

Item 33. Recent Sale of Unregistered Securities

Not applicable.

Item 34. Indemnification of Directors and Officers.

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that: (i) the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the person seeking indemnification was acting on our behalf or performing services for us; and (iii) the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct.

In any such case, the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

In addition, we will not indemnify any director, our advisor or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates in advance of final disposition of a proceeding only if: (i) the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; (iii) the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (iv) the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements:

The following documents are filed as part of this registration statement:

American Realty Capital Trust II, Inc., Balance Sheet as of September 20, 2010 and the related Statement of Stockholder’s Equity and Statement of Cash Flows for the period from September 10, 2010 to September 20, 2010, and Notes to Financial Statements, dated as of September 20, 2010.

(b) Exhibits:

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37. Undertakings

(A) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (1) each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and (2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(C) The undersigned registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(D) The undersigned registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first year of operations of the registrant.

(E) The undersigned registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(F) The undersigned registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment ( i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(G) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(H) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PUBLIC PROGRAMS

The table below presents information concerning the acquisition of properties from its inception on August 17, 2007 to December 31, 2009 by American Realty Capital Trust, Inc., sponsored by American Realty Capital II, LLC and its predecessor entities and affiliates.

Name	Location	Type of Property	Number of Units	Total Gross Leasable Space (Sq. ft.)	Date of Purchase	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Acquisition Cost
	(dollars in thousands)
Federal Express	Pennsylvania	Distribution facility	1	55,440	March 2008	$6,965	$3,243	$9,791	$—	$417	$10,208

First Niagara (formerly Harleysville National Bank)	Pennsylvania	Bank Branches	15	177,774	March 2008	31,000	10,676	41,386	—	$290	41,676

Rockland Trust Company	Massachusetts	Bank Branches	18	121,057	May 2008	24,413	8,704	32,510	—	$607	33,117

PNC Bank (formerly National City bank)	Florida	Bank Branches	2	8,403	September and October 2008	4,500	2,353	6,731	—	$122	6,853

Rite Aid	Pennsylvania and Ohio	Pharmacies	6	74,919	September 2008	12,808	6,031	18,762	—	$77	18,839

PNC Bank	New Jersey, Ohio, Pennsylvania	Bank Branches	50	275,436	November 2008	33,399	11,414	42,709	—	$2,104	44,813

Federal Express Distribution Center	Texas	Distribution facility	1	152,640	July 2009	—	31,780	31,692	88	—	31,780

Walgreens	Texas	Pharmacies	1	14,820	July 2009	1,550	2,377	3,818	109	—	3,927

CVS	Various	Pharmacies	10	131,105	September 2009	23,750	17,050	40,649	151	—	40,800

CVS II	Various	Pharmacies	15	198,729	November 2009	33,068	26,810	59,788	90	—	59,878

Home Depot	Kansas	Distribution facility	1	465,600	December 2009	13,716	9,817	23,532	1		23,533

BSFS	Florida, Oklahoma	Retail	5	47,218	December 2009	—	12,449	12,415	34		12,449

Advance Auto	Michigan	Retail	1	7,000	December 2009	—	1,734	1,730	4		1,734
			126	1,730,141		$185,169	$144,438	$325,513	$477	$3,617	$329,607

In the year ended December 31, 2009, American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in three separate arrangements. The total amount contributed to these arrangements for the noncontrolling interests was $3.4 million. Due to the nature of these transactions, all of the related properties and associated financial data related to these arrangements are consolidated with the balances of American Realty Capital Trust, Inc.

TABLE VI

ACQUISITIONS OF PROPERTIES BY NON-PUBLIC PROGRAMS

The table below presents information concerning the acquisition of properties from non-public programs from their inception to December 31, 2009, sponsored by American Realty Capital II, LLC and its predecessor entities and affiliates.

Name	Location	Type of Property	Number of Units	Total Gross Leasable Space (Sq. ft.)	Date of Purchase	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Acquisition Cost
	(dollars in thousands)
ARC Income Properties, LLC – Citizens Bank	Various	Bank Branches	89	303,130	July 2008 to August 2009	$82,622	$18,995	$96,883	$2,802	1,932	$101,617

ARC Income Properties II, LLC – PNC Bank	New Jersey, Ohio, Pennsylvania	Bank Branches	50	275,436	November 2008	33,399	11,414	42,709	—	2,104	44,813

ARC Income Properties III, LLC – Home Depot	South Carolina	Distribution facility	1	465,600	November 2009	14,934	11,011	25,925	20	20	25,945

ARC Growth Partnership, LP – Wachovia Bank(1)	Various	Bank Branches	52	229,544	July to December 2008	19,876	43,717	61,124	—	2,469	63,593
			192	1,273,710		$150,831	$85,137	$226,641	$2,822	$6,525	$235,968

(1)
ARC Growth Partnership, LP mutually terminated the contractual agreement with Wachovia Bank, N.A. in March 2009, and has not acquired any vacant bank branches following this termination. ARC Growth Partnership, LP is currently in the process of selling its remaining assets.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on the 7th day of October, 2010.

AMERICAN REALTY CAPITAL TRUST II, INC.
By: /s/ NICHOLAS S. SCHORSCH NICHOLAS S. SCHORSCH CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ Nicholas S. Schorsch	Chief Executive Officer and	October 7, 2010
Nicholas S. Schorsch	Chairman of the Board of Directors

/s/ William M. Kahane	Chief Operating Officer, President and Director	October 7, 2010
William M. Kahane

/s/ Brian S. Block	Executive Vice President and Chief	October 7, 2010
Brian S. Block	Financial Officer (principal accounting officer)

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this registration statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description

1.1(1)	Form of Dealer Manager Agreement among American Realty Capital Trust II, Inc., American Realty Capital Advisors II, LLC and Realty Capital Securities, LLC.

1.2(1)	Form of Soliciting Dealer Agreement between Realty Capital Securities, LLC and the Soliciting Dealers.

3.1(1)	Form of Articles of Amendment and Restatement for American Realty Capital Trust II, Inc.

3.2(1)	By-laws of American Realty Capital Trust II, Inc.

4.1(1)	Form of Agreement of Limited Partnership of American Realty Capital Operating Partnership II, L.P.

5.1(2)	Opinion of Venable LLP

8.1(2)	Opinion of Proskauer Rose LLP as to tax matters.

10.1(2)	Form of Escrow Agreement among American Realty Capital Trust II, Inc., Wells Fargo Bank, National Association and Realty Capital Securities, LLC.

10.2(1)	Form of Advisory Agreement, by and among American Realty Capital Trust II, Inc., American Realty Capital Operating Partnership II, L.P. and American Realty Capital Advisors II, LLC

10.3(1)	Form of Property Management and Leasing Agreement, among American Realty Capital Trust II, Inc., American Realty Capital Operating Partnership II, L.P. and American Realty Capital Properties II, LLC.

10.4(2)	Form of Company’s Restricted Share Plan

10.5(2)	Form of Company’s Stock Option Plan

23.1(1)	Consent of Grant Thornton LLP

23.2(2)	Consent of Venable LLP (included in Exhibit 5.1)

23.3(2)	Consent of Proskauer Rose LLP (included in Exhibit 8.1)

24	Power of Attorney

(1)	Filed herewith.

(2)	To be filed by amendment.